UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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PINNACLE ENTERTAINMENT, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 1, 2017

TO THE STOCKHOLDERS OF PINNACLE ENTERTAINMENT, INC.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), will be held on Monday, May 1, 2017, at 9:00 a.m., local time, at Ameristar Casino Resort Spa St. Charles, 1 Ameristar Boulevard, St. Charles, Missouri 63301, and at any adjournments or postponements thereof (the “Annual Meeting”), for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect eight directors to serve on the Company’s Board of Directors for the coming year, each to hold office until the next annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified);

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

3.	To act upon an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers;

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2017 fiscal year;

5.	To approve the “performance-based” compensation provisions of the 2016 Equity and Performance Incentive Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended; and

6.	To act upon such other business as may properly come before the Annual Meeting or before any adjournments or postponements thereof by or at the direction of the Board of Directors.

We are taking advantage of rules of the Securities and Exchange Commission that allow us to furnish proxy materials to you via the Internet. Unless you have already requested to receive a printed set of proxy materials, you will receive a Notice Regarding the Availability of Proxy Materials (the “Notice”). The Notice contains instructions on how to access proxy materials and vote your shares via the Internet or, if you prefer, to request a printed set of proxy materials at no additional cost to you. We believe that this approach provides a convenient way for you to access your proxy materials and vote your shares, while lowering our printing and delivery costs and reducing the environmental impact associated with our Annual Meeting.

Stockholders of record as of March 6, 2017 can vote at the Annual Meeting. On or about March 14, 2017, we will mail the Notice or, for stockholders who have already requested to receive a printed set of proxy materials, this proxy statement, the accompanying proxy card and annual report. Please vote before the Annual Meeting in one of the following ways:

1.	By Internet—You can vote over the Internet at www.proxyvote.com by entering the control number found on your Notice or proxy card;

2.	By Telephone—You can vote by telephone by calling 1-800-690-6903 and entering the control number found on your Notice or proxy card; or

3.	By Mail— If you received your proxy materials by mail, you can vote by signing, dating and mailing the proxy card in the pre-paid enclosed envelope.

Your vote is very important. Please vote before the Annual Meeting using one of the methods above to ensure that your vote will be counted. Your proxy may be revoked at any time before the vote at the Annual Meeting by following the procedures outlined in the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Donna S. Negrotto
Secretary

Las Vegas, Nevada

March 14, 2017

PINNACLE ENTERTAINMENT, INC.

3980 HOWARD HUGHES PARKWAY

LAS VEGAS, NEVADA 89169

PROXY STATEMENT RELATING TO

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 1, 2017

This Proxy Statement is being furnished to the stockholders of Pinnacle Entertainment, Inc., a Delaware corporation (“Pinnacle” or the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board of Directors” or the “Board”) for use at the Annual Meeting of the Company’s stockholders to be held on Monday, May 1, 2017, at 9:00 a.m., local time, at Ameristar Casino Resort Spa St. Charles, 1 Ameristar Boulevard, St. Charles, Missouri 63301, and at any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, holders of the Company’s Common Stock, $0.01 par value per share (“Pinnacle Common Stock”), will be asked to vote upon:

1.	The election of eight directors to serve on the Company’s Board of Directors for the coming year, each to hold office until the next annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified);

2.	The approval, on an advisory basis, of the compensation of the Company’s named executive officers;

3.	An advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers;

4.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2017 fiscal year;

5.	The approval of the “performance-based” compensation provisions of the 2016 Equity and Performance Incentive Plan (the “2016 Plan”) to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); and

6.	Any other business as may properly come before the Annual Meeting or before any adjournments or postponements thereof by or at the direction of the Board of Directors.

This Proxy Statement, the accompanying Proxy Card, the Notice Regarding the Availability of Proxy Materials (the “Notice”) and the Annual Report to Stockholders (the “Annual Report”) are first being mailed to the Company’s stockholders on or about March 14, 2017. The address of the principal executive offices of the Company is 3980 Howard Hughes Parkway, Las Vegas, Nevada 89169.

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

2017 ANNUAL MEETING OF STOCKHOLDERS INFORMATION

Date and Time:	Monday, May 1, 2017 at 9:00 a.m. Central Time
Place:	Ameristar Casino Resort Spa St. Charles, located at 1 Ameristar Boulevard, St. Charles, Missouri 63301
Record Date:	March 6, 2017

VOTING MATTERS

Proposals	Board Recommendation	Page Number for Additional Information
1. Election of Directors	FOR	8
2. Advisory Vote to Approve Executive Compensation	FOR	52
3. Advisory Vote on Frequency of Future Advisory Votes to Approve Executive Compensation	1 YEAR	53
4. Ratification of Independent Registered Public Accounting Firm	FOR	54
5. Approval of “performance-based” compensation provisions of the 2016 Equity and Performance Incentive Plan	FOR	57

OUR DIRECTOR NOMINEES

					Committee Memberships
Name	Age	Director Since	Principal Occupation & Employer	Independent	AC	CC	CGC	Comp C	Other Current Public Boards
Charles L. Atwood	68	2016	Corporate Director, Advisor and Lead Trustee, Equity Residential	Yes					1
Stephen C. Comer	67	2016	Retired Accounting Firm Managing Partner	Yes					1
Ron Huberman	45	2017	Senior Advisor of PeopleAdmin	Yes
James L. Martineau	76	2016	Non-Executive Chairman of the Board, Business Advisor and Private Investor	Yes
Desirée Rogers	57	2016	Chief Executive Officer of Johnson Publishing Company, LLC	Yes
Carlos A. Ruisanchez	46	2016	President and Chief Financial Officer of Pinnacle Entertainment, Inc.	No
Anthony M. Sanfilippo	58	2016	Chief Executive Officer of Pinnacle Entertainment, Inc.	No
Jaynie Miller Studenmund	62	2016	Corporate Director and Advisor	Yes					1

AC = Audit Committee        CC = Compensation Committee        CNC = Corporate Governance and Nominating Committee Comp

C = Compliance Committee

 = Member          = Chair

Size of Board Following Annual Meeting	8
Number of Independent Directors	6
Board Committees Consist Entirely of Independent Directors	Yes
All Directors Attended at least 75% of Meetings Held	Yes
Annual Election of All Directors	Yes
Majority Voting for Directors	Yes
Independent Directors Meet Regularly in Executive Session	Yes
Annual Board and Committee Self-Evaluations	Yes
Stockholder Ability to Call Special Meetings	Yes
Stockholder Ability to Act by Written Consent	Yes
Annual Advisory Approval of Executive Compensation	Yes
Stock Ownership Requirements for Directors and Executive Officers	Yes

OUR EXECUTIVE COMPENSATION PHILOSOPHY AND PRACTICES

We pay our named executive officers both a base salary and performance-based incentive awards that result in above target pay when performance is high, and below target pay when performance is poor, a compensation practice referred to as pay-for-performance. The overriding principle driving our executive compensation programs is our belief that it benefits our stockholders for management’s compensation to be tied to our current and long-term performance. In 2016, the following factors demonstrate our continued and heightened commitment to pay-for-performance and to corporate governance best practices:

•	A significant percentage (over 60%) of our executive officers’ compensation consists of long-term and short-term incentive awards.

•	We do not provide for gross-ups of excise tax values under Section 4999 of the Internal Revenue Code.

•

We have clawback provisions, providing for the return of any excess compensation received by an executive officer if our financial statements are the subject of a restatement and the executive officer has received an “excess bonus” for the relevant fiscal year.

•

Our executive officers and directors are prohibited from hedging their ownership of Pinnacle Common Stock, including transactions in puts, calls, or other derivative instruments related to Pinnacle Common Stock.

•	Our executive officers and directors are prohibited from placing shares of Pinnacle Common Stock in margin accounts and pledging shares of Pinnacle Common Stock.

•

While our cash incentive compensation is designed to reward outstanding performance of our executive officers, payouts under each plan are capped to discourage excessive or inappropriate risk taking by our executive officers.

•	Long-term incentive awards are denominated entirely in equity and contain multi-year vesting requirements.

•	Executive compensation programs are overseen by a Compensation Committee comprised entirely of independent directors.

2016 COMPENSATION COMPONENTS:

Component	Key Characteristics
Base Salary	Based on positioning relative to market, individual role, performance and contribution levels.

Annual Incentive Plan	Our executive officers are eligible to receive performance-based compensation contingent upon our achievement of non-GAAP Adjusted EBITDA.

Stock Option Awards	Stock options vest over four years with a seven year term.

Restricted Stock Units	Restricted stock units vest over four years.

Restricted Stock	Restricted stock are subject to a performance period beginning on April 28, 2016 and ending on December 31, 2018 and the number of shares of common stock that vest are based on total shareholder return achievement relative to the S&P Leisure Time Services Select Industry Index.

ANNUAL MEETING

Record Date; Outstanding Shares; Quorum

Only holders of record of Pinnacle Common Stock at the close of business on March 6, 2017 (the “Record Date”) will be entitled to receive notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 56,409,072 shares of Pinnacle Common Stock outstanding and entitled to vote, held of record by 1,753 stockholders. A majority, or 28,204,537 of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each of the Company’s stockholders is entitled to one vote for each share of Pinnacle Common Stock held as of the Record Date.

Voting of Proxies; Votes Required

All properly executed, returned and unrevoked Proxy Cards will be voted in accordance with the instructions indicated thereon. Executed but unmarked Proxy Cards will be voted: (i) “FOR” the election of each director nominee listed on the Proxy Card; (ii) “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers; (iii) for “1 YEAR” for the frequency of future advisory votes on the compensation of the Company’s named executive officers; (iv) “FOR” the ratification of the appointment of the independent auditors for the 2017 fiscal year; and (v) “FOR” the approval of the “performance-based” compensation provisions of the 2016 Plan to comply with the requirements of Section 162(m) of the Code. The Board of Directors does not presently intend to bring any business before the Annual Meeting other than that referred to in this Proxy Statement and specified in the Notice. By signing the Proxy Cards, stockholders confer discretionary authority on the proxies (who are persons designated by the Board of Directors) to vote all shares covered by the Proxy Cards in their discretion on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof, including any motion made for adjournment of the Annual Meeting.

You may submit your proxy by mail, telephone or the Internet. Proxies submitted by any of those methods will be treated in the same manner. If you are a stockholder of record, you may submit your proxy by signing and returning the enclosed Proxy Card by mail, telephone at 1-800-690-6903 or on the Internet at www.proxyvote.com. If you hold your shares in street name, please follow the voting instructions forwarded to you by your bank, broker or other nominee.

Whether the proxy is submitted by mail, telephone or the Internet, any stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (i) delivering a written revocation to, or delivering a duly executed proxy bearing a later date to, the Secretary of the Company, at 3980 Howard Hughes Parkway, Las Vegas, Nevada 89169, or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). If you voted by telephone or the Internet and wish to change your vote, you may call the toll-free number or go to the Internet site, as may be applicable in the case of your earlier vote, and follow the directions for changing your vote.

The Company has adopted a majority vote standard in uncontested director elections. To be elected, each director nominee must receive more “FOR” votes than “AGAINST” votes. Abstentions and “broker non-votes” (as defined below) will have no effect on the election of directors because only votes “FOR” or “AGAINST” a nominee will be counted.

The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers requires approval by the affirmative vote of a majority of the votes cast “FOR” or “AGAINST” with respect to such proposal.

For the proposal regarding the frequency of future advisory votes on the compensation of the Company’s named executive officers, the frequency of one year, two years, or three years that receives the affirmative vote of a plurality of the votes cast will be treated by our Board as the frequency recommended by our stockholders for future advisory votes on the compensation of the Company’s named executive officers.

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2017 fiscal year requires approval by the affirmative vote of a majority of the votes cast “FOR” or “AGAINST” with respect to such proposal.

The proposal to approve the “performance-based” compensation provisions of the 2016 Plan to comply with the requirements of Section 162(m) of the Code requires approval by the affirmative vote of a majority of the votes cast “FOR” or “AGAINST” with respect to such proposal.

Abstentions and Broker Non-Votes

A stockholder may “ABSTAIN” on any proposal that may properly come before the Annual Meeting. If a stockholder chooses to “ABSTAIN,” such stockholder’s shares will be considered present at the Annual Meeting for purposes of determining a quorum on all matters and will be considered entitled to vote, but will have no effect with respect to the outcome of the vote of Proposal Nos. 1, 2, 3, 4 and 5.

If a broker or other financial institution holds a client’s shares in its name and the client does not provide voting instructions to them, that firm has discretion to vote such shares for certain routine matters. Proposal No. 4, the ratification of the appointment of our independent auditor, is a routine matter. On the other hand, the broker or other financial institution that holds a client’s shares in its name does not have discretion to vote such shares for non-routine matters. Proposal Nos. 1, 2, 3 and 5 are non-routine matters, and the firm that holds shares in its name may not vote on those items, absent instruction from the client. When a firm votes a client’s shares on some, but not all, of the proposals at the Annual Meeting, the missing votes are referred to as “broker non-votes.” Those shares will be included in determining the presence of a quorum at the Annual Meeting. Broker non-votes will have no effect on Proposal Nos. 1, 2, 3, 4 and 5.

Delivery of One Annual Report, Proxy Statement or Notice to a Single Household to Reduce Duplicate Mailings

In connection with the Annual Meeting, the Company is required to send to each stockholder of record the Annual Report, Proxy Statement or Notice, and to arrange for an Annual Report, Proxy Statement or Notice to be sent to each beneficial stockholder whose shares are held by or in the name of a broker, bank, trust or other nominee. Because many stockholders hold shares of Pinnacle Common Stock in multiple accounts, this process would result in duplicate mailings of the Annual Report, Proxy Statement or Notice to stockholders who share the same address. To avoid this duplication, unless the Company receives instructions to the contrary from one or more of the stockholders sharing a mailing address, only one Annual Report, Proxy Statement or Notice will be sent to each address. Stockholders may, on their own initiative, avoid receiving duplicate mailings and save the Company the cost of producing and mailing duplicate documents as follows:

Stockholders of Record. If your shares are registered in your own name and you are interested in consenting to the delivery of a single Annual Report, Proxy Statement or Notice, to enroll in the electronic delivery service go directly to our transfer agent’s website at www.amstock.com anytime and follow the instructions.

Beneficial Stockholders. If your shares are not registered in your own name, your broker, bank, trust or other nominee that holds your shares may have asked you to consent to the delivery of a single Annual Report, Proxy Statement or Notice if there are other Pinnacle Entertainment, Inc. stockholders who share an address with you. If you currently receive more than one Annual Report, Proxy Statement or Notice at your household, and would like to receive only one copy of each in the future, you should contact your nominee.

Right to Request Separate Copies. If you consent to the delivery of a single Annual Report, Proxy Statement or Notice but later decide that you would prefer to receive a separate copy of the Annual Report, Proxy Statement or Notice for each stockholder sharing your address, then please notify us or your nominee, as applicable, and we or they will promptly deliver such additional Annual Reports, Proxy Statements or Notices. If you wish to receive a separate copy of the Annual Report, Proxy Statement or Notice for each stockholder sharing your address in the future, you may contact our transfer agent, American Stock Transfer & Trust Company, LLC, directly by telephone at 1-800-937-5449, by mail at 6201 15th Avenue, Brooklyn, NY 11219 or by visiting its website at www.amstock.com and following the instructions.

Appraisal and Dissenters’ Rights

Under Delaware law, stockholders are not entitled to appraisal or dissenters’ rights with respect to the Proposals presented in this Proxy Statement.

Solicitation of Proxies and Expenses

Proxies are being solicited by the Company. The Company will bear the cost of the solicitation of proxies from its stockholders, although stockholders who vote by telephone or the Internet may incur telephone or Internet access charges. The directors, executive officers and employees of the Company may solicit proxies by mail, Internet, telephone, telegram, letter, facsimile, e-mail or in person. Such directors, executive officers and employees will not be specifically compensated for such services. The Company has retained D.F. King & Co., Inc. to assist with solicitation of proxies for a fee of approximately $25,000 plus reimbursement for out-of-pocket expenses. Arrangements may also be made with brokers, custodians, nominees, and other record holders to forward proxy solicitation materials to the beneficial owners of shares of Pinnacle Common Stock held of record by such brokers, custodians, nominees and other record holders, and the Company may reimburse them for their reasonable out-of-pocket expenses incurred in connection therewith.

Spin-Off and Merger with Gaming and Leisure Properties, Inc. and related defined terms.

References in this Proxy Statement to “Pinnacle,” the “Company,” “we,” “our” or “us” refer to Pinnacle Entertainment, Inc. and its subsidiaries, except where stated or the context otherwise indicates. References to “Former Pinnacle” refer to Pinnacle Entertainment, Inc. prior to the Spin-Off and Merger (as such terms are defined below). In April 2016, Former Pinnacle completed the transactions under the terms of a definitive agreement (the “Merger Agreement”) with Gaming and Leisure Properties, Inc. (“GLPI”), a real estate investment trust. Pursuant to the terms of the Merger Agreement, Former Pinnacle separated its operating assets and liabilities (and its Belterra Park property and excess land at certain locations) into the Company, a newly formed subsidiary initially named PNK Entertainment, Inc., and distributed to its stockholders, on a pro rata basis, all of the issued and outstanding shares of common stock of the Company (such distribution referred to as the “Spin-Off”). Gold Merger Sub, LLC, a wholly owned subsidiary of GLPI (“Merger Sub”), then merged with and into Former Pinnacle (the “Merger”), with Merger Sub surviving the Merger as a wholly owned subsidiary of GLPI. Following the Merger, the Company was renamed Pinnacle Entertainment, Inc.

PROPOSAL 1

ELECTION OF DIRECTORS

(Item No. 1 on Proxy Card)

At the Annual Meeting, holders of Pinnacle Common Stock will be asked to vote on the election of eight directors who will constitute the full Board of Directors of the Company. The Board of Directors has adopted a majority vote standard in uncontested director elections. Because we did not receive advance notice under our Bylaws of any stockholder nominees for director, the 2017 election of directors is an uncontested election. To be elected in an uncontested election, a director nominee must receive more “FOR” votes than “AGAINST” votes. Abstentions and “broker non-votes” will have no effect on the election of directors because only votes “FOR” or “AGAINST” a nominee will be counted. Your brokerage firm or other nominee may not vote your shares with respect to the election of directors without specific instructions from you as to how to vote with respect to the election of each of the eight nominees for director, because the election of directors is not considered a “routine” matter.

Each director elected will hold office until the next annual meeting of stockholders (and until his or her successor shall have been duly elected and qualified). The Company is a Delaware corporation and, under Delaware law, if an incumbent director is not elected, that director remains in office until the director’s successor is duly elected and qualified or until the director’s earlier resignation or removal. To address this potential outcome, the Board has adopted a director resignation and recusal policy in our Corporate Governance Guidelines. Under this policy, the Board of Directors will nominate for re-election only those incumbent candidates who tender irrevocable resignations. The Board of Directors has obtained such resignations from each director nominee for election at the Annual Meeting. The irrevocable resignations will be effective upon (1) the failure to receive the required vote at any annual meeting at which directors are nominated for re-election and (2) Board acceptance of the resignations. In the event that a director nominee does not receive the required vote at the Annual Meeting, the Corporate Governance and Nominating Committee will recommend to the Board of Directors whether to accept or reject a tendered resignation. The Board of Directors will publicly disclose its decision within 90 days following certification of the stockholder vote. In addition, the Board of Directors expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. If the Board of Directors does not accept the resignation, the director will continue to serve until the next annual meeting and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. If the Board of Directors accepts the resignation, then the Board of Directors, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board of Directors.

After the Annual Meeting, the Board of Directors may increase the size of the Board and fill any resulting vacancy or vacancies. If the Board of Directors increases the size of the Board and elects a new director to fill the resulting vacancy or vacancies, the new director or directors must stand for election at the next year’s annual meeting of stockholders.

General

Each proxy received will be voted for the election of the persons named below, unless the stockholder signing such proxy abstains with respect to one or more of these nominees in the manner described in the proxy. Although it is not contemplated that any nominee named below will decline or be unable to serve as a director, in the event any nominee declines or is unable to serve as a director, the proxies will be voted by the proxy holders for a substitute nominee as directed by the Board of Directors.

There are no family relationships between any director, nominee or executive officer and any other director, nominee or executive officer of the Company. There are no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he has been or will be selected as a director, nominee and/or executive officer of the Company other than arrangements or understandings with any such director, nominee and/or executive officer acting in his or her capacity as such. See “—Information Regarding the Director Nominees.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF ALL OF THE NOMINEES LISTED BELOW.

Selection of Nominees for Director

It is the policy of the Board, as set forth in the Company’s Corporate Governance Guidelines, to select director nominees who have achieved success in their personal fields and who demonstrate integrity and high personal and professional ethics, sound business judgment, and willingness to devote the requisite time to their duties as director, and who will contribute to the Company’s overall corporate goals. Board members are evaluated and selected based on their individual merit, as well as in the context of the needs of the Board as a whole.

The Corporate Governance and Nominating Committee is responsible for identifying, recruiting, reviewing, and recommending to the Board qualified individuals to be nominated for election or reelection as directors, consistent with the criteria set forth in the Company’s Corporate Governance Guidelines. Depending on the circumstances, the Corporate Governance and Nominating Committee considers candidates recommended by Board members, third parties and, to the extent deemed appropriate, director search firms.

Before recommending to the Board a new or incumbent director for election or reelection, the Corporate Governance and Nominating Committee reviews his or her qualifications, including capability, availability to serve, conflicts of interest, understanding of the gaming industry, finance and other elements relevant to the Company’s business, educational, business and professional background, age and past performance as a Board member (including past attendance at, and participation in, meetings of the Board and its committees and contributions to their activities). The Corporate Governance and Nominating Committee, in conducting such evaluation, may also take into account such other factors as it deems relevant. The Corporate Governance and Nominating Committee also receives disclosures relating to a director’s independence and assists the Board in making determinations as to the independence of the directors. The Corporate Governance and Nominating Committee also conducts an annual review of the composition of the Board as a whole, including whether the Board reflects the appropriate degree of independence, balance of sound judgment, business specialization, technical skills, diversity and other desired qualities, and satisfies the other requirements set forth in the Company’s Corporate Governance Guidelines.

In particular, the Corporate Governance and Nominating Committee seeks directors with established strong professional reputations and expertise in areas relevant to the strategy and operations of the Company’s business. While the Company’s Corporate Governance Guidelines do not prescribe diversity standards, as a matter of practice, the Corporate Governance and Nominating Committee considers diversity in the context of the Board as a whole and takes into account the personal characteristics (gender, ethnicity, age) and experience (industry, professional, public service) of current and prospective directors to facilitate Board deliberations that reflect a broad range of perspectives. The Corporate Governance and Nominating Committee considers the effectiveness of those efforts as part of its annual self-evaluation process.

The Corporate Governance and Nominating Committee will consider Board nominee recommendations by stockholders who have beneficially owned more than five percent of the Company’s then-outstanding shares of Pinnacle Common Stock for at least two consecutive years as of the date of making the proposal and who submit in writing the names and supporting information to the Chair of the Corporate Governance and Nominating Committee at the address of the Company’s principal executive offices. A stockholder recommendation must contain: (a) the name and address of the stockholder making the recommendation, the class and number of shares of the Company’s capital stock owned beneficially by such stockholder, and documentary support that such stockholder satisfies the requisite stock ownership threshold and holding period; and (b) as to the proposed nominee, the name, age, business and residence addresses, principal occupation or employment, number of shares of Pinnacle Common Stock held by the nominee, a résumé of his or her business and educational background, information that would be required in a proxy statement soliciting proxies for the election of such nominee, and a signed consent of the nominee to serve as a director, if nominated and elected. In order to be considered, a stockholder recommendation for nomination with respect to an upcoming annual meeting of stockholders must be received by the Chair of the Corporate Governance and Nominating Committee no later than the 120th calendar day before the first anniversary of the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting, with certain exceptions that are set forth in the Company’s Corporate Governance Guidelines.

The Company’s policies and procedures regarding the selection of director nominees are described in greater detail in the Company’s Corporate Governance Guidelines and the Charter of the Corporate Governance and Nominating Committee, which are available on the Company’s website at www.pnkinc.com. In addition, printed copies of such Corporate Governance Guidelines and the Charter of the Corporate Governance and Nominating Committee are available upon written request to Investor Relations, Pinnacle Entertainment, Inc., 3980 Howard Hughes Parkway, Las Vegas, Nevada 89169.

As contrasted to a stockholder recommendation of a nominee for consideration by the Company’s Corporate Governance and Nominating Committee, stockholders who wish to nominate directors at future annual meetings must comply with the applicable provisions of the Company’s Bylaws, as described in this Proxy Statement under the caption “Stockholder Proposals for the Next Annual Meeting.”

Information Regarding the Director Nominees

Set forth below is information with respect to the nominees, including their recent employment or principal occupation, a summary of their specific experience, qualifications, attributes or skills that led to the conclusion that they are qualified to serve as a director, the names of other public companies for which they currently serve as a director or have served as a director within the past five years, their period of service as a Pinnacle director and their age. All of the nominees have consented to being named in this Proxy Statement and have agreed to serve on the Board of Directors, if elected.

Name	Age	Position with the Company
Charles L. Atwood (a)(b)(d)	68	Director
Stephen C. Comer (a)(b)	67	Director
Ron Huberman	45	Director
James L. Martineau (d)	76	Non-Executive Chairman of the Board and Director
Desirée Rogers (a)(d)	57	Director
Carlos A. Ruisanchez (c)	46	President, Chief Financial Officer and Director
Anthony M. Sanfilippo	58	Chief Executive Officer and Director
Jaynie M. Studenmund (b)(c)	62	Director

(a)	Member of the Audit Committee
(b)	Member of the Compensation Committee
(c)	Member of the Compliance Committee
(d)	Member of the Corporate Governance and Nominating Committee

Charles L. Atwood—has been a director since April 2016 and served as a director of Former Pinnacle from March 2015 to April 2016. Since March 2009, he has served as lead trustee of Equity Residential, a public real estate investment trust. He also served as Vice Chairman of the Board of Directors of Harrah’s Entertainment, Inc. (now known as Caesars Entertainment Corporation), a private gaming and hospitality company, until retiring from Harrah’s in December 2008. Mr. Atwood had been Vice Chairman of Harrah’s public predecessor company until its sale in January 2008, a member of its Board since 2005, its Chief Financial Officer from 2001 to 2006, and had been with Harrah’s and its predecessors since 1979. During his tenure at Harrah’s, Mr. Atwood led that company’s merger, acquisition and divestiture activities, new development, and design and construction projects, representing tens of billions of dollars of transactions. Mr. Atwood served as a director of Gala Coral, a private

United Kingdom gaming industry company until November 2016 when it merged with Ladbrokes Coral Group PLC, and served as a director of ALST Casino Holdco, LLC, a private company in the casino and hospitality industry, until September 2016. Mr. Atwood’s extensive career, including as a Chief Financial Officer and director for a large international gaming company and as lead trustee of a real estate investment trust, brings to our Board expertise in operations, accounting, real estate investment trusts, corporate finance, corporate governance, regulatory matters, risk assessment issues and other functions, including in his role as Chairman of our Audit Committee.

Stephen C. Comer—has been a director since April 2016 and was one of Former Pinnacle’s directors from July 2007 to April 2016. He is a retired accounting firm managing partner. He brings substantial accounting expertise to Pinnacle. He serves as a director of Southwest Gas Corporation, a public company and provider of natural gas service, and has served in that role since January 2007. He began his career with Arthur Andersen LLP (accounting firm) in Los Angeles and established Arthur Andersen’s Las Vegas office, as its managing partner, in 1985. Leaving Arthur Andersen in 2002, Mr. Comer took a position as partner with Deloitte & Touche LLP (accounting firm) and was promoted to managing partner of its Nevada practice in 2004 and retired in 2006. He is a member of the American Institute of Certified Public Accountants and the Nevada Society of Certified Public Accountants and holds a professional CPA license in Nevada. He is also active in numerous civic, educational, and charitable organizations. Mr. Comer’s over 35 years of accounting experience and expertise and his integral involvement in other public gaming companies’ auditing practices provides our Board with valuable expertise in these areas.

Ron Huberman—has been a director since March 2017. He is an experienced business executive with extensive government experience over more than 20 years. He is currently the Senior Advisor of PeopleAdmin, a human capital software company that serves school districts and higher education institutions throughout North America, since PeopleAdmin’s acquisition of TeacherMatch in May 2016. From June 2012 to May 2016, Mr. Huberman served as founder and executive board chair of TeacherMatch, which provided predictive hiring software for K-12 education. From January 2011 to May 2016, he also served as an operating executive of Prairie Capital, a private equity firm with over $1 billion under management. Prior to joining Prairie Capital, Mr. Huberman had a 16-year career in Chicago city government, serving as the chief executive officer of the Chicago Public Schools system, with over 650 schools and 410,000 students, from 2009 to 2010; chief executive officer and president of the Chicago Transit Authority, the second largest public transportation system in the United States, from 2007 to 2009; the chief of staff to Mayor Richard M. Daley from 2005 to 2007; executive director of the City of Chicago Office of Emergency Management and Communications from 2004 to 2005; and in various roles at the Chicago Police Department, including Assistant Deputy Superintendent for Information and Strategic Services after beginning his public service as a police officer, from 1995 to 2004. Mr. Huberman currently chairs the board of directors of Haights Cross Communications, a New York publishing company, and serves as a trustee of Rush University Medical Center in Chicago. He previously served on the boards of Navman Wireless (now Teletrac Navman), a fleet management software company, and Reliance Communications LLC, a provider of mass notification systems (which is now a part of West Corporation). Mr. Huberman’s extensive experience in the public and private sectors provides our Board significant insight and expertise in technology, management, operations and government relations.

James L. Martineau—has been a director and the Non-Executive Chairman of the Board since April 2016. In addition, Mr. Martineau was one of Former Pinnacle’s directors from 1999 to April 2016 and served as Former Pinnacle’s Non-Executive Chairman of the Board from May 2014 to April 2016. From May 2012 to May 2014, he served as Former Pinnacle’s Vice Chairman of the Board. He is also a business advisor and private investor. In addition, he was Chairman, Genesis Portfolio Partners, LLC (start-up company development) from 1998 to 2009; Director, Apogee Enterprises, Inc. from 1973 to June 2010; Director, Borgen Systems from 1994 to 2005; Director, Northstar Photonics (telecommunications business) from 1998 to 2002; Executive Vice President, Apogee Enterprises, Inc. (a glass design and development corporation that acquired Viracon, Inc. in 1973) from 1996 to 1998; President and Founder, Viracon, Inc. (flat glass fabricator) from 1970 to 1996; and Trustee, Owatonna Foundation since 1973. Mr. Martineau’s background as an entrepreneur and as a businessman provides our Board with valuable experience both in an operational context and in terms of evaluating its various development projects. Mr. Martineau’s service on several other boards of directors provides him with insights that are valuable to our Board in the areas of compensation, corporate governance and other Board functions, including in his role as Non-Executive Chairman of our Board and Chair of our Corporate Governance and Nominating Committee.

Desirée Rogers—has been a director since April 2016 and served as a director of Former Pinnacle from March 2012 to April 2016. She brings over 25 years of experience to our Board of Directors from working in both the public and private sectors. She is the Chief Executive Officer of Johnson Publishing Company, LLC, a lifestyle company inspired by the African American experience, and has served in this role since August 2010. Johnson Publishing Company is the creator of Ebony and JET and owns Fashion Fair Cosmetics, LLC, a prestige makeup line geared to women of color with counters in stores located in the United States, United Kingdom and Kuwait. In May 2016, Johnson Publishing Company sold its media assets, including Ebony and JET. Ms. Rogers spends a majority of her time managing Fashion Fair Cosmetics, as its Chief Executive Officer. In May 2013, Ms. Rogers was appointed by Mayor Rahm Emanuel to serve as Chairman of the Chicago tourism bureau, ChooseChicago. Prior to these positions, she served as the White House Social Secretary for President Obama from January 2009 to April 2010; President of Social Networking for Allstate Financial, a business unit of The Allstate Corporation, an insurance provider, from July 2008 to December 2008; President of Peoples Gas and North Shore Gas, two utility companies of Peoples Energy Corporation (a public company acquired by Integrys Energy Group), from 2004 to July 2008; Senior Vice President and Chief Marketing Officer and Vice President of Peoples Energy Corporation from 1997 to 2004; and Director, Illinois Lottery from 1991 to 1997. In addition, Ms. Rogers served on the Board of Trustees of Equity Residential, a public real estate investment trust, from October 2003 to January 2009. She has also served on several corporate and not-for-profit boards, including Blue Cross Blue Shield, and as the Vice Chairman of the Lincoln Park Zoo and the Museum of Science and Industry. She also currently serves on the boards of DonorsChoose, Northwestern Memorial Foundation, The Economic Club and World Business Chicago. Ms. Rogers’ extensive experience as a senior executive in the public and private sectors provides significant insight and expertise to our Board related to operations, marketing, real estate investment trusts, development and financings activities.

Carlos A. Ruisanchez—has been our President and Chief Financial Officer since April 2016 and one of our directors since May 2016. In addition, Mr. Ruisanchez served as Former Pinnacle’s President from May 2013 to April 2016 and Chief Financial Officer from April 2011 to April 2016. Prior to becoming President in May 2013, he served as Executive Vice President of Former Pinnacle since August 2008. Mr. Ruisanchez also served as Former Pinnacle’s Executive Vice President of Strategic Planning and Development from August 2008 to April 2011. Before joining Former Pinnacle, Mr. Ruisanchez was Senior Managing Director at Bear, Stearns & Co. Inc. (a brokerage, investment advisory, and corporate advisory services company) where he held various positions starting from 1997 to 2008. As Senior Managing Director of Bear, Stearns & Co., Mr. Ruisanchez was responsible for corporate clients in the gaming, lodging and leisure industries, as well as financial sponsor banking relationships. Mr. Ruisanchez’s extensive experience as a senior executive in the gaming industry provides our Board with expertise in operations, accounting, corporate finance, corporate governance, regulatory and risk assessment issues.

Anthony M. Sanfilippo—has been our Chief Executive Officer and one of our directors since April 2016. In addition, he served as Former Pinnacle’s Chief Executive Officer and one of Former Pinnacle’s directors from March 2010 to April 2016. He was also Former Pinnacle’s President from March 2010 to May 2013. Prior to joining Former Pinnacle, Mr. Sanfilippo was the President, Chief Executive Officer and director of Multimedia Games, Inc., a slot machine manufacturer (which is now known as Everi Holdings Inc.), from June 2008 until March 2010. Before joining Multimedia Games, he was employed with Harrah’s Entertainment, Inc. (now known as Caesars Entertainment Corporation), the world’s largest casino company and a provider of branded casino entertainment. While at Harrah’s, Mr. Sanfilippo served as President of both the Western Division (2003-2004) and the Central Division (1997-2002 and 2004-2007), overseeing the operations of more than two dozen casino and casino-hotel destinations. He was also part of the senior management team that led the successful integration of numerous gaming companies acquired by Harrah’s, including Jack Binion’s Horseshoe Casinos, the Grand Casino & Hotel brand, Players International, and Louisiana Downs Racetrack. In addition to his duties as divisional President, Mr. Sanfilippo was also President and Chief Operating Officer for Harrah’s New Orleans and a member of the Board of Directors of Jazz Casino Corporation prior to its acquisition by Harrah’s. He has directed tribal gaming operations in Arizona, California and Kansas, and has held gaming licenses in most states that offer legalized gambling. Mr. Sanfilippo brings to us and our Board more than 35 years of industry experience, including managing and developing gaming operations in diverse jurisdictions, including Colorado, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nevada and Pennsylvania. Mr. Sanfilippo’s extensive experience as a senior executive in the gaming industry and gaming manufacturing industry provides our Board with valuable expertise in these areas.

Jaynie M. Studenmund—has been a director since April 2016 and served as a director of Former Pinnacle from March 2012 to April 2016. In addition, she serves as a director for CoreLogic, Inc., a business analytics company, and has served in that role since July 2012. She also serves as a director for Western Asset, a major fixed income fund, and has served in that role since 2004. She has also served as a director for other public companies, including LifeLock, Inc., an identity theft protection services company, from May 2015 until its acquisition in February 2017 by Symantec Corporation. She also served as a director of Orbitz Worldwide, Inc., an online travel company, from July 2007 until February 2014. Orbitz Worldwide, Inc. was acquired by Expedia, Inc. in September 2015. From January 2001 to January 2004, Ms. Studenmund was Chief Operating Officer of Overture Services, Inc., the creator of paid search, acquired by Yahoo! Inc. in 2004. From February 2000 to January 2001, she was President and Chief Operating Officer of PayMyBills.com, the leading online bill management company. Before becoming an executive in the Internet business, she was an executive in the financial services industry, primarily at First Interstate Bank, now known as Wells Fargo, where she was responsible for all of retail which included marketing, product management, over 500 branches, Internet banking, and retail strategy. Ms. Studenmund has over 30 years of comprehensive executive management and operating experience across a diverse set of businesses, including start-ups, rapid growth, turnarounds, mergers and acquisitions in the Internet and financial services industries and consumer facing businesses. Within these environments, she has served as a successful President, Chief Operating Officer and director of both public and private companies. Ms. Studenmund’s extensive experience as a senior executive and as a director provides our Board with broad operational expertise and insights that are valuable to the Board in the areas of compensation, corporate governance and other Board functions, including in her role as Chair of our Compensation Committee.

Director Independence

The Board of Directors has determined that each of the following directors is an independent director as defined by the NASDAQ listing rules and the categorical independence standards adopted by the Board of Directors: Charles L. Atwood, Stephen C. Comer, Ron Huberman, James L. Martineau, Desirée Rogers and Jaynie Miller Studenmund. The Board of Directors determined that Anthony M. Sanfilippo, who is the Chief Executive Officer of the Company, and Carlos A. Ruisanchez, who is the President and Chief Financial Officer of the Company, are not independent directors. The Board of Directors considered all relationships between the independent directors and the Company and determined that each such director had no relationship with the Company (except as director, stockholder and bondholder). The categorical independence standards are available on the Company’s website at www.pnkinc.com. The Board of Directors has also determined that all members of the Audit, Corporate Governance and Nominating, and Compensation Committees are independent directors, as defined by the NASDAQ listing rules and the categorical independence standards adopted by the Board of Directors. The directors nominated by the Board of Directors for election at the Annual Meeting were recommended by the Corporate Governance and Nominating Committee.

Communications with Directors

Stockholders and interested parties wishing to communicate directly with the Board of Directors, the Chairman of the Board, the Chair of any committee, or the non-management directors as a group or any of the individual directors about matters of general interest to stockholders are welcome to do so by writing the Company’s Secretary at 3980 Howard Hughes Parkway, Las Vegas, Nevada 89169. The Secretary will forward these communications as directed by the stockholders and interested parties.

Leadership Structure and Executive Sessions of the Board

The Company’s Non-Executive Chairman of the Board, James L. Martineau, has extensive experience as a senior executive and director and as a member of the Company’s Board. Pursuant to the Company’s Bylaws, Mr. Martineau may call special meetings of stockholders and the Board. He presides at all meetings of the Board of Directors and stockholders at which he is present. The Company’s Chief Executive Officer, Anthony M. Sanfilippo, has over 35 years’ experience in the gaming industry and is responsible for the strategic direction, day-to-day leadership and performance of the Company.

In February 2017, the Company amended its Bylaws and Corporate Governance Guidelines to permit the positions of the Chairman of the Board and the Chief Executive Officer (“CEO”) to be held by the same individual. In considering making these amendments to the Bylaws and Corporate Governance Guidelines, the Company reached out to certain stockholders to obtain their views on the potential amendments. Based on those discussions, stockholders holding a majority of the Company’s outstanding stock were supportive of the amendments to the Bylaws and Corporate Governance Guidelines and combining the roles of the Chairman of the Board and the Chief Executive Officer.

As set forth in the Corporate Governance Guidelines, the Board has no formal policy on separation of the offices of Chairman of the Board and CEO, but generally believes that decisions regarding whether to combine or separate the Chairman and CEO positions should be made in the context of creating long-term stockholder value. When the Chairman of the Board and the CEO are the same individual, the Board shall select from among its members a lead independent director (the “Lead Independent Director”) with such duties as delegated to him or her by the Board.

The Company’s independent directors meet periodically in executive session, as required by the Company’s Corporate Governance Guidelines. The Chairman of the Board, or, if appointed, the Lead Independent Director, presides over these executive sessions. Any independent director may request that an executive session of the independent members of the Board be scheduled.

We believe that our current leadership structure supports strong corporate governance, independent stockholder representation, and effective Board oversight of the Company’s management, risk profile and overall performance.

Code of Ethical Business Conduct

The Company has adopted a Code of Ethical Business Conduct, a code of ethics that applies to all of the Company’s directors, officers and employees. Any substantive amendments to the provisions of the Code of Ethical Business Conduct that apply to the Chief Executive Officer or the Chief Financial Officer and any waiver from a provision of the Code of Ethical Business Conduct to the Chief Executive Officer or the Chief Financial Officer will be disclosed on the Company’s website or in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”). The Code of Ethical Business Conduct is publicly available on the Company’s website at www.pnkinc.com and in print upon written request to Investor Relations, Pinnacle Entertainment, Inc., 3980 Howard Hughes Parkway, Las Vegas, Nevada 89169.

Board Meetings and Board Committees

The full Board of Directors of the Company had 11 meetings in 2016. During 2016, each incumbent director of the Company during his or her term attended at least 75% of the meetings of the Board of Directors and meetings of the committees of the Board on which he or she served.

The Company has no formal policy with regard to Board members’ attendance at its annual meetings of stockholders. Prior to the Spin-Off of the Company in April 2016, the sole stockholder of the Company, Former Pinnacle, took action by unanimous written consent in lieu of an annual meeting of stockholders.

The Company has a separately-designated standing Audit Committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company’s Audit Committee is currently chaired by Mr. Atwood and consists of Messrs. Atwood and Comer and Ms. Rogers. Among its functions, the Committee is:

•

to be directly responsible for the appointment, compensation, retention and oversight of the work of any independent public accounting firm engaged to audit the Company’s financial statements or to perform other audit, review or attest services for the Company;

•

to discuss policies with respect to risk assessment and risk management, including discussing the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures and to discuss the guidelines and policies to govern the process by which risk assessment and management is undertaken;

•	to discuss with the independent auditors their independence;

•	to review and discuss with the Company’s independent auditors and management the Company’s audited financial statements; and

•

to recommend to the Company’s Board of Directors whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the previous fiscal year for filing with the SEC.

Messrs. Atwood and Comer and Ms. Rogers are independent as that term is defined in Rule 5605(a)(2) of the NASDAQ listing rules and Rule 10A-3(b)(1)(ii) of the Exchange Act. The Board has determined that Mr. Comer is an “audit committee financial expert” as defined by SEC rules, based upon, among other things, his accounting background and having served as a partner of a major accounting firm. The Audit Committee met five times in 2016.

The Company has a Compensation Committee, which is currently chaired by Ms. Studenmund and consists of Ms. Studenmund and Messrs. Atwood and Comer. Among its functions, the Compensation Committee is:

•

to approve corporate goals and objectives, including annual performance objectives, relevant to the compensation for the Company’s Chief Executive Officer and other executive officers, and evaluate the performance of the Chief Executive Officer and other executive officers in light of these goals and objectives;

•

to evaluate the performance of the Chief Executive Officer and other executive officers, determine, approve and report to the full Board the annual compensation of the Chief Executive Officer and other executive officers, including salary, bonus, equity awards and other benefits, direct and indirect and obtain the Board’s approval (excluding the Chief Executive Officer and Chief Financial Officer) for the Chief Executive Officer’s compensation;

•	to provide recommendations to the Board of Directors with respect to, and administer, the Company’s incentive-compensation, stock option and other equity-based compensation plans; and

•	to evaluate and provide recommendations to the Board of Directors regarding director compensation.

The Compensation Committee met seven times in 2016. The Compensation Committee may, to the extent permitted by applicable laws and regulations, form and delegate any of its responsibilities to a subcommittee so long as such subcommittee consists of at least two members of the Compensation Committee. In carrying out its purposes and responsibilities, the Compensation Committee has authority to retain outside counsel or other experts or consultants, as it deems appropriate. For a discussion regarding the Compensation Committee’s use of outside advisors and the role of executives officers in compensation matters, see “Executive Compensation—Compensation Discussion and Analysis—Role of Management in Compensation Process and —Role of Outside Consultants” below.

The Company has a Corporate Governance and Nominating Committee, which is currently chaired by Mr. Martineau and consists of Messrs. Martineau and Atwood and Ms. Rogers. Among its functions, the Corporate Governance and Nominating Committee is:

•	to establish procedures for the selection of directors;

•	to identify, evaluate and recommend to the Board candidates for election or reelection as directors, consistent with criteria set forth in the Company’s Corporate Governance Guidelines;

•	to develop and recommend to the Board, if appropriate, modifications or additions to the Company’s Corporate Governance Guidelines or other corporate governance policies or procedures; and

•	to develop procedures for, and oversee, an annual evaluation of the Board and management.

The Corporate Governance and Nominating Committee met five times in 2016.

The Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, which are available on the Company’s website at www.pnkinc.com. Printed copies of these documents are also available upon written request to Investor Relations, Pinnacle Entertainment, Inc., 3980 Howard Hughes Parkway, Las Vegas, Nevada 89169.

The Company has a Compliance Committee that monitors the Company’s compliance with gaming laws in the jurisdictions in which it operates. Ms. Studenmund and Mr. Ruisanchez currently serve on the Company’s Compliance Committee with other Compliance Committee members who are not directors, and Ms. Studenmund serves on the Compliance Subcommittee of the Board of Directors. During 2016, the Compliance Committee had five meetings. The Compliance Subcommittee was instituted to ensure timely notification to the Board of Directors of any material compliance issues, assist the Compliance Committee in performing its duties, and to supervise the Company’s actions in response to reports received from the Company’s employee hotline.

The Board’s Role in Risk Oversight

The Board of Directors and each of the committees of the Board of Directors identifies, prioritizes and evaluates various risks that are in the purview of their charters. Management also independently identifies, prioritizes and evaluates enterprise risks. Management regularly reports on such risks to the Board of Directors. Particular financial risks are overseen by the Audit Committee of the Board; compliance and reputational risks are typically overseen by the Compliance Committee and the Compliance Subcommittee of the Board. The enterprise risk management program as a whole is reviewed annually by the Board. Additional review or reporting on enterprise risks is conducted as needed or as requested by the Board or any Committee. Also, the Compensation Committee periodically reviews the compensation programs so they do not encourage excessive risk-taking. The Board’s administration of its risk oversight function has not affected the Board’s leadership structure.

Director Compensation

Director Fees

The compensation of the Company’s non-employee directors is paid in the form of an annual retainer, meeting and chair fees and stock-based awards. The fees that each non-employee director (other than the Non-Executive Chairman of the Board) or committee chair received for his or her service during 2016 were the following:

•	An annual retainer of $80,000;

•	An additional $20,000 retainer for the Chair of the Audit Committee;

•	An additional $20,000 retainer for the Chair of the Compensation Committee;

•	An additional $20,000 retainer for the Chair of the Corporate Governance and Nominating Committee;

•	An attendance fee of $1,500 for each Board or committee meeting, other than meetings of the Audit Committee; and

•	An attendance fee of $2,000 for each meeting of the Audit Committee.

Director Fees Paid to the Non-Executive Chairman of the Board

The Non-Executive Chairman of the Board receives an annual retainer of $150,000 and the attendance fees described above. The annual retainer paid to the Non-Executive Chairman of the Board is in addition to the annual retainer of $80,000 paid to other non-employee directors.

Charitable Matching Contributions Program for Directors

Under our Charitable Matching Contributions Program for Directors, we match contributions made by our directors (including Messrs. Ruisanchez and Sanfilippo) to charitable organizations that are exempt from federal income tax up to a maximum aggregate amount of $7,500 per eligible director per calendar year. For 2016, the Company matched contributions made by directors of Former Pinnacle and contributions made by directors of the Company following the Spin-Off.

Equity Grants

In 2016, the Company granted 13,736 restricted stock units to each non-employee director who was then serving. The restricted stock units vest on the first anniversary of the date of grant on April 28, 2017.

Directors Health Plan

Pursuant to the Directors Health and Medical Insurance Plan, or the Directors Health Plan, directors and their dependents are entitled to receive the same coverage as the Company’s employees under the Company’s group health plan. The Directors Health Plan provides for coverage for members of the Board of Directors, their spouses and children up to age 26 under the Company’s group health plan, and upon cessation of the services of a member who was serving as a director on January 1, 2011, a continuation of health and medical coverage under the Company’s group health plans for the member, his or her spouse and children up to age 26 for a period, for one year for every two years of service, up to a maximum of five years of extended medical coverage. Any director who was not serving as a director of Former Pinnacle on January 1, 2011 or who joins our Board in the future is not entitled to extended coverage following cessation of service as a director, but may be eligible to elect continuation coverage as provided by law under the Company’s group health plan. The Directors Health Plan further provides that, to the extent that a director receives coverage outside of the Company’s group health plan network, the director will be responsible for paying the first $5,000 of any co-payments or co-deductibles, and the Company will be responsible for any amount that exceeds $5,000. If at any time during this extended coverage period, the eligible director, or his or her spouse or minor children, is insured under another health plan or Medicare, the Company’s health plans will provide secondary coverage to the extent permitted by law. Upon a change in control, the Company will use its best efforts to provide continuation of health insurance under individual policies provided to the directors.

Directors Deferred Compensation Plan

Participation in the Company’s Directors Deferred Compensation Plan (the “Directors Plan”) is limited to directors of the Company, and each eligible director may elect to defer all or a portion of his or her annual retainer and any fees for meetings attended. Any such deferred compensation is credited to a deferred compensation account, either in cash or in shares of Pinnacle Common Stock, at each director’s election. The only condition to each director’s receipt of shares credited to his or her deferred compensation account is cessation of such director’s service as a director of the Company.

As of the date the director’s compensation would otherwise have been paid, and depending on the director’s election, the director’s deferred compensation account will be credited with either:

•	cash;

•

the number of full and/or fractional shares of Pinnacle Common Stock obtained by dividing the amount of the director’s compensation for the calendar quarter which he or she elected to defer, by the average of the closing price of Pinnacle Common Stock on NASDAQ on the last ten business days of the calendar quarter for which such compensation is payable; or

•	a combination of cash and shares of Pinnacle Common Stock as described above.

If a director elects to defer compensation in cash, all such amounts credited to the director’s deferred compensation account will bear interest at an amount to be determined from time to time by the Board of Directors. No current director has deferred compensation in cash. The Company does not match any compensation deferred into the Directors Plan.

If a director has elected to receive shares of Pinnacle Common Stock in lieu of his or her cash, and we declare a dividend, such director’s deferred compensation account is credited at the end of each calendar quarter with the number of full and/or fractional shares of Pinnacle Common Stock obtained by dividing the dividends which would have been paid on the shares credited to the director’s deferred compensation account by the closing price of Pinnacle Common Stock on NASDAQ on the date such dividend was paid.

Participating directors do not have any interest in the cash and/or Pinnacle Common Stock credited to their deferred compensation accounts until their distribution in accordance with the Directors Plan, nor do they have any voting rights with respect to such shares until shares credited to their deferred compensation accounts are distributed. The rights of a director to receive payments under the Directors Plan are no greater than the rights of an unsecured general creditor of Pinnacle.

Each participating director may elect to have the aggregate amount of cash and shares credited to his or her deferred compensation account distributed to him or her in one lump sum payment or in a number of approximately equal annual installments over a period of time not to exceed fifteen years. The lump sum payment or the first installment will be paid as of the first business day of the calendar quarter immediately following the cessation of the director’s service as a director. Before the beginning of any calendar year, a director may elect to change the method of distribution of any future interests in cash and/or Pinnacle Common Stock credited to his or her deferred compensation account in such calendar year.

The maximum number of shares of Pinnacle Common Stock that can be issued pursuant to the Directors Plan is 1,000,000 shares of Pinnacle Common Stock. As of March 6, 2017, 949,635 shares of Pinnacle Common Stock were available for issuance under the Directors Plan. The shares of Pinnacle Common Stock to be issued under the Directors Plan may be either authorized and unissued shares or reacquired shares. Mr. Comer is the only director who currently participates in the Directors Plan.

Director Summary Compensation Table

The following table sets forth certain information regarding the compensation earned by or paid to each non-employee director who served on the Board of Directors in 2016.

Name (a)	Fees Earned or Paid in Cash (b)	Stock Awards (c)	Option Awards (d)	All Other Compensation (e)	Total
Charles L. Atwood	$135,056	$158,101	$0	$—	$293,157
Stephen C. Comer	$132,667	$158,101	$0	$9,000	$299,768
James L. Martineau	$274,056	$158,101	$0	$11,500	$443,657
Desirée Rogers	$127,500	$158,101	$0	$7,500	$293,101
Jaynie M. Studenmund	$134,500	$158,101	$0	$15,000	$307,601

(a)	Ron Huberman was elected as a director on March 1, 2017.
(b)	All fees earned in fiscal 2016 for services as a director, including annual retainer fees, meeting fees, and fees for committee chairmanships, whether paid in cash or deferred under the Directors Plan, are included in this column. During 2016, Mr. Comer participated in the Directors Plan and elected to receive Pinnacle Common Stock in lieu of payment of fifty percent of director fees.
(c)	Each non-employee director was granted 13,736 restricted stock units on April 28, 2016, which fully vest on April 28, 2017. The value in this column represents the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For a discussion of valuation assumptions used in calculation of these amounts, see Note 7 to our audited financial statements, included within our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The aggregate number of stock awards outstanding at December 31, 2016 for each non-employee director was as follows: Charles L. Atwood—33,713; Stephen C. Comer—97,857; James L. Martineau—75,258; Desirée Rogers—48,230; and Jaynie Miller Studenmund—48,230. Each of the stock awards is fully vested, except for the grants of 13,736 restricted stock units on April 28, 2016. The aggregate number of stock awards for Messrs. Comer and Martineau include stock awards received by such directors pursuant to the Directors Plan.
(d)	The non-employee directors were not granted options during the fiscal year ended December 31, 2016. The aggregate number of option awards outstanding at December 31, 2016 for each non-employee director was as follows: Charles L. Atwood—0; Stephen C. Comer—69,000; James L. Martineau—74,000; Desirée Rogers—20,000; and Jaynie Miller Studenmund—20,000. Each of the option awards is fully vested.
(e)	The amounts shown in this column reflect contributions made for 2016 to charitable organizations under the Company’s Charitable Matching Contribution Program for Directors.

Compensation Committee Interlocks and Insider Participation

During 2016, Ms. Studenmund and Messrs. Atwood and Comer served on the Compensation Committee. None of the members of the Compensation Committee was an officer or employee or former officer or employee of the Company or its subsidiaries or has any interlocking relationships that are subject to disclosure under the rules of the SEC relating to compensation committees.

Executive Officers

Executive officers serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment. See “Employment Agreements and Other Change in Control Provisions” below. The current executive officers are as follows:

Name	Age	Position with the Company
Anthony M. Sanfilippo	58	Chief Executive Officer and Director
Carlos A. Ruisanchez	46	President, Chief Financial Officer and Director
Virginia E. Shanks	56	Executive Vice President and Chief Administrative Officer
Donna S. Negrotto	51	Executive Vice President, General Counsel and Secretary
Neil E. Walkoff	47	Executive Vice President, Operations
Troy A. Stremming	49	Executive Vice President, Government Relations and Public Affairs

For biographical information for Messrs. Sanfilippo and Ruisanchez, see “—Information Regarding the Director Nominees” above.

Virginia E. Shanks—has been our Executive Vice President and Chief Administrative Officer since April 2016 and served as Former Pinnacle’s Chief Administrative Officer from May 2013 to April 2016 and Executive Vice President from October 2010 to April 2016. Prior to becoming Former Pinnacle’s Chief Administrative Officer in May 2013, she served as Chief Marketing Officer since October 2010. Before joining Former Pinnacle, Ms. Shanks served as the Senior Vice President and Chief Marketing Officer of Multimedia Games, Inc., a slot machine manufacturer (which is now known as Everi Holdings Inc.) from July 2008 until October 2010. Ms. Shanks brings to us more than 30 years of marketing experience in gaming entertainment, including as Senior Vice President of Brand Management for Harrah’s Entertainment, Inc. (which is now known as Caesars Entertainment Corporation). During her time with Harrah’s, Ms. Shanks was responsible for maximizing the value of the company’s key strategic brands—Caesars, Harrah’s, and Horseshoe Casinos; the Total Rewards player loyalty program; and the World Series of Poker.

Donna S. Negrotto—has been our Executive Vice President, Secretary and General Counsel since July 2016. Prior to her current position, Ms. Negrotto served as the Company’s Vice President and Legal Counsel from April 2016 to July 2016. In addition, Ms. Negrotto has held numerous positions with Former Pinnacle, including as Vice President and Legal Counsel from May 2010 until January 2012 and from August 2013 until April 2016, and as Vice President of Legal and Government Affairs from January 2012 until August 2013. From 1996 to 1998, Ms. Negrotto served as Associate General Counsel of Casino Magic Corp., a publicly traded gaming company, which was acquired by Former Pinnacle’s predecessor Hollywood Park in 1998. Prior to joining Casino Magic Corp., Ms. Negrotto spent six years in private practice, where she primarily focused on gaming, commercial and environmental law.

Neil E. Walkoff—has been our Executive Vice President, Operations since April 2016 and served as Former Pinnacle’s Executive Vice President, Operations from August 2013 to April 2016. From April 2012 to August 2013, he served as Former Pinnacle’s Executive Vice President, Regional Operations. Mr. Walkoff currently oversees operations of certain Pinnacle properties in Indiana, Louisiana, Ohio, Mississippi, Missouri and Pennsylvania. Prior to April 2012, Mr. Walkoff served as Senior Vice President and General Manager—St. Louis since August 2010. Before joining Former Pinnacle in August 2010, Mr. Walkoff served as the General Manager of the Seneca Niagara Casino and Hotel and Buffalo Creek Casino for Seneca Gaming Corporation from February 2010 to August 2010. From May 1993 to February 2010, Mr. Walkoff served in various management positions at the operational and regional levels of Harrah’s Entertainment, Inc. (which is now known as Caesars Entertainment Corporation) and was Vice President and Assistant General Manager of Horseshoe Southern Indiana from August 2007 to January 2010.

Troy A. Stremming—has been our Executive Vice President, Government Relations and Public Affairs since April 2016 and served as Former Pinnacle’s Executive Vice President, Government Relations and Public Affairs from August 2013 to April 2016. Prior to joining Former Pinnacle, Mr. Stremming served as Senior Vice President of Government Relations and Public Affairs with Ameristar Casinos, Inc. from December 2000 to August 2013. From 1996 to 2000, Mr. Stremming was General Counsel for Station Casinos, Inc.’s Midwest operations, which was acquired in 2000 by Ameristar Casinos, Inc. Prior to working in the casino industry, Mr. Stremming practiced as an attorney specializing in corporate and commercial defense law. In his current role, Mr. Stremming oversees government relations and public and community relations for Pinnacle.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 filed by the Company on behalf of its directors and executive officers, or furnished to the Company by its stockholders holding more than 10% of Pinnacle Common Stock, during or with respect to the year ended December 31, 2016 pursuant to Rule 16a-3(e) of the Exchange Act, all required reports on such forms were timely filed.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the name, number of shares and percent of the outstanding shares of Pinnacle Common Stock beneficially owned as of March 6, 2017 (except where a different date is indicated below) by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Pinnacle Common Stock, each director, each named executive officer (as defined in the SEC rules), and all directors and executive officers as a group. In each instance, except as otherwise indicated, information as to the number of shares owned and the nature of ownership has been provided by the individuals or entities identified or described and is not within the direct knowledge of the Company.

Name of Beneficial Owner	Shares Beneficially Owned		Percent of Shares Outstanding (a)
Driehaus Capital Management LLC	5,525,510	(b)	9.80%
HG Vora Special Opportunities Master Fund, Ltd.	5,500,000	(c)	9.75%
Baron Capital Group, Inc.	4,637,119	(d)	8.22%
The Vanguard Group, Inc.	4,077,442	(e)	7.23%
BlackRock, Inc.	3,636,053	(f)	6.45%
Prudential Financial, Inc.	3,255,405	(g)	5.77%
Jennison Associates LLC	3,215,838	(h)	5.70%
Anthony M. Sanfilippo	2,453,401	(i)	4.26%
Carlos A. Ruisanchez	983,554	(j)	1.72%
Virginia E. Shanks	441,730	(k)	*
Neil E. Walkoff	273,148	(l)	*
James L. Martineau	205,036	(m)	*
Stephen C. Comer	173,857	(n)	*
Troy A. Stremming	113,980	(o)	*
Donna S. Negrotto	105,910	(p)	*
Jaynie Miller Studenmund	78,230	(q)	*
Desirée Rogers	68,230	(r)	*
Charles L. Atwood	33,713	(s)	*
Ron Huberman	0	(t)	*
Directors and executive officers as a group (12 persons)	4,930,789		8.33%

*	Less than one percent (1%) of the outstanding common shares.
(a)	Assumes exercise of stock options, exercisable on March 6, 2017 or within 60 days thereof, and restricted stock units that vest within 60 days thereof, beneficially owned by the named individuals into shares of Pinnacle Common Stock. Based on 56,409,072 shares of Pinnacle Common Stock outstanding as of March 6, 2017.
(b)	Based solely on information contained in a Schedule 13G filed with the SEC on February 14, 2017, by Driehaus Capital Management LLC (“Driehaus Capital”) and Driehaus Active Income Fund (“Driehaus Fund”). As of December 31, 2016, Driehaus Capital reported beneficially owning and having shared voting and dispositive power over 5,525,510 shares of Pinnacle Common Stock. As of December 31, 2016, Driehaus Fund reported beneficially owning and having shared voting and dispositive power over 4,296,695 shares of Pinnacle Common Stock. The address of Driehaus Capital and Driehaus Fund is 25 East Erie Street, Chicago, Illinois 60611.
(c)

Based solely on information contained in an amended Schedule 13G filed with the SEC on February 14, 2017, by HG Vora Special Opportunities Master Fund, Ltd. (“Vora Fund”), HG Vora Capital Management, LLC (“Vora Capital Management”) and Parag Vora (collectively, Vora Fund, Vora Capital Management and Mr. Vora are referred to as “Vora”). As of December 31, 2016, Vora reported beneficially owning and having shared voting power and shared dispositive power over 5,500,000 shares of Pinnacle Common Stock. The address of Vora Fund is 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9007, Cayman Islands, and the address of Vora Capital Management and Mr. Vora is 330 Madison Avenue, 23rd Floor, New York, NY 10017.

(d)

Based solely on information contained in an amended Schedule 13G filed with the SEC on February 14, 2017, by Baron Capital Group, Inc. (“Baron Capital Group”), BAMCO Inc. (“BAMCO”), Baron Capital Management, Inc. (“Baron Management”) and Ronald Baron (collectively, Baron Capital Group, BAMCO, Baron Management and Mr. Baron are referred to as “Baron Capital”). As of December 31, 2016, Baron Capital Group and Mr. Baron reported beneficially owning and having shared dispositive power over 4,637,119 shares of Pinnacle Common Stock and having shared voting power over 4,043,428 shares of Pinnacle Common Stock. As of December 31, 2016, BAMCO reported beneficially owning and having shared dispositive power over 3,968,463 shares of Pinnacle Common Stock and having shared voting power over 3,374,772 shares of Pinnacle Common Stock. As of December 31, 2016, Baron Management reported beneficially owning and having shared voting power and shared dispositive power over 668,656 shares of Pinnacle Common Stock. The address of Baron Capital is 767 Fifth Avenue, 49th Floor, New York, New York 10153.

(e)	Based solely on information contained in a Schedule 13G filed with the SEC on February 13, 2017, by The Vanguard Group, Inc. (“Vanguard”). As of December 31, 2016, Vanguard reported beneficially owning 4,077,442 shares of Pinnacle Common Stock. Pursuant to the amended Schedule 13G, Vanguard reported having sole voting power over 71,114 shares of Pinnacle Common Stock, shared voting power over 6,011 shares of Pinnacle Common Stock, sole dispositive power over 4,003,206 shares of Pinnacle Common Stock and shared dispositive power over 74,236 shares of Pinnacle Common Stock. The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(f)

Based solely on information contained in a Schedule 13G filed with the SEC on January 30, 2017, by BlackRock, Inc. (“BlackRock”). As of December 31, 2016, BlackRock reported beneficially owning 3,636,053 shares of Pinnacle Common Stock. Pursuant to the Schedule 13G, BlackRock reported having sole voting power over 3,528,356 shares of Pinnacle Common Stock and sole dispositive power over 3,636,053 shares of Pinnacle Common Stock. The address of BlackRock is 55 East 52nd Street, New York, New York 10055.

(g)	Based solely on information contained in an amended Schedule 13G filed with the SEC on February 13, 2017 by Prudential Financial, Inc., a parent holding company, and its investment adviser and broker dealer affiliates (collectively, “Prudential”). As of December 31, 2016, Prudential reported beneficially owning 3,255,405 shares of Pinnacle Common Stock. Pursuant to the amended Schedule 13G, Prudential has sole voting power over 60,982 shares of Pinnacle Common Stock, shared voting power over 3,194,423 shares of Pinnacle Common Stock, sole dispositive power over 60,982 shares of Pinnacle Common Stock and shared dispositive power over 3,194,423 shares of Pinnacle Common Stock. The address of Prudential is 751 Broad Street, Newark, New Jersey 07102. Pursuant to the amended Schedule 13G, Prudential is the indirect parent of Jennison Associates LLC, which is also listed in this table.
(h)	Based solely on information contained in a Schedule 13G filed with the SEC on February 13, 2017, by Jennison Associates LLC (“Jennison”). As of December 31, 2016, Jennison reported beneficially owning 3,215,838 shares of Pinnacle Common Stock. Pursuant to the Schedule 13G, Jennison reported having sole voting power and shared dispositive power over 3,215,838 shares of Pinnacle Common Stock. The address of Jennison is 466 Lexington Avenue, New York, New York 10017. Pursuant to the Schedule 13G, Jennison is an indirect subsidiary of Prudential Financial, Inc., which is also listed in this table.
(i)	Includes 1,023,419 shares of Pinnacle Common Stock which are subject to options that are currently exercisable by Mr. Sanfilippo, 72,727 shares of Pinnacle Common Stock which are subject to options that are exercisable within 60 days of March 6, 2017, 32,997 restricted stock units that will vest within 60 days of March 6, 2017, and 1,587 shares of Pinnacle Common Stock are held indirectly by Mr. Sanfilippo in the Company’s 401(k) plan. Also includes 559,214 shares of Pinnacle Common Stock that are beneficially owned by Mr. Sanfilippo which are held indirectly by Grantor Retained Annuity Trusts, 302,429 shares of Pinnacle Common Stock that are beneficially owned by Mr. Sanfilippo which are held indirectly by the Sanfilippo Family Trust and 10,500 shares of Pinnacle Common Stock beneficially owned by Mr. Sanfilippo which are owned by his daughters.
(j)

Includes 612,090 shares of Pinnacle Common Stock which are subject to options that are currently exercisable by Mr. Ruisanchez, 32,500 shares of Pinnacle Common Stock which are subject to options that are exercisable within 60 days of March 6, 2017, and 15,000 restricted stock units that will vest within 60 days of March 6,

2017. Also includes 218,516 shares of Pinnacle Common Stock beneficially owned by Mr. Ruisanchez that are held indirectly by the Ruisanchez Family Trust.
(k)	Includes 212,341 shares of Pinnacle Common Stock which are subject to options that are currently exercisable by Ms. Shanks, 25,000 shares of Pinnacle Common Stock which are subject to options that are exercisable within 60 days of March 6, 2017, and 11,000 restricted stock units that will vest within 60 days of March 6, 2017. Also includes 114,301 shares of Pinnacle Common Stock beneficially owned by Ms. Shanks that are held indirectly by the Shanks Family Trust.
(l)	Includes 156,270 shares of Pinnacle Common Stock which are subject to options that are currently exercisable by Mr. Walkoff, 12,727 shares of Pinnacle Common Stock which are subject to options that are exercisable within 60 days of March 6, 2017, and 5,775 restricted stock units that will vest within 60 days of March 6, 2017.
(m)	Includes 74,000 shares of Pinnacle Common Stock which are subject to options that are currently exercisable by Mr. Martineau, 47,994 restricted stock units that have vested as of March 6, 2017, 13,736 restricted stock units that will vest within 60 days of March 6, 2017, 12,119 shares of Pinnacle Common Stock credited to Mr. Martineau’s deferred compensation account under the Directors Plan and includes 1,409 phantom stock units beneficially owned by Mr. Martineau. Also includes 4,166 shares of Pinnacle Common Stock beneficially owned by Mr. Martineau that are held indirectly by his spouse and 2,025 shares of Pinnacle Common Stock beneficially owned by Mr. Martineau that are held indirectly by his spouse’s individual retirement account.
(n)	Includes 69,000 shares of Pinnacle Common Stock which are subject to options that are currently exercisable by Mr. Comer, 44,994 restricted stock units that have vested as of March 6, 2017, 13,736 restricted stock units that will vest within 60 days of March 6, 2017, 37,718 shares of Pinnacle Common Stock credited to Mr. Comer’s deferred compensation account under the Directors Plan and 1,409 phantom stock units beneficially owned by Mr. Comer. Also includes 7,000 shares of Pinnacle Common Stock beneficially owned by Mr. Comer that are held indirectly by the Comer Family Trust.
(o)	Includes 38,578 shares of Pinnacle Common Stock which are subject to options that are currently exercisable by Mr. Stremming, 8,500 shares of Pinnacle Common Stock which are subject to options that are exercisable within 60 days of March 6, 2017, and 4,000 restricted stock units that will vest within 60 days of March 6, 2017.
(p)	Includes 56,610 shares of Pinnacle Common Stock which are subject to options that are currently exercisable by Ms. Negrotto, 1,250 shares of Pinnacle Common Stock which are subject to options that are exercisable within 60 days of March 6, 2017, 1,800 restricted stock units that will vest within 60 days of March 6, 2017, and 1,172 shares of Pinnacle Common Stock held indirectly by Ms. Negrotto in the Company’s 401(k) plan.
(q)	Includes 20,000 shares of Pinnacle Common Stock which are subject to options that are currently exercisable by Ms. Studenmund, 34,494 restricted stock units that have vested as of March 6, 2017 and 13,736 restricted stock units that will vest within 60 days of March 6, 2017.
(r)	Includes 20,000 shares of Pinnacle Common Stock which are subject to options that are currently exercisable by Ms. Rogers, 34,494 restricted stock units that have vested as of March 6, 2017 and 13,736 restricted stock units that will vest within 60 days of March 6, 2017.
(s)	Includes for Mr. Atwood 19,977 restricted stock units that have vested as of March 6, 2017 and 13,736 restricted stock units that will vest within 60 days of March 6, 2017.
(t)	Mr. Huberman was elected as a director on March 1, 2017 and he did not own any shares of Pinnacle Common Stock on March 6, 2017.

Compensation Policies and Practices As They Relate to the Company’s Risk Management

The Compensation Committee has also reviewed the Company’s compensation programs for employees, including executive officers, and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that the design of the Company’s annual cash and long-term equity incentives provide an effective and appropriate mix of incentives to help ensure that the Company’s performance is focused on long-term stockholder value creation and does not encourage the taking of short-term risks at the expense of long-term results. In general, bonus opportunities for Company employees are capped, and the Company has discretion to reduce bonus payments (or pay no bonus) based on individual performance and any other factors it may determine to be appropriate in the circumstances. As with the compensation of the Company’s executive officers, a substantial portion of the compensation for employees generally is delivered in the form of equity awards that help further align the interests of employees with those of stockholders.

Transactions with Related Persons, Promoters and Certain Control Persons

The Company’s Audit Committee charter requires that the Audit Committee review on an ongoing basis and approve or disapprove all related party transactions that are required to be disclosed by Item 404 of Regulation S-K. The Company reviews all relationships and transactions reported to it in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s General Counsel is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction.

The Company employs Matthew Bunyan as Vice President of Marketing at River City and Ameristar St. Charles. Mr. Bunyan is the brother-in-law of Neil E. Walkoff, our Executive Vice President, Operations. The Audit Committee has approved the employment arrangement with Mr. Bunyan. Total compensation paid to Mr. Bunyan in 2016 was $206,266.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides narrative disclosure regarding the compensation plans, programs and arrangements we employed for individuals serving as our Chief Executive Officer, President and Chief Financial Officer, and our three other most highly compensated executive officers who were serving as executive officers at the end of the 2016 fiscal year, as determined under the rules of the SEC (collectively, our “named executive officers”).

During fiscal 2016, our named executive officers were:

•	Anthony M. Sanfilippo, Chief Executive Officer and Director;

•	Carlos A. Ruisanchez, President, Chief Financial Officer and Director;

•	Virginia E. Shanks, Executive Vice President and Chief Administrative Officer;

•	Neil E. Walkoff, Executive Vice President, Operations; and

•	Troy A. Stremming, Executive Vice President, Government Relations and Public Affairs.

Business Overview

Pinnacle Entertainment, Inc. is an owner, operator and developer of casinos and related hospitality and entertainment businesses. We own and operate 16 gaming, hospitality and entertainment businesses, of which 15 operate in leased facilities. Our owned facilities are located in Ohio and our leased facilities are located in Colorado, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nevada, and Pennsylvania. We also hold a majority interest in the racing license owner, and we are a party to a management contract, for Retama Park Racetrack outside of San Antonio, Texas. Additionally, we own and operate a live and televised poker tournament series under the trade name Heartland Poker Tour.

As a discretionary consumer entertainment and leisure product, our business is particularly sensitive to economic cycles and consumer sentiment, and, therefore, results from year to year can be volatile and somewhat unpredictable. Our business operations are also generally susceptible to changes in the competitive and legislative environment which can have an unanticipated impact on our operating results.

Executive Compensation Philosophy and Objectives

In developing compensation plans for our named executive officers, the Compensation Committee seeks to balance all of these business characteristics and create a program that will motivate and reward named executive officers for their performance and for creating value for our stockholders over time. The Compensation Committee regularly evaluates and revises, as necessary, our compensation programs to ensure that they support our business objectives and provide competitive compensation levels for our named executive officers. As both an operator of existing casino properties and a developer of new properties, the business objectives that need to be recognized in our compensation programs include:

•	Focusing on prudent growth in both current and future projects;

•	Maximizing operational efficiency;

•	Managing cash flow for investment and debt management;

•	Maximizing operating earnings of our current properties; and

•	Creating long-term value for our stockholders.

More specifically, our compensation programs strive to support our business needs by meeting the following objectives:

•	Allowing us to attract and retain a high quality management team capable of managing and growing the business for the benefit of our stockholders;

•	Providing a competitive compensation program appropriate for the size and complexity of Pinnacle relative to the market for executive pay;

•	Aligning actual pay results with performance for stockholders, with an opportunity to realize pay above target levels for excellent performance and below target levels for poor performance;

•	Incentivizing management to maximize stockholder value without taking undue financial risks and while maintaining credibility in the capital markets;

•	Rewarding individual contribution, in addition to team efforts; and

•	Maintaining effective incentives during different economic environments.

Although we reference the market from time to time for competitive pay practices in setting overall target pay levels for our executives, we do not define a specific percentile of market for targeting executive pay. We consider many factors, including the actual performance and contribution of our executives, and internal pay comparisons between our executives, when determining individual executive pay, as discussed in more detail below.

The Compensation Committee considers all relevant information in light of their individual experience, knowledge of the Company, knowledge of the peer companies discussed below, knowledge of each named executive officers and their business judgment when making decisions regarding our executive compensation program.

Pay for Performance

Pinnacle Entertainment, Inc. has a strong philosophy that executive pay should vary with performance in order to align executive interests with those of our stockholders over time. Our executive pay system is thoughtfully designed to reinforce this philosophy and to drive value-creating financial, operating, and strategic results, while also taking our external environment into account. Our executive compensation program brings this philosophy to life by incorporating the following features:

•	The majority of our pay is delivered through performance-based incentives that result in above target pay when performance is high and below target pay when performance is poor;

•

A significant portion of our executive incentive awards are delivered in shares of Pinnacle Common Stock over the longer-term to encourage strong sustainable results over multiple years and to align the ultimate value of the award with stockholder interests;

•

The performance criteria used in Pinnacle’s 2016 Annual Incentive Plan are weighted heavily toward an objective financial measure and encourage the achievement of its financial commitments to its stockholders;

•	We have instituted clawbacks and stock ownership guidelines for executives that are intended to align our executives with our stockholders;

•

Our insider trading policy prohibits executive officers and directors from hedging their ownership of Pinnacle Common Stock, including transactions in puts, calls, or other derivative instruments related to Pinnacle Common Stock and also prohibits executive officers and directors from placing shares of Pinnacle Common Stock in margin accounts and pledging shares of Pinnacle Common Stock; and

•

We avoid tax gross-ups, single triggers on payments in the event of a change-in-control, and other employment provisions that could cause excessive awards in the event of a termination or change-in-control situation.

Fiscal 2016 Performance Context for Compensation Decisions

Pinnacle achieved record overall financial results in 2016. During 2016, consolidated revenues increased by $87.0 million, or 3.8%, year over year to $2.4 billion and Consolidated Adjusted EBITDAR was $654.5 million, an increase of $37.5 million, or 6.1%. In 2016, Pinnacle achieved record financial performance by implementing revenue growth and operational improvement initiatives across the Company’s properties and incorporating the results of The Meadows Racetrack and Casino for approximately four months of the year. For a further discussion regarding Consolidated Adjusted EBITDAR and a reconciliation of Consolidated Adjusted EBITDAR to Income (loss) from continuing operations, please see Item 7. Management Discussion and Analysis of Financial Conditions and Results of Operations of Pinnacle’s Annual Report on Form 10-K on pages 34 and 35.

In addition, other accomplishments for the year include the following:

•

The Company completed the Spin-Off of the Company in connection with the Merger between Former Pinnacle and GLPI and repaid $68.4 million of net aggregate principal amount of debt under Former Pinnacle’s Amended and Restated Credit Agreement prior to the Spin-Off and Merger;

•

The Company entered into a credit agreement in connection with the Spin-Off and Merger, which is comprised of (i) a $185.0 million term loan A facility, (ii) a $300.0 million term loan B facility and (iii) a $400.0 million revolving credit facility. In addition, the Company issued $500.0 million in aggregate principal amount of 5.625% senior notes due 2024. Further, the Company repaid $32.2 million of net aggregate principal amount of debt in 2016;

•	The Company completed the acquisition of the gaming operations of The Meadows Racetrack and Casino in Washington, Pennsylvania for total consideration of approximately $134.0 million; and

•	The Company repurchased approximately 6.2 million shares of Pinnacle Common Stock for $70.2 million, pursuant to share repurchase programs.

The Compensation Committee took each of these accomplishments into account in assessing the performance of our named executive officers in 2016.

Oversight of Executive Compensation

Role of Compensation Committee

The Compensation Committee has overall responsibility for the compensation programs and policies pertaining to our named executive officers. The specific responsibilities of the Compensation Committee related to executive compensation include:

•	Overseeing development and implementation of our compensation plans for named executive officers;

•	Overseeing development, implementation, and administration of our equity compensation plans for executives and other employees;

•

Reviewing and approving compensation for our Chief Executive Officer and other named executive officers, including setting goals, objectives, evaluating performance, verifying results, and determining pay levels and obtaining the Board’s approval (excluding the Chief Executive Officer and the Chief Financial Officer) regarding the Chief Executive Officer’s compensation;

•

Overseeing regulatory compliance with respect to executive and equity compensation matters, including assessing the extent to which our compensation programs could encourage undue risk-taking by executives and employees; and

•	Approving, or recommending to the Board for approval when deemed appropriate, all employment, retention and/or severance agreements for named executive officers.

The Compensation Committee also is responsible for reviewing and submitting to the Board recommendations concerning compensation for our non-employee directors.

Role of Management in Compensation Process

The Compensation Committee relies significantly on the input and recommendations of our Chief Executive Officer when evaluating factors relative to the compensation of the named executive officers (other than the Chief Executive Officer). Our Chief Executive Officer provides the Compensation Committee with his assessment of the performance of each named executive officer and his perspective on the factors described above in developing his recommendations for each named executive officer’s compensation, including salary adjustments, equity grants and incentive bonuses. The Compensation Committee discusses our Chief Executive Officer’s recommendations, consults with its independent advisor, and then approves or modifies the recommendations in collaboration with the Chief Executive Officer.

Our Chief Executive Officer’s compensation is determined by the Compensation Committee, which approves any adjustments to his base salary, performance incentive compensation and equity awards from year to year and obtains the Board’s approval (excluding the Chief Executive Officer and Chief Financial Officer). The Compensation Committee makes determinations regarding our Chief Executive Officer’s compensation independently and without him present. Our Chief Executive Officer attends portions of the Compensation Committee meetings, but does not attend portions of those meetings related to making specific decisions on his compensation.

In addition to recommendations put forth by our Chief Executive Officer, other members of our executive team are involved in the compensation process by assembling data to present to the Compensation Committee and by working with the outside independent compensation consultants to give them the information necessary for them to complete their reports. Other members of our executive management team also occasionally attend portions of the Compensation Committee meetings.

Role of Outside Consultants

The Compensation Committee retains the services of an outside independent executive compensation consultant to assess the competitiveness of our compensation programs, conduct other research as directed by the Compensation Committee, and support the Compensation Committee in the design of executive and director compensation. In 2016, the Compensation Committee retained Exequity LLP (“Exequity”) to assist in the review and assessment of our compensation programs. The Compensation Committee has assessed the independence of Exequity pursuant to SEC rules and concluded that there are no conflicts of interest. Exequity is a nationally recognized independent provider of executive compensation advisory services, with no affiliation with any other service provider. In 2016, Exequity provided the Compensation Committee with assistance on a variety of matters, including a competitive assessment of compensation pertaining to its executive officers and senior management, an assessment regarding its director compensation levels and practices, support related to incentive plan design, regulatory and legislative matters affecting compensation and provided opinions on various management proposals. Exequity did not provide any other services to the Company outside of its engagement by the Compensation Committee.

Competitive Pay Comparisons

When determining the compensation opportunity for individual named executive officers, including salaries, bonuses, and equity grants, the Compensation Committee takes many factors into account, including such executive’s experience, responsibilities, management abilities, job performance, performance of the Company as a whole, current market conditions, competitive pay for similar positions at comparable companies and at companies in other industries that could recruit Pinnacle executives, and pay relative to other executives at Pinnacle. These factors are considered by the Compensation Committee without any specific formula or weighting. The Company does not set compensation at a specific percentile of market comparisons. However, the Compensation Committee references the market from time to time for executives at similar companies to assess the overall competitiveness and reasonableness of pay.

In order to assist the Compensation Committee in evaluating the pay of the Chief Executive Officer and also in evaluating the Chief Executive Officer’s recommendation for the pay of the Chief Financial Officer, the Compensation Consultant provided a competitive compensation analysis in 2016 which relied, in part, on an analysis of compensation at peer companies (in the gaming industry and the hospitality industry general) that are considered to be the closest comparisons to Pinnacle. In developing this group of peer companies, we considered input from Exequity, which conducted an evaluation considering industry categorizations, revenue sizes, and peer company overlap among potential peers. We also incorporated feedback from management and the Compensation Committee regarding labor markets and comparability of potential peers. The peer group used in 2016 to inform pay decisions consisted of 13 companies with median revenues of roughly $3.0 billion. These peer companies consisted of:

•	Boyd Gaming Corporation

•	Caesars Entertainment Corporation

•	Churchill Downs Incorporated

•	Isle of Capri Casinos, Inc.

•	Las Vegas Sands Corp.

•	MGM Resorts International

•	Penn National Gaming, Inc.

•	Wynn Resorts, Limited

•	Hyatt Hotels Corporation

•	Scientific Games Corporation

•	Royal Caribbean Cruises Ltd.

•	Starwood Hotels & Resorts Worldwide, Inc.*

•	Vail Resorts, Inc.

*	Starting in fiscal 2017, the Company will no longer include Starwood Hotels & Resorts Worldwide, Inc., since it merged with Marriot International, Inc.

The Compensation Committee also periodically considers information from compensation surveys, which include data from companies in other industries that might recruit Pinnacle executives.

The Compensation Committee believes that our executive team has unique skills and experience that, in some cases, limit the direct comparability of market data due to the relatively few number of gaming companies. From time to time, we evaluate the companies that are in our peer group and for continued appropriateness.

Elements of Compensation

Overview of Compensation Elements

During fiscal 2016, Pinnacle’s executive compensation and benefits consisted of the components listed in the table below, which provides a brief description of the principal types of compensation, how performance is factored into each type of compensation, and the objectives served by each element. A description of each element is discussed in greater detail following the table.

Fiscal 2016 Principal Elements of Executive Compensation

Element	Description	Performance Considerations	Primary Objectives
Base Salary	• Fixed cash payment	• Based on level of responsibility, experience, and individual performance, compared to other executives and the external market	• Attract and retain talent • Recognize career experience and individual performance • Provide a competitive salary • Recognize internal relationship between pay and responsibility by level

Annual Bonuses	• Performance-based annual incentive bonuses for named executive officers	• Named executive officer bonus amounts tied to level of achievement of financial objectives	• Promote and reward achievement of Pinnacle’s annual financial objectives and individual performance contribution • Align executive interests with stockholder interests • Retain talent

Long-Term Incentives	• Annual grants of stock options, restricted stock with performance conditions and restricted stock units with multi-year vesting, except for new hire or promotional grants which may be episodic	• Value of pay directly linked with long-term financial and stock price performance	• Align executive interests with stockholder interests • Attract and retain talent • Focus on long-term performance outcomes

Retirement and Welfare Benefits	• Medical, dental, vision, life insurance and long-term disability insurance • Non-qualified deferred compensation plan • Group term life insurance	• Not applicable	• Attract and retain talent • Provide competitive compensation

Executive Perquisites	• Financial and tax planning and commuting expenses	• Not applicable	• Attract and retain talent • Provide competitive compensation

Base Salary

We intend for the base salaries of our named executive officers to provide a minimum level of compensation for highly qualified executives. The base salaries of our named executive officers are subject to occasional modification based on an evaluation of each executive’s contribution, experience, responsibilities, external market data as well as the relative pay among senior executives at the Company. Each factor is considered on a discretionary basis without formulas or weights. We consider relative pay between executives because our perspective is that some consistency in pay emphasizes teamwork across the senior leadership level.

The table below shows the salaries for each named executive officer during 2016.

Name	2016 Salary
Anthony M. Sanfilippo	$1,200,000
Carlos A. Ruisanchez	$800,000
Virginia E. Shanks	$600,000
Neil E. Walkoff	$525,000
Troy A. Stremming	$475,000

Effective as of January 1, 2017, the Compensation Committee increased the base salary of Ms. Shanks to $660,000 and the base salaries of Messrs. Ruisanchez and Walkoff to $880,000 and $575,000, respectively. In addition, the Compensation Committee approved the grant of 40,000 restricted stock units to Mr. Sanfilippo on January 1, 2017, which vest on January 1, 2018, in lieu of a base salary increase for 2017.

Annual Bonuses

We intend that bonuses paid to our named executive officers will reward them for the achievement of successful financial, strategic, and operational performance over a short period of time. The 2016 Annual Incentive Plan measures and rewards our named executive officers based on a formula directly linked to the annual financial results of the Company, as measured by Adjusted EBITDA. We believe Adjusted EBITDA provides a highly operational focus and aligns the pay for our top executives directly with the short-term results delivered to our stockholders. It is the perspective of the Company and the Compensation Committee that an objective annual incentive system provides clarity for the senior executive team regarding their focus and rewards and encourages the attainment of “stretch” performance objectives by providing a clearly defined upside in the incentive plan design. The specific decisions related to 2016 are described in more detail below.

The 2016 Annual Incentive Plan approved by the Compensation Committee established a clearly defined annual incentive opportunity for all of our named executive officers. The objectives include:

•	Creating a clearly defined target bonus opportunity for named executive officers, which we believe enhances motivation and competitiveness with the external market;

•	Providing well-defined upside opportunities, to encourage stretch performance beyond the annual operating plans; and

•	Clearly aligning pay with performance.

Specifically, our annual bonuses for the named executive officers for 2016 were based on a formula using objective factors, with quantitative short-term financial targets set at the beginning of the year. Each executive had a defined bonus target as a percentage of salary, and the final bonus payable at the end of the year was determined based on the quantitative financial results at year end, compared to the targets set at the beginning of the year, subject to reduction based on the Compensation Committee’s discretion. The upside potential for the quantitative performance goals was up to 200% of the target award for superior performance, with the potential to earn zero for underperformance relative to the stated performance objective.

For 2016, the specific award opportunities at threshold, target and maximum performance for each named executive officer were as follows:

Name	2016 Threshold Incentive as % of Salary	2016 Target Incentive as % of Salary	2016 Maximum Incentive as % of Salary
Anthony M. Sanfilippo	80%	160%	320%
Carlos A. Ruisanchez, Virginia E. Shanks and Neil E. Walkoff	50%	100%	200%
Troy A. Stremming	40%	80%	160%

To measure performance, the Compensation Committee selected Adjusted EBITDA to measure success in order to balance near term operational performance with delivering sustained improvements in cash flow from reduction of costs, investment and financing activities.

For the 2016 Annual Incentive Plan, the threshold Adjusted EBITDA established by the Compensation Committee was $540 million, the target Adjusted EBITDA was $635 million and the maximum Adjusted EBITDA was $730 million. In establishing the 2016 Annual Incentive Plan, the Compensation Committee retained the discretion to decrease, but not to increase, the amount of any bonus even if the Adjusted EBITDA goals were met or exceeded, based on such objective or subjective factors and circumstances as the Compensation Committee deems relevant or appropriate.

For purposes of determining bonuses, the Compensation Committee determined that the Company has achieved Adjusted EBITDA of $659.4 million in 2016. Based on the 2016 consolidated results, the 2016 Annual Incentive Plan funded at 103.8% of the overall target bonus.

In calculating Adjusted EBITDA for purposes of determining bonuses, the Compensation Committee began with income (loss) from continuing operations and made adjustments for the following items: income tax benefit (expense); other non-operating income; loss from equity method investment; interest expense, net of capitalized interest, write-downs, reserves, and recoveries; non-cash share-based compensation; pre-opening, development and other costs; impairments of goodwill and other intangible assets; and depreciation and amortization. In addition, the Compensation Committee made adjustments for the following items in calculating Adjusted EBITDA: lost revenue due to property closures for flooding at L’Auberge Baton Rouge and L’Auberge Lake Charles and for a power outage at River City; expenses associated with a medical claim; expenses associated with a gaming system conversion at Ameristar East Chicago; and rent expense associated with the Meadows.

Based on the factors described in the table above, the Compensation Committee approved the following bonuses for its named executive officers for 2016:

2016 Annual Bonus
Name	Bonus
Anthony M. Sanfilippo	$2,411,507
Carlos A. Ruisanchez	$1,004,800
Virginia E. Shanks	$753,600
Neil E. Walkoff	$659,400
Troy A. Stremming	$477,280

Long-Term Incentives

We believe that awards of equity to our named executive officers provide a valuable incentive for them and helps align their interests with that of our stockholders for periods of time longer than one fiscal year. As part of our long-term incentive plan for 2016, we granted to our executive officers stock options, restricted stock units and restricted stock with performance conditions. Stock options are an important part of our philosophy for aligning pay for performance, as executives can realize value on their stock options only if the stock price increases over the exercise price. Restricted stock units and restricted stock also help align pay with performance as their value fluctuates with changes in the share price over time. However, restricted stock unit awards also maintain some value in difficult economic environments and, therefore, meet our objectives of retaining executive talent and maintaining effective incentives during different economic environments. All of our equity awards are subject to vesting and require each executive to remain employed with the Company for a period of time or risk forfeiting the award.

Shares of restricted stock provide recipients with the ability to receive a number of shares of Pinnacle Common Stock, subject to the Company achieving specified performance criteria. In 2016, we granted restricted stock to our named executive officers, which are intended to provide rewards in connection with achieving our long-term financial growth objectives and for achieving superior shareholder returns relative to companies in similar industries. The shares of restricted stock initially measure Total Shareholder Return (“TSR”) achievement, which is measured over the performance period beginning on April 28, 2016 through December 31, 2016 relative to the S&P Leisure Time Services Select Industry Index. Up to 200% of an executive officer’s target award can be earned based on TSR. The TSR results are then further modified by a Share Performance (“Share Performance”) test achievement, which is based on the performance of the Company’s share performance over the performance period and is based on the closing price of the Company’s shares of common stock on the last day of the performance period. In the event the stock price at the end of the period increased by 50% over the grant price, the TSR portion of the award will increased by 25%, however the total payout cannot exceed 200% of an individual’s target award. In the event that the stock price at the end of the period decreased by 50% from the grant price the TSR portion of the award will be decreased by 25%. For outcomes between +50% and -50% linear interpolation will be applied. Thus, total opportunities associated with the awards are capped at 200% of target with the relative TSR outcomes modified by up to 25% in a positive or negative direction depending on absolute stock price performance.

Our long-term incentive plan provides that the long-term incentives granted to the executive officers shall consist of 40% restricted stock units, 20% performance awards and 40% options. In determining the size of the equity awards, the Compensation Committee took into consideration each executive’s contribution, experience, responsibilities, external market data as well as the relative pay among senior executives at the Company. The exercise price of each stock option is the closing price of our common stock on the date of grant.

As a result of these considerations, the Compensation Committee approved the following equity grants for the following named executive officers as part of the Long-Term Incentive Plan:

Name	Stock Options(1)	Restricted Stock Units(2)	Restricted Stock at Target Performance(3)
Anthony M. Sanfilippo	290,910	131,990	65,935
Carlos A. Ruisanchez	130,000	60,000	29,305
Virginia E. Shanks	100,000	44,000	21,980
Neil E. Walkoff	50,910	23,100	11,540
Troy A. Stremming	34,000	16,000	8,000

(1)	The stock options were granted on April 28, 2016, vest in four equal annual installments beginning on April 28, 2017 and have 7-year terms.
(2)	The restricted stock units were granted on April 28, 2016 and vest in four equal annual installments beginning on April 28, 2017.
(3)

The shares of restricted stock were granted on April 28, 2016 and vests on December 31, 2018. The performance period is from April 28, 2016 through December 31, 2018. The number of shares of restricted stock shown in the table above assumes that target performance has been achieved. The total number of shares of restricted stock that vests on December 31, 2018 will depend on the performance achieved during the performance period, which may result in the executive officer receiving fewer shares than reflected in the table above. Depending on Pinnacle’s performance during the performance period, the ultimate incentive ranges between 0% to 200% of the number of shares earned if target performance is achieved.

2014 Long-Term Incentive Plan

Pursuant to the 2014 Long-Term Incentive Plan, each of the named executive officers were granted performance shares. For 2014 Long-Term Incentive Plan, the specific award opportunities at target and maximum performance for the named executive officer were as follows:

Name	Target Number of Shares	Maximum Number of Shares
Anthony M. Sanfilippo	46,652	93,304
Carlos A. Ruisanchez	17,279	34,558
Virginia E. Shanks	12,959	25,918
Neil E. Walkoff	9,071	18,142
Troy A. Stremming	7,775	15,550

To measure performance, the Compensation Committee selected an Adjusted EBITDA performance goal, a Revenue Enhancement performance goal and a Total Shareholder Return performance goal to measure success in order to balance near term operational performance with delivering sustained improvements in cash flow from reduction of costs, investment and financing activities. The Compensation Committee established a performance period that began on January 1, 2014 through December 31, 2016.

The number of Performance Shares subject to the award that vested at the end of the performance period was determined by multiplying the total number of Performance Shares granted under an Award by (i) the Adjusted EBITDA Vesting Factor, (ii) Revenue Enhancement Vesting Factor, and (iii) the TSR Vesting Factor, based on the level of attainment of each of the performance goals at the end of the performance period, as certified by the Compensation Committee. The Compensation Committee established the following Adjusted EBITDA performance goals: threshold Adjusted EBITDA of $587.9 million (with a 75.0% vesting factor), target Adjusted EBITDA of $653.2 million (with a 100% vesting factor) and maximum Adjusted EBITDA of $718.5 million (with a 125% vesting factor). In addition, the Compensation Committee established the following Revenue Enhancement performance goals: a minimum goal of less than or equal to 4.0% (with an 80% vesting factor), a target goal of 6.50% (with a 100% vesting factor) and a maximum goal of 9.0% (with a 120% vesting factor). Further, the Compensation Committee established the following Total Shareholder Return performance goals: bottom third (with a 67% vesting factor), target goal of middle third (with a 100% vesting factor) and maximum goal of top third (with a 133% vesting factor).

In establishing the 2014 Long-Term Incentive Plan, the Compensation Committee retained the discretion to decrease, but not to increase, the number of performance shares that vest at the end of the performance period, even if the performance goals were met or exceeded, based on such objective or subjective factors and circumstances as the Compensation Committee deemed relevant or appropriate.

Under the 2014 Long-Term Incentive Plan, the Compensation Committee determined that the Company had achieved Adjusted EBITDA of $659.3 million (which is the same achievement under the 2016 Annual Incentive Plan (resulting in a 102.3% Adjusted EBITDA Vesting Factor)), same store revenue growth was approximately $76.4 million during the period, which is less than 4% (resulting in an 80% Revenue Enhancement Vesting Factor) and the Company’s total shareholder return was in the top tier of relative performance (resulting in a

133% TSR Vesting Factor). Based on this performance, the Company achieved 109% of target, which resulted in the following shares being issued under the 2014 Long-Term Incentive Plan:

Name	Number of Shares
Anthony M. Sanfilippo	50,797
Carlos A. Ruisanchez	18,814
Virginia E. Shanks	14,110
Neil E. Walkoff	9,877
Troy A. Stremming	8,466

Stock Ownership Guidelines

In April 2016, the Board of Directors approved stock ownership guidelines for each of its executive officers and directors. Pursuant to its stock ownership guidelines, the Company’s executive officers are required to own the following shares of Pinnacle Common Stock by the end of the fourth year that the person was appointed to his or her position.

Name	Number of Shares of Common Stock
Chief Executive Officer	300,000
President	150,000
Executive Vice Presidents	50,000
Senior Vice Presidents	20,000
Member of Board of Directors	20,000

The following count toward the targeted ownership: (1) shares of Pinnacle Common Stock owned outright; (2) shares of Pinnacle Common Stock held in benefit plans (e.g., 401(k) Plan); (3) vested and/or unvested restricted stock; (4) vested and/or unvested restricted stock units; and (5) phantom stock units. Unexercised options and unearned performance shares do not count toward the targeted ownership. Each of the named executive officers exceeds the targeted ownership pursuant to the stock ownership guidelines.

Hedging, Margin Accounts and Pledging Pinnacle Common Stock

The Company’s insider trading plan prohibits executive officers and directors from hedging their ownership of Pinnacle Common Stock, including transactions in puts, calls, or other derivative instruments related to Pinnacle Common Stock. In addition, the Company’s insider trading plan prohibits executive officers and directors from placing shares of Pinnacle Common Stock in margin accounts and pledging shares of Pinnacle Common Stock.

Risk Assessments

With respect to risk related to compensation matters, the Compensation Committee considers, in establishing and reviewing the Company’s executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Executives’ base salaries are fixed in amount and thus do not encourage risk-taking. Bonuses are capped and are tied to overall corporate performance. A portion of compensation provided to the executive officers is in the form of options, restricted stock units and restricted stock that are important to help further align executives’ interests with those of the Company’s stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking, as the value of these types of equity awards fluctuate dollar for dollar with the Company’s stock price and do not represent significant downward/upward risk and reward.

Recovery of Incentive Compensation Policy

The Company’s Board of Directors has adopted a policy on recovery of incentive compensation in the event of a financial restatement, also known as a “clawback policy.” The policy provides that the Compensation Committee may take any action to recover all or a portion of any excess bonus paid to an executive officer provided that (1) there is a restatement of the Company’s financial statements for the fiscal year for which a bonus was paid, other than a restatement due to changes in accounting principles or applicable law, and (2) the Compensation Committee determines that the executive officer has received an “excess bonus” for the relevant fiscal year. The amount of the excess bonus shall be equal to the difference between the bonus paid to the executive officer and the payment or grant that would have been made based on the restated financial results. The requirement of an executive officer to repay all or a portion of the excess bonus as determined by the Compensation Committee shall only exist if the Audit Committee has taken steps to consider restating the financials prior to the end of the third year following the year in question.

The Compensation Committee may take such action in its discretion that it determines appropriate to recover all or a portion of the excess bonus if it deems such action appropriate under the facts and circumstances. Such actions may include recovery of all or a portion of such amount from the executive officer from any of the following sources: prior incentive compensation payments, future payments of incentive compensation, cancellation of outstanding equity awards, future equity awards, gains realized on equity awards, and direct repayment by the executive officer.

Retirement and Welfare Benefits

The named executive officers are eligible to participate in all of the Company’s normal retirement, and welfare programs on the same terms as generally available to substantially all of our full-time employees. These include a 401(k) plan and matching contributions, health and disability insurance coverage, and group life insurance programs. In addition, the Company’s named executive officers are covered by the Company’s general health plan applicable to all of the Company’s employees.

In addition to these standard retirement and welfare benefits, the Company provides certain additional savings and benefit programs available to our senior management, which we believe are in the best interest of our stockholders, as they enable us to attract and retain high quality executives and help those executives maintain their focus on the business needs of the Company rather than their own personal financial considerations:

•	An Executive Deferred Compensation Plan, or the Executive Plan; and

•	Financial and Tax Planning

Executive Deferred Compensation Plan

The Executive Deferred Compensation Plan (the “Executive Plan”) allows executive officers to elect to defer a portion of their salary and bonuses each year into a non-qualified deferred compensation account, which is an unsecured obligation of the Company to pay compensation at a later date. This allows the executives to receive tax-deferred savings and appreciation to support their individual retirement needs. The Compensation Committee has the discretion to change the floating crediting rate for deferrals under the Executive Plan on a prospective basis as of the beginning of any quarter. Amounts that an executive officer elects to defer under the Executive Plan are credited with a floating rate of interest based on average yields on 30-year U.S. treasury bonds, plus two percentage points, not to exceed 8% per annum, compounded quarterly.

Financial and Tax Planning

The Company reimburses certain members of senior management, including the named executive officers, for expenses related to financial or tax assistance and estate planning. Mr. Sanfilippo is entitled to be reimbursed up to $7,500 for related expenses and the other named executives officers are entitled to be reimbursed up to $5,000 for related expenses. Further, in connection with the Spin-Off and Merger with GLPI, the Company paid for financial and tax assistance for each named executive officer, which was in addition to the reimbursements for financial, tax assistance and estate planning.

Executive Perquisites

In 2016, we provided limited perquisites to our named executive officers, including the financial and tax planning expenses (as described above). In addition, we paid for certain travel expenses associated with Ms. Shanks who lives in Reno, Nevada and commutes to Las Vegas, Nevada, including a corporate apartment and incidental expenses associated with the corporate apartment, use of a Company automobile, airfare and incidental expenses associated with Ms. Shanks traveling to and from Reno, Nevada to our Las Vegas, Nevada offices. Further, Messrs. Sanfilippo and Ruisanchez are entitled to receive a matching contribution up to a maximum aggregate amount of $7,500 per calendar year, pursuant to the Charitable Matching Contributions Program for Directors. The Compensation Committee believes that our named executive officers value the perquisites provided to them and the cost to us of the perquisites is de minimus.

Other Considerations

Impact of Section 162(m)

Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to each of the Company’s chief executive officer and the three other most highly compensated officers (other than the CFO), except for compensation that is “performance based.” Our general intent is to provide compensation awards to our named executive officers so that most, if not all, awards will be deductible without limitation. However, we may make compensation awards that are not deductible if our best interests so require.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

Compensation Committee

Jaynie Miller Studenmund (Chairwoman)
Charles L. Atwood
Stephen C. Comer

Summary Compensation Table

The following table sets forth the compensation paid to each of the Company’s named executive officers for the fiscal years ended December 31, 2016, 2015 and 2014, except for Mr. Stremming, who was not a named executive officer in 2015 and 2014.

	Year	Salary	Bonus	Stock Awards (a)	Option Awards (b)	Non-Equity Incentive Plan Compensation (c)	Change in Nonqualified Deferred Compensation Earnings (d)	All Other Compensation (e)	Total
Anthony M. Sanfilippo Chief Executive Officer	2016	$1,200,000	$—	$2,458,311	$1,182,287	$2,411,507	$—	$32,884	$7,284,989
	2015	$1,200,000	$—	$1,483,246	$560,291	$2,394,000	$—	$15,404	$5,652,941
	2014	$1,200,000	$—	$4,475,908	$1,424,426	$741,000	$—	$3,900	$7,845,234

Carlos A. Ruisanchez President and Chief Financial Officer	2016	$800,000	$—	$1,107,988	$528,333	$1,004,800	$—	$20,687	$3,461,808
	2015	$800,000	$—	$652,491	$248,614	$1,064,000	$—	$3,975	$2,769,080
	2014	$800,000	$—	$2,595,877	$367,428	$513,000	$—	$3,900	$4,280,205

Virginia E. Shanks Executive Vice President and Chief Marketing Officer	2016	$600,000	$—	$819,499	$406,410	$753,600	$4,527	$77,860	$2,661,896
	2015	$600,000	$—	$477,747	$186,764	$718,200	$4,553	$60,683	$2,047,947
	2014	$600,000	$—	$1,948,603	$275,616	$342,000	$5,259	$63,896	$3,235,374

Neil E. Walkoff Executive Vice President, Operations	2016	$525,000	$—	$430,244	$206,903	$659,400	$—	$21,194	$1,842,741
	2015	$525,000	$—	$307,562	$109,148	$558,600	$—	$13,291	$1,513,601
	2014	$525,000	$—	$1,563,791	$192,940	$299,250	$—	$3,900	$2,584,881

Troy A. Stremming Executive Vice President, Government Relations and Public Affairs	2016	$475,000	$—	$298,103	$138,179	$477,280	$—	$21,410	$1,409,972

(a)	The value in this column represents the aggregate grant date fair value computed in accordance with the FASB ASC Topic 718. For a discussion of valuation assumptions used in calculation of these amounts, see Note 7 to our audited financial statements, included within our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
(b)	The value in this column represents the aggregate grant date fair value computed in accordance with the FASB ASC Topic 718. For a discussion of valuation assumptions used in calculation of these amounts, see Note 7 to our audited financial statements, included within our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
(c)	The amount in this column for each of the named executive officers includes the bonus that he or she earned based on achievement of pre-established performance targets. For a more detailed discussion of these bonuses, see the “Compensation Discussion and Analysis — Elements of Compensation — Bonuses” section above.
(d)	Amounts reflect the above-market earnings for contributions into the Executive Deferred Compensation Plan.
(e)	For Mr. Sanfilippo, All Other Compensation in 2016 consisted of: (1) $3,975 in matching 401(k) contributions; (2) $25,399 in tax and financial planning expenses; and (3) $3,510 in charitable matching contributions. For Mr. Ruisanchez, All Other Compensation in 2016 consisted of: (1) $3,975 in matching 401(k) contributions; and (2) $16,712 in financial planning expenses. For Ms. Shanks, All Other Compensation in 2016 consisted of: (1) $3,231 in matching 401(k) contributions; (2) $21,959 in tax and financial planning expenses; (3) $16,015 in airfare and incidental expenses associated with personal travel to the executive’s home; (4) $11,831 for use of the Company’s automobile and related expenses; and (5) $24,824 for expenses related to the use of the corporate apartment. For Mr. Walkoff, All Other Compensation in 2016 consisted of: (1) $3,975 in matching 401(k) contributions; and (2) $17,219 in tax and financial planning expenses. For Mr. Stremming, All Other Compensation in 2016 consisted of: (1) $3,975 in matching 401(k) contributions; and (2) $17,435 in tax and financial planning expenses.

Employment Agreements and Other Change of Control Provisions

The Company has entered into employment agreements for each of its named executive officers. In the discussion of the terms of their employment agreements below, we sometimes refer to them collectively, as the “Executives” and individually, as an “Executive.”

On April 28, 2016, the Company assumed the employment agreement from Former Pinnacle with Anthony M. Sanfilippo for his role as the Company’s Chief Executive Officer and a director of the Company, with an annual base salary of $1,200,000. The employment agreement was originally entered into on August 18, 2014. Mr. Sanfilippo does not receive any compensation for his service as a member of the Board. Mr. Sanfilippo’s employment agreement provides for an initial term ending August 31, 2019, provided that, commencing on

April 30, 2019 and as of April 30 of each year thereafter, his employment agreement shall renew automatically for successive one-year periods, unless either party gives notice of non-renewal at least 120 days before the next renewal date. In connection with the employment agreement, Mr. Sanfilippo received a grant of 100,000 restricted stock units that vest 100% on the third anniversary of the date of the employment agreement. Mr. Sanfilippo also received a grant of a non-qualified stock options covering 50,000 shares of the Company’s Common Stock, of which 50% vests on the fourth anniversary of the date of the employment agreement and 50% vests on the fifth anniversary of the date of the employment agreement.

On April 28, 2016, the Company assumed the employment agreements with Carlos A. Ruisanchez, the Company’s President, Chief Financial Officer and director, Virginia E. Shanks, the Company’s Executive Vice President and Chief Administrative Officer, Neil E. Walkoff, Executive Vice President, Operations and Troy A. Stremming, Executive Vice President, Government Relations and Public Affairs (the “Executives”). The original employment agreements were entered into on October 13, 2014. Pursuant to the employment agreements, as amended and further described below, Mr. Ruisanchez earned an annual base salary of $800,000 in 2016, Ms. Shanks earned an annual base salary of $600,000 in 2016, Mr. Walkoff earned an annual base salary of $525,000 in 2016, and Mr. Stremming earns an annual base salary of $475,000. The employment agreements provide for an initial term ending October 31, 2017, provided that, commencing on June 30, 2017 and as of June 30 of each year thereafter, the employment agreements shall renew automatically for successive one-year periods, unless either party gives notice of non-renewal at least 120 days before the next renewal date. In connection with the employment agreements, each of the Executives received a grant of the following number of restricted stock units that vest 100% on the third anniversary of the Effective Date of the employment agreements: Mr. Ruisanchez, 80,000, Ms. Shanks, 60,000, Mr. Walkoff, 50,000 and Mr. Stremming 30,000.

On December 16, 2014, the employment agreements with Messrs. Sanfilippo and Ruisanchez and Ms. Shanks were amended to increase the target and maximum bonus percentages under their respective employment agreements, effective as of January 1, 2015. Mr. Sanfilippo’s target bonus percentage was increased from 100% to 150% and his maximum bonus percentage was increased from 200% to 300%. Mr. Ruisanchez’s target bonus percentage was increased from 90% to 100% and his maximum bonus percentage was increased from 180% to 200%. Ms. Shanks’ target bonus percentage was increased from 80% to 90% and her maximum bonus percentage was increased from 160% to 180%.

On December 21, 2015, the employment agreements with Messrs. Sanfilippo and Walkoff and Ms. Shanks were amended to increase the target and maximum bonus percentages under their respective employment agreements, effective as of January 1, 2016. Mr. Sanfilippo’s target bonus percentage was increased from 150% to 160% and his maximum bonus percentage was increased from 300% to 320%. Mr. Walkoff’s target bonus percentage was increased from 80% to 100% and his maximum bonus percentage was increased from 160% to 200%. Ms. Shanks’ target bonus percentage was increased from 90% to 100% and her maximum bonus percentage was increased from 180% to 200%.

On December 15, 2016, the Company entered into amendments to the employment agreements with Messrs. Ruisanchez and Walkoff and Ms. Shanks to increase the base salaries in their respective employment agreements, effective as of January 1, 2017. Mr. Ruisanchez’s annual base salary increased from $800,000 to $880,000, Ms. Shanks’ annual base salary increased from $600,000 to $660,000 and Mr. Walkoff’s annual base salary increased from $525,000 to $575,000.

Bonus Eligibility

The table below sets forth information about the Executives’ eligibility for bonuses under the terms of their respective employment agreements. The parties to the employment agreements contemplate that the setting of the targets and goals and the payment of bonuses described below shall be done in such a manner as to qualify such bonuses as “performance based” compensation under Section 162(m) of the Code. The bonus percentages reflect the bonus percentages provided under the employment agreements with each of the named executive officers.

Name	Bonus Eligibility
Anthony M. Sanfilippo

•    Targeted annual bonus of 160% of annual base salary based upon meeting performance targets developed by the Compensation Committee; and

•    An upside potential for the annual bonus to be not less than 320% of the annual base salary if the maximum performance goals are satisfied.

Carlos A. Ruisanchez, Virginia E. Shanks and Neil Walkoff

•    Targeted annual bonus of 100% of annual base salary based upon meeting performance targets developed by the Compensation Committee; and

•    An upside potential for the annual bonus to be not less than 200% of the annual base salary if the maximum performance goals are satisfied.

Troy A. Stremming

•    Targeted annual bonus of 80% of annual base salary based upon meeting performance targets developed by the Compensation Committee; and

•    An upside potential for the annual bonus to be not less than 160% of the annual base salary if the maximum performance goals are satisfied.

All of the Named Executive Officers

•    Eligible to receive special bonuses, in addition to his or her annual bonus, in the discretion of the Board or the Compensation Committee.

•    Bonuses earned may be paid in cash, restricted stock, or a combination thereof, as determined in the Company’s discretion.

Payments and Benefits upon Termination; Treatment of Equity Grants – Generally

In general, if an Executive’s employment is terminated (regardless of the reason therefor), the Company shall pay or cause to be paid to such Executive all accrued but unpaid annual base salary and bonus and any compensation previously voluntarily deferred by such Executive, and all benefits provided to such Executive under his or her employment agreement shall cease, except as otherwise required by applicable law or the terms of the applicable employment agreement. In addition, the Executives shall be entitled to receive a prorated annual bonus for the year of termination, except in the case of termination for “cause.”

Except in the event an Executive’s employment is terminated by the Company for “cause” or by the Executive without “good reason,” the Executive shall be entitled to receive continuation of health benefits coverage for the Executive and his or her dependents and disability insurance coverage for the Executive for 24 months following termination or, if earlier, until the Executive and his or her dependents become covered or eligible for coverage under another group health plan or group disability plan, subject to certain pre-existing condition limitations. During the applicable period, the Company shall pay any applicable premiums on such coverage on behalf of the Executive, provided that, in the event such premium payment by the Company results in a violation of applicable law, the Company shall pay to the Executive or the Executive’s estate, as applicable, a fully taxable monthly amount that, after the payment of all applicable taxes by the Executive or the Executive’s estate, is equal to the total monthly premiums payable for such coverage.

The Executives’ employment agreements provide that, in the event of an Executive’s employment with the Company is terminated for any reason other than (i) termination by the Executive without “good reason” or

(ii) termination by the Company for “cause,” all vested equity awards that contain exercise periods shall terminate on the earlier of (a) the expiration of their stated terms or (b) two (2) years after the termination of his employment with the Company. In the event of an Executive’s employment is terminated by the Executive without “good reason,” all vested equity awards shall terminate on the earlier of the expiration of the stated term or eighteen (18) months after the termination. In the event of an Executive’s employment is terminated by the Company for “cause,” all vested equity awards shall terminate on the earlier of the expiration of the stated term or thirty (30) days after the termination. Other than in the event an Executive’s employment is terminated by the Company without “cause” or by the Executive for “good reason,” in each case within 24 month following a change of control, the post-termination survival of unexercised and/or unpaid equity awards is dependent on the Executive’s compliance with certain restrictive covenants in the employment agreement, including non-competition, no-hire-away, and non-solicitation covenants. Further, unvested equity awards shall terminate on the termination of an Executive’s employment with the Company, except as otherwise provided under the applicable terms, if any, of the equity plan, the equity award agreements or the employment agreements.

The Executives may be entitled to receive additional payments or benefits, or the consequences of termination of employment described above may be subject to change, depending on the circumstances under which an Executive’s employment is terminated, as further described below under the headings “Payments and Benefits upon Termination by the Company without Cause or by the Executive for Good Reason, Other than upon Change of Control,” “Payments and Benefits upon Termination by the Company without Cause or by the Executive for Good Reason upon a Change of Control” and “Payments and Benefits upon Termination Due to Death or Disability.”

Payments and Benefits upon Termination by the Company for Cause or by the Executive without Good Reason

If an Executive’s employment is terminated by the Company for Cause or by such Executive without “good reason,” such Executive shall not be entitled to receive any payments or benefits other than as specified above under the heading “Payments and Benefits upon Termination; Treatment of Equity Grants – Generally.”

Payments and Benefits upon Termination by the Company without Cause or by the Executive for Good Reason, Other than upon a Change of Control

If an Executive’s employment is terminated by the Company without “cause” or by such Executive for “good reason” other than within 24 months following a Change of Control, the following shall apply:

•	Such Executive shall be entitled to receive the payments and benefits specified above under the heading “Payments and Benefits upon Termination; Treatment of Equity Grants – Generally.”

•

Such Executive shall be entitled to receive an amount equal to 150% of the sum of (a) such Executive’s annual base salary in effect on the date of termination and (b) the average annual bonus paid to such Executive in the three years before termination. The salary component shall be paid in monthly installments over 18 months in accordance with the Company’s regular salary payment schedule, and the bonus component shall be paid in two equal annual installments on the first and second anniversaries of the termination of employment.

•

In addition, with respect to all outstanding equity awards that do not contain performance-based vesting conditions, the portion of such equity awards that would have become vested and/or exercisable during the eighteen months following the date of termination shall continue to vest as if the Executive’s employment had not terminated, except that, with respect to the restricted stock units granted in 2014 in connection with the entry into employment agreements with each of the Executives (“Retention RSUs”), if the date of termination is prior to the third anniversary of the date of the Executive’s employment agreement, then a prorated portion of the Retention RSUs shall vest immediately based on the number of days from the date of the Executive’s employment agreement up to but not including the date of the Executive’s termination divided by 1,096.

•

With respect to any of Mr. Sanfilippo’s outstanding performance-based equity awards, Mr. Sanfilippo shall be entitled to participate in such performance-based awards on a prorated basis at the end of the applicable performance period (with such determination to be based on actual performance through the applicable performance period), and such prorated portion shall be based on (i) the number of full months employed by Mr. Sanfilippo during the applicable performance period plus eighteen months of continued accrual service credit following the date of termination of employment (or if shorter, through the end of the performance period) divided by (ii) the number of full months in the performance period.

•

With respect to any other outstanding performance-based equity awards, the Executive (other than Mr. Sanfilippo who is discussed above) shall be entitled to participate in such performance-based awards on a prorated basis at the end of the applicable performance period (with such determination to be based on actual performance through the applicable performance period), and such prorated portion shall be based on (i) the number of full months the Executive was employed during the applicable performance period divided by (ii) the number of full months in the performance period.

Payments and Benefits upon Termination by the Company without Cause or by the Executive for Good Reason upon a Change of Control

If an Executive’s employment is terminated by the Company without “cause” or by such Executive for “good reason” at the time of or within 24 months after a change of control, the following shall apply:

•	Such Executive shall be entitled to receive the payments and benefits specified above under the heading “Payments and Benefits upon Termination; Treatment of Equity Grants – Generally.”

•

Such Executive shall be entitled to receive an amount equal to 200% of the sum of (a) such Executive’s annual base salary in effect on the date of termination and (b) the target bonus for the year of termination, payable in a lump sum as soon as practicable but in no event more than 30 days after the termination of employment.

•

In addition to those already vested, any unvested equity awards, including the Retention RSUs and any unvested replacement equity awards that may have been granted to such Executive to replace unvested equity awards that expired by their terms in connection with a change of control, shall become fully vested and may be exercised immediately by such Executive and, with respect to performance-based equity awards, all such awards shall be considered to be earned at target levels and payable as of the termination of Executive’s employment. To the extent that any unvested equity awards terminate by their terms at the time of or in connection with a change of control and replacement equity awards of at least equivalent value are not granted to an Executive, the Executive shall receive, as additional cash severance at the time of termination, the consideration paid by the acquiring person for the securities underlying the unvested expired equity awards at the time of the change of control less, to the extent applicable, (a) the exercise price or other consideration payable by the Executive for the equity awards and (b) the value of any replacement equity awards realized by the Executive through or as a result of such termination.

Payments and Benefits upon Termination Due to Death or Disability

If an Executive dies or the Company terminates the Executive’s employment due to disability, the following shall apply:

•

Such Executive, the Executive’s estate, or the Executive’s dependents, as applicable, shall be entitled to receive the payments and benefits specified above under the heading “Payments and Benefits upon Termination; Treatment of Equity Grants – Generally.”

•

With respect to all outstanding equity awards that do not contain performance-based vesting conditions, such equity awards shall become fully vested and immediately exercisable by such Executive or the Executive’s estate, as applicable. With respect to any outstanding performance-based equity awards, all such performance-based awards shall continue to vest and/or be paid on the schedule set forth in the applicable award agreement as if the Executive’s employment had not terminated.

Additional Terms

Under certain circumstances, any payment on account of termination of an Executive’s employment which is deemed to be “deferred compensation” under Internal Revenue Code Section 409A will be delayed for six months after the termination, except in the case of such Executive’s death.

It is a condition to an Executive’s right to receive severance payments and benefits under such Executive’s employment agreement that the Executive execute a general release in favor of the Company and its affiliates. In addition, certain non-competition, no-hire-away, and non-solicitation covenants apply to the Executives for specified periods following the termination of employment under certain circumstances.

The employment agreements of the Executives contain a “best net” provision in the event any payment or benefit to be paid or made payable to an Executive or for his or her benefit under his or her employment agreement on a “change of control” (within the meaning of Section 280G of the Code) constitutes an “excess parachute payment” (within the meaning of Sections 280G and 4999 of the Code). Under the employment agreements, if the excise tax is triggered, then the payments or benefits received under the employment agreement shall be reduced to the extent necessary to avoid triggering the excise tax, unless the Executive would have a more favorable after-tax result by receiving the unreduced payments and benefits and paying the excise tax himself or herself, without a gross-up from the Company. Accordingly, the amounts payable under the employment agreements of the Executives set forth below may be reduced.

Termination by the Company without Cause or by the Executive for Good Reason, Other than upon a Change of Control

The following table sets forth the amounts payable under the employment agreements of the Executives in the event of a termination by the Company without “cause” or by the Executive for “good reason” other than in connection with a change of control. The amounts in the table assume that the triggering event took place on December 31, 2016. The last closing price of Pinnacle Common Stock as of December 31, 2016 was $14.50.

Name	Cash Severance (a)	Value of Equity Awards that have Accelerated Vesting	Value of Benefits Continuation (b)	Total
Anthony M. Sanfilippo	$6,025,844	$5,029,610	$33,055	$11,088,509
Carlos A. Ruisanchez	$3,161,260	$2,277,033	$27,972	$5,466,265
Virginia E. Shanks	$2,605,508	$1,705,048	$37,665	$4,348,221
Neil E. Walkoff	$1,993,260	$1,150,550	$36,887	$3,180,697
Troy A. Stremming	$1,756,802	$851,890	$37,665	$2,646,357

(a)	These amounts include cash severance payments mandated by each Executive’s employment agreement and, in the case of Ms. Shanks, amounts deferred under the Executive Deferred Compensation Plan.
(b)	These amounts are estimates based on current costs for the continuation of health and disability benefits and current base salary.

Termination by the Company without Cause or by the Executive for Good Reason upon a Change of Control

The following table sets forth the amounts payable under the employment agreements of the Executives in the event of a termination by the Company without “cause” or by the Executive for “good reason” at the time of or within 24 months after a change of control. The amounts in the table assume that the triggering event took place on December 31, 2016. The last closing price of Pinnacle Common Stock as of December 31, 2016 was $14.50.

Name	Cash Severance (a)	Value of Equity Awards that have Accelerated Vesting	Value of Benefits Continuation (b)	Total
Anthony M. Sanfilippo	$8,160,000	$8,909,617	$33,055	$17,102,672
Carlos A. Ruisanchez	$4,000,000	$4,003,931	$27,972	$8,031,903
Virginia E. Shanks	$3,300,424	$2,998,105	$37,665	$6,336,194
Neil E. Walkoff	$2,625,000	$1,917,780	$36,887	$4,579,667
Troy A. Stremming	$2,090,000	$1,399,106	$37,665	$3,526,771

(a)	These amounts include cash severance payments mandated by each Executive’s employment agreement and, in the case of Ms. Shanks, amounts deferred under the Executive Deferred Compensation Plan.
(b)	These amounts are estimates based on current costs for the continuation of health and disability benefits and current base salary.

Termination due to Death or Disability

The following table sets forth the amounts payable under the employment agreements of the Executives in the event of a termination due to death or disability. The amounts in the table assume that the termination took place on December 31, 2016. The last closing price of Pinnacle Common Stock as of December 31, 2016 was $14.50.

Name	Cash Severance (a)	Value of Equity Awards that have Accelerated Vesting	Value of Benefits Continuation (b)	Total
Anthony M. Sanfilippo	$1,920,000	$8,909,617	$33,055	$10,862,672
Carlos A. Ruisanchez	$800,000	$4,003,931	$27,972	$4,831,903
Virginia E. Shanks	$900,424	$2,998,105	$37,665	$3,936,194
Neil E. Walkoff	$525,000	$1,917,780	$36,887	$2,479,667
Troy A. Stremming	$380,000	$1,399,106	$37,665	$1,816,771

(a)	These amounts include cash severance payments mandated by each Executive’s employment agreement and, in the case of Ms. Shanks, amounts deferred under the Executive Deferred Compensation Plan.
(b)	These amounts are estimates based on current costs for the continuation of health and disability benefits and current base salary.

Executive Deferred Compensation Plan

In 2016, we adopted the Executive Deferred Compensation Plan (the “Executive Plan”), which allows certain of our highly compensated employees to defer, on a pre-tax basis, a portion of their base annual salaries and bonuses. The Executive Plan is administered by the Compensation Committee, and participation in the Executive Plan is limited to employees who are (i) determined by us to be includable within a select group of employees, (ii) subsequently chosen from the select group, and (iii) approved by the Compensation Committee.

Under the Executive Plan, a participating employee may elect to defer up to 75% of his or her salary for the next year, and up to 90% of his or her bonus for the next year. Any such deferred compensation is credited to a deferral contribution account. A participating employee is at all times fully vested in his or her deferred contributions, as well as any appreciation or depreciation attributable thereto. Amounts that a participating employee elects to defer under the Executive Plan are credited with a floating rate of interest based on average yields on 30-year U.S. treasury bonds, plus two percentage points, not to exceed 8% per annum, compounded quarterly. The Compensation Committee has the discretion to change the crediting rate for deferrals under the Executive Plan on a prospective basis as of the beginning of any quarter.

In general, distributions under the Executive Plan are payable upon termination (before the participating employee qualifies for retirement), retirement, death, disability and upon the occurrence of a financial emergency. A participating employee will also receive distributions upon a change in control of the Company, to the extent permitted under Section 409A. When making an election to defer salary and bonus, a participating employee can specify that the amounts deferred will be paid on certain dates at least two years after the amounts are deferred or at retirement.

Non-Qualified Deferred Compensation Table

The following table shows the deferred compensation activity for our named executive officers for the Executive Plan during the fiscal year ended December 31, 2016. Ms. Shanks was the only named executive officer to have a balance in the Executive Plan during the fiscal year ended December 31, 2016.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY (a)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Virginia E. Shanks	$0	$0	$14,103	$0	$314,527

(a)	The amount shown in “Aggregate Earnings in Last FY” which is reported as compensation in the fiscal year ended December 31, 2016 in the Summary Compensation Table for Ms. Shanks is $4,527.

2016 Equity and Performance Incentive Plan

Our Board of Directors adopted our 2016 Equity and Performance Incentive Plan (“2016 Plan”) in April 2016. The 2016 Plan was approved by our sole stockholder, Former Pinnacle, on April 18, 2016. The 2016 Plan is administered by our Compensation Committee. The Compensation Committee had broad discretion and power in administering the 2016 Plan, in determining which of our employees, directors, and consultants could participate, and the terms of individual awards. The 2016 Plan has a ten year term and expires on April 18, 2026.

Awards under the 2016 Plan may consist of options, stock appreciation rights, restricted stock, other stock unit awards, performance awards, dividend equivalents or any combination of the foregoing. In Proposal No. 5, the Company has proposed that the stockholders approve the “performance-based” compensation provisions of the 2016 Plan in order to characterize certain awards payable to the Chief Executive Officer and certain other named executive officers as “performance-based” compensation pursuant to Section 162(m) of the Code. Compliance with Section 162(m) of the Code results in the tax deductibility of related compensation expense to the Chief Executive Officer and the Company’s three other most highly compensated executive officers (other than the Chief Financial Officer).

Performance awards under the 2016 Plan were for awards that provide payments determined by the achievement of performance goals over a performance period. The Compensation Committee determines the relevant performance goals and the performance period. The performance goals shall be based on the attainment of specified levels of, or growth of, one or any combination of (or a formula based on) modified calculations of certain specified factors. The eligible factors included: net sales; pretax income before or after allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; total stockholder return; appreciation in and/or maintenance of the price of the shares or any of our other publicly-traded securities; market share; gross profits; earnings before taxes; earnings before interest and taxes; EBITDA; an adjusted formula of EBITDA; economic value-added models; comparisons with various stock market indices; reductions in costs, and/or return on invested capital of Pinnacle or any affiliate, division or business unit of Pinnacle.

Grant of Plan-Based Awards

The following table provides information regarding our grant of plan-based awards made to each named executive officer in 2016.

Name	Grant Date (a)	Estimated Future Payouts Under Non-equity Incentive Plan Awards (b)			Estimated Future Payouts Under Equity Incentive Plan Awards (c)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (d)	Grant Date Fair Value of Stock and Option Awards (e)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Anthony M. Sanfilippo	—	$960,000	$1,920,000	$3,840,000
	4/28/2016				9,890	65,935	131,870	—	—	—	$939,106
	4/28/2016							131,990	—	—	$1,519,205
	4/28/2016								290,910	$11.51	$1,182,287
Carlos A. Ruisanchez	—	$400,000	$800,000	$1,600,000
	4/28/2016				4,395	29,305	58,610	—	—	—	$417,388
	4/28/2016							60,000	—	—	$690,600
	4/28/2016								130,000	$11.51	$528,333
Virginia E. Shanks	—	$300,000	$600,000	$1,200,000
	4/28/2016				3,297	21,980	43,960				$313,059
	4/28/2016							44,000	—	—	$506,440
	4/28/2016								100,000	$11.51	$406,410
Neil E. Walkoff	—	$262,500	$525,000	$1,050,000
	4/28/2016				1,731	11,540	23,080	—	—	—	$164,363
	4/28/2016							23,100	—	—	$265,881
	4/28/2016								50,910	$11.51	$206,903
Troy A. Stremming	—	$190,000	$380,000	$760,000
	4/28/2016				1,200	8,000	16,000	—	—	—	$113,943
	4/28/2016							16,000	—	—	$184,160
	4/28/2016								34,000	$11.51	$138,179

(a)	All of the grants of stock awards and option awards presented above were made pursuant to the 2016 Plan.
(b)	As discussed in the “Compensation Discussion and Analysis” section above, the following bonuses were awarded under the 2016 Annual Incentive Plan adopted pursuant to the 2016 Plan: (i) Mr. Sanfilippo received a bonus of $2,411,507; (ii) Mr. Ruisanchez received a bonus of $1,004,800; (iii) Ms. Shanks received a bonus of $753,600; (iv) Mr. Walkoff received a bonus of $659,400; and (v) Mr. Stremming received a bonus of $477,280.
(c)	Each of the named executive officers received grants of shares of restricted stock at target amounts shown above, but which shares of restricted stock were issued at the maximum amounts shown above.
(d)	The exercise price reflected in this column is the closing price of Pinnacle Common Stock on the date of grant.
(e)	The amounts shown in this column reflect the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity award grants held at December 31, 2016 by each named executive officer.

	Option Awards (a)					Stock Awards (b)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested($) (c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Vested ($) (c)
Anthony M. Sanfilippo	650,000	—		$2.56	3/14/2020
	200,000	—		$2.86	5/22/2019
	79,024	26,342	(d)	$6.19	5/21/2020
	55,380	55,380	(e)	$6.97	5/20/2021
	—	50,000	(f)	$6.98	8/18/2024
	39,015	117,045	(g)	$10.55	10/05/2022
	—	290,910	(h)	$11.51	4/28/2023
						6,621	(d)	$96,005
						11,820	(e)	$171,390
						100,000	(i)	$1,450,000
						78,791	(g)	$1,142,470
						131,990	(h)	$1,913,855
									46,652	(k)	$676,454
									9,890	(l)	$143,405
Carlos A. Ruisanchez	200,000	—		$3.36	8/01/2018
	75,000	—		$2.27	3/01/2020
	240,000	—		$3.89	3/28/2018
	30,000	—		$2.86	5/22/2019
	29,268	9,756	(d)	$6.19	5/21/2020
	20,510	20,510	(e)	$6.97	5/20/2021
	17,312	51,936	(g)	$10.55	10/05/2022
	—	130,000	(h)	$11.51	4/28/2023
						2,453	(d)	$35,569
						4,376	(e)	$63,452
						80,000	(j)	$1,160,000
						34,962	(g)	$506,949
						60,000	(h)	$870,000
									17,279	(k)	$250,546
									4,395	(l)	$63,728
Virginia E. Shanks	100,000	—		$3.30	10/02/2017
	20,000	—		$4.22	5/24/2018
	42,000	—		$2.86	5/22/2019
	21,951	7,317	(d)	$6.19	5/21/2020
	15,385	15,385	(e)	$6.97	5/20/2021
	13,005	39,015	(g)	$10.55	10/05/2022
	—	100,000	(h)	$11.51	4/28/2023
						1,840	(d)	$26,680
						3,286	(e)	$47,647
						60,000	(j)	$870,000
						26,348	(g)	$382,046
						44,000	(h)	$638,000
									12,959	(k)	$187,906
									3,297	(l)	$47,807
Neil E. Walkoff	60,000	—		$3.07	8/23/2017
	20,000	—		$4.22	5/24/2018
	42,000	—		$2.86	5/22/2019
	15,900	5,300	(d)	$6.19	5/21/2020
	10,770	10,770	(e)	$6.97	5/20/2021
	7,600	22,801	(g)	$10.55	10/05/2022
	—	50,910	(h)	$11.51	4/28/2023
						1,350	(d)	$19,575
						2,300	(e)	$33,350
						50,000	(j)	$725,000
						15,201	(g)	$220,415
						23,100	(h)	$334,950
									9,071	(k)	$131,530
									1,731	(l)	$25,100
Troy A. Stremming	22,500	7,500	(m)	$6.50	8/13/2020
	9,745	9,745	(e)	$6.97	5/20/2021
	6,333	19,001	(g)	$10.55	10/05/2022
	—	34,000	(h)	$11.51	4/28/2023
						3,000	(m)	$43,500
						2,080	(e)	$30,160
						30,000	(j)	$435,000
						12,921	(g)	$187,355
						16,000	(h)	$232,000
									7,775	(k)	$112,738
									1,200	(l)	$17,400

(a)	The option awards were granted pursuant to Former Pinnacle’s 2005 Equity and Performance Incentive Plan (“2005 Plan”), Former Pinnacle’s 2015 Equity and Performance Incentive Plan (“2015 Plan”), and the 2016 Plan, as well as certain options granted outside of the stockholder approved plans (see the Equity Compensation Plan Information at Fiscal Year-End table below).
(b)	The stock awards consist of (i) restricted stock units; (ii) performance shares; and (iii) restricted stock. The stock awards were made pursuant to the 2005 Plan, 2015 Plan, and 2016 Plan.
(c)	The market value of stock awards reported in the columns above were computed by multiplying $14.50, the last closing market price of Pinnacle’s stock as of December 31, 2016, by the number of shares of stock awarded.
(d)	The vesting date is May 21, 2017.
(e)	The vesting dates are May 20, 2017 and May 20, 2018.
(f)	The vesting dates are August 18, 2018 and August 18, 2019.
(g)	The vesting dates are October 5, 2017, October 5, 2018 and October 5, 2019.
(h)	The vesting dates are April 28, 2017, April 28, 2018, April 28, 2019 and April 28, 2020.
(i)	The vesting date is August 18, 2017.
(j)	The vesting date is October 13, 2017.
(k)	The vesting date is December 31, 2016.
(l)	The vesting date is December 31, 2018.
(m)	The vesting date is August 13, 2017.

Option Exercises and Stock Vested

The following table provides information regarding the exercise of options and vesting of restricted stock units during the fiscal year ended December 31, 2016.

	Option Awards (a)		Stock Awards (b)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
Anthony M. Sanfilippo	1,116,126	$21,236,977	354,405	$8,429,336
Carlos A. Ruisanchez	625,044	$11,551,133	190,199	$4,760,518
Virginia E. Shanks	222,038	$3,911,347	145,261	$3,619,967
Neil E. Walkoff	164,740	$2,950,096	115,671	$2,927,538
Troy A. Stremming	49,490	$580,475	87,003	$2,163,319

(a)	All of the option awards reflect the acceleration of the exercise of options on April 28, 2016 in connection with the Spin-Off with GLPI.
(b)	A majority of the stock awards that vested reflect the acceleration of the vesting of stock awards in connection with the Spin-Off with GLPI. Specifically, on April 28, 2016, Mr. Sanfilippo had 257,314 stock awards accelerate vesting and the amount realized on vesting was $7,073,330; Mr. Ruisanchez had 155,093 stock awards accelerate vesting and the amount realized on vesting was $4,263,374; Ms. Shanks had 117,638 stock awards accelerate vesting and the amount realized on vesting was $3,233,787; Mr. Walkoff had 96,977 stock awards accelerate vesting and the amount realized on vesting was $2,665,840; and Mr. Stremming had 70,191 stock awards accelerate vesting and the amount realized on vesting was $1,929,501.

Equity Compensation Plan Information at Fiscal Year-End

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders
Stock Options and Other Awards (a)	8,119,159	$6.69	5,960,392
Directors Plan (b)	50,365	—	949,635
Total	8,169,524		6,910,027
Equity compensation plans not approved by security holders (c)	1,133,000	$3.62	—
Total	9,302,524	$6.16	6,910,027

(a)	Consists of shares of Pinnacle Common Stock to be issued upon the exercise of 5,281,115 stock options, vesting of 2,385,751 restricted stock unit awards, 2,818 phantom stock unit awards, 108,855 performance share awards and 340,620 shares of restricted stock.
(b)	Consists of shares of Pinnacle Common Stock credited to directors’ deferred compensation accounts to be issued pursuant to the Directors Plan, described under “Director Compensation—Amended and Restated Directors Deferred Compensation Plan” above. All such shares are fully vested and payable upon cessation of service as a director.
(c)	Consists of:

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200,000 shares of Pinnacle Common Stock subject to options granted to Carlos A. Ruisanchez in 2008 and 650,000 shares of Pinnacle Common Stock subject to options granted to Anthony M. Sanfilippo in 2010. The options granted to Messrs. Ruisanchez and Sanfilippo were granted as an inducement to employment. The exercise price of the options granted to Mr. Ruisanchez is $3.36 and the options vested over a four-year period. The options expire on August 1, 2018, subject to certain termination events as governed by the grant of options and Mr. Ruisanchez’s employment agreement. The exercise price of the options granted to Mr. Sanfilippo is $2.56, and the options vested over a five-year period. The options expire on March 14, 2020, subject to certain termination events as governed by the grant of options and Mr. Sanfilippo’s employment agreement.

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256,000 shares of Pinnacle Common Stock issuable upon the exercise of options and 27,000 shares of Pinnacle Common Stock issuable upon the vesting of restricted stock units granted to certain employees of Ameristar. The options and restricted stock units were granted on August 13, 2013 as an inducement to employment. The options have an exercise price of $6.50, vest over four years and expire on August 13, 2020, subject to certain termination events as governed by the grant of options and restricted stock units and the employment agreements with the employees, if any. The restricted stock units vest over four years. As part of the group of Ameristar employees who received options and restricted stock units on August 13, 2013, Troy A. Stremming received 30,000 options and 12,000 restricted stock units.

PROPOSAL 2

ADVISORY APPROVAL OF

THE COMPANY’S EXECUTIVE COMPENSATION

(Item No. 2 on Proxy Card)

We are asking stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers as described in this Proxy Statement. We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 26 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation table and other related compensation tables and narrative, appearing on pages 26 through 51, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has contributed to the Company’s recent success.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, the Company is asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Pinnacle Entertainment, Inc.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors, whether or not the resolution is approved. Although non-binding, the Board and the Compensation Committee will review and consider the voting results in their entirety when making future decisions regarding our executive compensation program.

We are also asking our stockholders to cast an advisory vote on the frequency of future advisory votes on executive compensation at the Annual Meeting (Proposal No. 3). Under the Board’s recommendation that stockholders vote to conduct future advisory votes on executive compensation every year, the next advisory vote on the compensation of our named executive officers will be at the 2018 annual meeting of stockholders.

Required Vote

Approval of Proposal No. 2 requires the affirmative vote of a majority of the votes cast “FOR” or “AGAINST” the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on this Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES

ON COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

(Item No. 3 on Proxy Card)

Pursuant to Section 14A of the Exchange Act, we are asking stockholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal No. 2 above should occur every year, every two years or every three years.

After careful consideration, the Board of Directors has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time, and recommends that stockholders vote for future advisory votes on executive compensation to occur every year. While the Company’s executive compensation programs are designed to promote long-term alignment between pay and performance, the Board of Directors recognizes that executive compensation disclosures are made annually. Holding an annual advisory vote on executive compensation provides the Company with more direct and immediate feedback on our compensation disclosures. However, stockholders should note that, because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders. We believe that an annual advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our stockholders on corporate governance matters (including the Company’s practice of having all directors elected annually and annually providing stockholders the opportunity to ratify the Audit Committee’s selection of independent auditors) and our executive compensation philosophy, policies and practices.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board of Directors. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. Although non-binding, the Board of Directors and the Compensation Committee will carefully review the voting results in their entirety. Notwithstanding the Board’s recommendation and the outcome of the advisory stockholder vote on this Proposal No. 3, the Board may in the future decide to conduct advisory votes on executive compensation on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

Required Vote

The frequency of the advisory vote on compensation of our named executive officers receiving the affirmative vote of a plurality of the votes cast—every year, every two years or every three years — will be treated by our Board as the frequency that stockholders recommend. For purposes of determining the vote regarding this proposal, abstentions and broker non-votes will have no impact on the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY “1 YEAR.”

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017

(Item No. 4 on Proxy Card)

We are asking stockholders of the Company to ratify the appointment of Ernst & Young LLP as our auditors for 2017.

Background

The Audit Committee has appointed Ernst & Young LLP to audit the Company’s consolidated financial statements for the 2017 fiscal year and to audit the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017. This appointment is being presented to stockholders for ratification at the Annual Meeting. Stockholder ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. The Company is submitting the appointment of Ernst & Young LLP to stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make statements if they desire and will be available to respond to appropriate questions.

Required Vote

The action of the Audit Committee in appointing Ernst & Young LLP as the Company’s independent auditors for the 2017 fiscal year will be ratified upon the approval by the affirmative vote of a majority of the votes cast “FOR” or “AGAINST” the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR 2017.

Audit and Related Fees

Fees Paid to Independent Auditors

The following table sets forth the fees billed to us for professional audit services rendered by Ernst & Young LLP for the years ended December 31, 2016 and December 31, 2015.

Fee Category	2016	2015
Audit Fees	$3,314,285	$3,155,148
Audit-Related Fees	$172,389	$—
Tax Fees	$2,189,041	$1,744,885
All Other Fees	$—	$—
Total All Fees	$5,675,715	$4,900,033

Audit Fees

Audit Fees relate to professional services rendered by Ernst & Young LLP for 2016 and 2015, in connection with reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, certain procedures in connection with registration statements and prospectus supplements and other offering documents, and the audit of the Company’s financial statements and effectiveness of internal control over financial reporting (in compliance with the Sarbanes-Oxley Act).

Audit-Related Fees

Audit-Related Fees relate to professional services rendered by Ernst & Young LLP in connection with assurance or related services (such as employee benefit plan audits, internal control reviews, attest services that are not required by statute or regulation) rendered in 2016 that are reasonably related to the performance of the audit or review of the Company’s financial statements. Ernst & Young LLP did not bill the Company for Audit-Related Fees for 2015.

Tax Fees

Tax fees relate to tax compliance and tax advice and planning service rendered by Ernst & Young LLP for 2016 and 2015.

All Other Fees

Except as described above, Ernst & Young LLP did not bill the Company for any fees for, or deliver or render to the Company, any other products or services in 2016 and 2015.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted formal policies and procedures with regard to the approval of all professional services provided to the Company by Ernst & Young LLP. The Audit Committee may delegate pre-approval authority to one or more of its members and the Audit Committee delegated this pre-approval authority to the Chairman of the Audit Committee. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the fees described in the table above were pre-approved by the Audit Committee (or its delegate) in 2016 and 2015. The Audit Committee (or its delegate) pre-approves services either by: (1) approving a request from management describing a specific project at a specific fee or rate, or (2) by pre-approving certain types of services that would comprise the fees within each of the above categories at usual and customary rates. The percentage of hours expended to audit our financial statements for the most recent fiscal year that were attributed to work performed by persons other than Ernst & Young LLP’s full time, permanent employees was 0%.

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2016, and the notes thereto.

Review with Management

Management is responsible for preparing the Company’s financial statements and the reporting process, including the system of internal control. The Audit Committee, in its oversight role, has reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2016 and the notes thereto.

Review and Discussions with Independent Accountants

The Audit Committee has discussed with Ernst & Young LLP (“E&Y”), the Company’s independent auditors, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures and the letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board regarding E&Y’s communications with the Audit Committee concerning independence, and has discussed with E&Y its independence.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Charles L. Atwood (Chairman)

Stephen C. Comer

Desiree Rogers

PROPOSAL 5

APPROVAL OF THE “PERFORMANCE-BASED” COMPENSATION PROVISIONS OF THE

COMPANY’S 2016 EQUITY AND PERFORMANCE INCENTIVE PLAN

(Item No. 5 on Proxy Card)

Background

In April 2016, our Board of Directors adopted the Company’s 2016 Equity and Performance Incentive Plan (the “2016 Plan”). The 2016 Plan was approved by our sole stockholder, Former Pinnacle, on April 18, 2016, prior to the Spin-Off. The purpose of the 2016 Plan is to assist us and our affiliates in attracting and retaining selected individuals to serve as directors, employees, consultants and/or advisors who are expected to contribute to our success and to achieve long-term objectives which will inure to the benefit of our stockholders through the additional incentives inherent in the awards under the 2016 Plan. The below summary description of the 2016 Plan is qualified in its entirety by reference to the 2016 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Our stockholders are being asked to approve the material terms of the performance goals for performance-based awards that may be awarded under the 2016 Plan for purposes of Section 162(m) of the Internal Revenue Code (the “Code”) and regulation thereunder (“Section 162(m)”). No amendments or modifications to the 2016 Plan are being proposed. We are asking for stockholder approval under this Proposal No. 5 in order to facilitate our intended deductibility in accordance with Section 162(m) of compensation paid under the 2016 Plan to certain executive officers. Section 162(m) imposes an annual deduction limit of $1 million on the amount of compensation paid to the principal executive officer and to the three other most highly compensated executive officers of the Company, other than the principal financial officer. However, the deduction limitation does not apply to performance-based compensation that satisfies the requirements of Section 162(m). The requirements of Section 162(m) for performance-based compensation include, but are not limited to, stockholder approval of the material terms of the performance goals under which compensation is paid and the re-approval of such performance goals every five years.

Pursuant to Section 162(m), performance goals must be objective and pre-established by the Compensation Committee while the outcome is substantially uncertain, and in no event later than the earlier of (i) 90 days after the commencement of the period of service to which a performance goal relates and (ii) the lapse of 25 percent of the period of service.

Summary of Proposal

Proposal No. 5 requests stockholders solely to approve the material terms of the performance goals of the 2016 Plan, and not to approve any other terms of the 2016 Plan. The material terms of the performance goals for purposes of Section 162(m) consist of the following items:

•	The individuals eligible to receive compensation:

All of our and our subsidiaries’ employees (including officers), directors, and consultants are eligible for selection to receive awards under the 2016 Plan. For this purposes, “consultant” means any person, including an advisor, who (i) is a natural person, (ii) provides bona fide services to us, our parents or subsidiaries, and (iii) provides services that are not in connection with the offer or sale of securities in a capital-raising transaction, and that do not directly or indirectly promote or maintain a market for our securities; provided that the term ‘consultant’ does not include (i) employees or (ii) directors who are paid only a director’s fee by us or who are not compensated by us for their services as directors. Approximately 16,000 employees, six directors and 50 consultants are currently eligible to participate in the 2016 Plan.

•	A description of the business criteria on which the performance goal is based (the “Performance-Based Business Criteria”):

The performance goals shall be based on the attainment of specified levels of or growth of one or any combination of the following factors, or an objective formula determined at the time of the award that is based on modified or unmodified calculations of one or any combination of the following factors: net sales; pretax income before or after allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; total stockholder return; appreciation in and/or maintenance of the Company’s share price or any other publicly-traded securities of the Company; market share; gross profits; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization (“EBITDA”); an adjusted formula of EBITDA determined by the Compensation Committee; economic value-added models; comparisons with various stock market indices; reductions in costs, and/or return on invested capital of the Company or any affiliate, division or business unit of the Company or an affiliate. Such performance goals also may be based solely by reference to the Company’s performance or the performance of an affiliate, division or business unit of the Company or an affiliate, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. Unless the Compensation Committee specifies otherwise when it sets performance goals for an award, objective adjustments shall be made to any of the foregoing measures for the write-off of debt issuance costs, pre-opening and development costs, gain or loss from asset dispositions, asset or other impairment charges, litigation settlement costs, and other non-routine items that may occur during the applicable performance period. Also, unless the Compensation Committee determines otherwise in setting the performance goals for an award, to the extent consistent with the requirements of Section 162(m), such performance goals shall be applied by excluding the impact of (a) restructurings, discontinued operations and charges for unusual or infrequently occurring items, (b) an event either not directly related to our operations or not within the reasonable control of our management, or (c) a change in accounting standards required by generally accepted accounting principles. Such performance goals shall be set by the Compensation Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m), or any successor provision thereto, and the regulations thereunder.

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Either the maximum amount of compensation that could be paid to any eligible participant or the formula used to calculate the amount of compensation to be paid to the eligible participant if the performance goal is attained.

Other than to potential adjustments in connection with changes in capitalization, the following limitations shall apply to awards or portions of awards (other than with regard to Conversion Awards) that are intended to qualify as “performance-based compensation” under Section 162(m): no individual may be granted (A) options during any 12-month period with respect to more than 1,000,000 shares, (B) stock appreciation rights during any 12-month period with respect to more than 1,000,000 shares, (C) restricted stock during any 12-month period with respect to more than 1,000,000 shares, (D) other stock unit awards during any 12-month period with respect to more than 1,000,000 shares (if valued by reference to cash or property other than shares, the maximum amount payable with respect to such awards granted in any 12-month period shall be $10,000,000), and (E) performance awards during any 12-month period with respect to more than 1,000,000 shares (if valued by reference to cash or property other than shares, the maximum amount payable with respect to such Awards granted in any 12-month period shall be $10,000,000). The maximum amount of cash dividends or dividend equivalents payable pursuant to awards to any individual that are intended to qualify as “performance-based compensation” under Section 162(m) in any 12-month period will not exceed $3,000,000. No non-employee director may be granted any combination of awards during any 12-month period (i) which have an aggregate fair market value as of the date of grant that exceeds $250,000 or (ii) with respect to more than 100,000 shares of common stock.

Our stockholders are not being asked to approve amendments or modifications to the currently effective 2016 Plan to facilitate the intended continued tax deductibility of compensation paid under the 2016 Plan in its current form. Whether or not stockholder approval of this Proposal No. 5 is obtained, we may or may not grant performance-based equity incentive awards to employees in the future pursuant to the 2016 Plan, which awards, if granted, may in certain instances not be fully tax deductible by the Company. Further, even if this Proposal No. 5 is approved by our stockholders, there are additional requirements that must be satisfied for performance-based awards under the 2016 Plan to be fully deductible under Section 162(m).

Required Vote

Affirmative votes representing a majority of the votes cast “FOR” or “AGAINST” with respect to the proposal in person or by proxy and entitled to vote at the Annual Meeting will be required to approve this proposal. Abstentions and broker non-votes will have no effect on the proposal.

New Plan Benefits

We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors and employees under the 2016 Plan because awards under the 2016 Plan are determined by the Compensation Committee in its discretion.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE “PERFORMANCE-BASED” COMPENSATION PROVISIONS OF THE COMPANY’S 2016 EQUITY AND PERFORMANCE INCENTIVE PLAN.

Summary of 2016 Plan

The 2016 Plan was designed to reflect our commitment to strong corporate governance and the desire to enhance long-term stockholder value as demonstrated by the following plan features described above in the Summary of the Proposal and the following features:

Administration

The 2016 Plan is administered by the Compensation Committee. The Compensation Committee has broad discretion and power in interpreting and operating the 2016 Plan and has authority to determine recipients; timing; type of award; number of shares; and terms, conditions, restrictions and performance goals relating to any award. To the extent permitted by applicable law, the Compensation Committee may delegate to one or more directors or officers the authority to grant awards to employees or officers who are not directors, “covered employees” whose compensation is subject to the limits of Section 162(m), or officers subject to the short-swing rules of Section 16 of the Exchange Act.

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Shares Subject to the 2016 Plan. The total number of shares of our common stock authorized for issuance under the 2016 Plan is 7,500,000 plus the number of shares common stock subject to the issuance of stock options, stock appreciation rights payable in cash or shares, restricted stock, other stock unit awards, performance shares and any other equity awards previously granted by Former Pinnacle, prior to the Spin-Off (“Conversion Awards”). Any shares that are subject to awards under the 2016 Plan (including options and stock appreciation rights) will be counted against this limit as one share for every share granted. The maximum aggregate number of shares which may be subject to a stock option intended to qualify as an incentive stock option is 1,000,000 shares. The aggregate number of shares available under the 2016 Plan and the number of shares subject to outstanding stock options will be increased or decreased to reflect any changes in our outstanding common stock by reason of any recapitalization, spinoff, reorganization, reclassification, stock dividend, stock split, reverse stock split, or similar transaction. As of December 31, 2016, there were 5,960,392 shares remaining and available for issuance under the 2016 Plan. If an award under the 2016 Plan is forfeited, expires or is cancelled without issuance of shares, or an award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares subject to such award, the shares will, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for awards under the 2016 Plan.

•	No Evergreen Feature. The maximum number of shares available for issuance under the 2016 Plan is fixed and cannot be increased without stockholder approval.

•	Repricing Prohibited. Stockholder approval is required for any repricing, replacement, or buyout of underwater awards.

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No Discount Awards; Maximum Term Specified. Other than with respect to substitution awards, stock options and stock appreciation rights must have an exercise price no less than the closing price of our stock on the date the award is granted or the prior date as the Compensation Committee determines and a term no longer than ten years’ duration. Notwithstanding the foregoing, if an incentive stock option is granted to our 10% stockholder or our subsidiaries, then the purchase price of an incentive stock option will not be less than 110% of the fair market value of such shares on the date of grant and the incentive stock option will expire within five years from the date of grant.

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No Discretionary Authority to Accelerate Vesting of Awards. Except in the case of a change of control or a termination of a participant’s employment due to the participant’s death or disability, the Compensation Committee does not have the authority to vest an award on an accelerated, discretionary basis.

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No Liberal Definition of Change of Control. As more fully described below, the 2016 Plan’s definition of a change of control provides that any rights triggered by such a transaction are contingent upon the actual consummation of the transaction, not merely its approval by our Board or stockholders.

•	Minimum Vesting Requirement. Except in the case of a change in control, the 2016 Plan provides for awards to have a vesting period of at least one year.

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No CIC Single Trigger Vesting. As more fully described below, the 2016 Plan does not provide for automatic vesting of awards upon a change of control, unless the acquiring or surviving entity refuses to continue or substitute the awards.

•	Awards are Subject to Clawback Policy. Awards under the 2016 Plan are subject to our clawback policy.

•	No Excise Tax or Other Gross Ups. The 2016 Plan does not provide for excise or other tax gross ups.

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Limitations on Dividends and Dividend Equivalents. The 2016 Plan does not permit the granting of dividends or dividend equivalents on stock options or stock appreciation rights, and any dividends or dividend equivalents relating to awards that are subject to performance-based vesting conditions may not be paid unless and until such performance-based vesting conditions have been satisfied.

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Deductibility of Awards. The 2016 Plan includes provisions intended to allow us to grant awards that are intended to meet the requirements for deductibility of executive compensation under Section 162(m) of the Code, as described in this proposal.

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Amendments. The Board may amend, alter or discontinue the 2016 Plan at any time, subject to any requirement under applicable law to obtain stockholder approval of the amendment, and provided that, as described above, the Board may not amend the 2016 Plan to permit the repricing of stock options or stock appreciation rights without first obtaining stockholder approval. No amendment of the 2016 Plan will amend or impair any rights or obligations under any award theretofore granted under the 2016 Plan without the written consent of the holder of the affected award. Unless earlier terminated by the Board, the 2016 Plan will terminate on April 18, 2026. The 2016 Plan will remain in effect with respect to outstanding awards until the awards cease to be outstanding.

Types of Awards

Different kinds of awards (including stock options (including incentive stock option and non-qualified stock options), restricted shares, restricted share units, dividend equivalents, cash-based awards, etc.) may be granted under the 2016 Plan, giving us the flexibility to design our equity incentives to our needs over time and to respond to changes in our business and market practices.

Options and Stock Appreciation Rights

The Compensation Committee may grant incentive stock options, non-qualified stock options and stock appreciation rights to participants to acquire shares of our common stock. The closing price of our common stock on February 28, 2017 was $17.36.

Restricted Stock

The Compensation Committee may grant awards of restricted stock to participants. Restricted stock will be shares granted to a participant that are subject to vesting restrictions based on continued employment or attainment of performance goals.

Other Stock Unit Awards

The Compensation Committee may grant other stock unit awards, which are awards valued in whole or part by reference to, or otherwise based on, shares. Other stock unit awards will be subject to such conditions and restrictions as may be determined by the Compensation Committee, and may be payable in the form of cash or shares.

Performance Awards

The Compensation Committee may also grant performance share awards and performance unit awards. Performance share awards are awards with a value determined by reference to a designated number of shares of common stock that are earned based on the achievement of performance goals established by the Compensation Committee. Performance unit awards are awards with a value determined by reference to a designated amount of property (including cash) other than shares of our common Stock that are earned based on the achievement of performance goals established by our Compensation Committee. Performance awards maybe paid in cash or property, including shares of our common stock, or any combination thereof.

Dividend Equivalents

The Compensation Committee may provide for the payment of dividend equivalents with respect to awards other than stock options and stock appreciation rights.

Termination of Employment

If a participant ceases to be employed by us or any of our subsidiaries for any reason other than termination for cause, death or permanent disability, the participant’s stock options that were vested and exercisable will remain exercisable until the end of the original term or for a maximum period of 90 days after the termination of employment, whichever is earlier (unless otherwise determined by the Compensation Committee in an individual stock option agreement or otherwise). If a participant dies or becomes permanently disabled, the participant’s vested and unvested stock options will be exercisable for the remainder of their original term or for 36 months after the date of death or permanent disability, whichever is earlier (unless otherwise determined by our Compensation Committee in an individual award agreement or otherwise). After a participant’s death, stock options may be exercised by the person or persons to whom the participant’s rights pass by will or the laws of descent and distribution. Unless the Compensation Committee determines otherwise in its discretion, similar rules will apply to stock appreciation rights. The treatment of each award of restricted stock, other stock unit award, or performance award on the termination of employment, death, or disability of the participant will be determined by the Compensation Committee in its discretion. If a participant’s employment is terminated for cause, all of his awards may be immediately terminated and canceled, in the Compensation Committee’s discretion.

Change of Control

In the event of a change of control, except as may otherwise be agreed upon by the parties to the change of control, upon a participant’s termination of employment by the participant’s employer without cause, or by the participant for good reason, within such period following the change of control as may be determined by the Compensation Committee, then (a) options and stock appreciation rights (including any such award that is a Conversion Award) will vest and become fully exercisable, (b) restrictions on restricted stock awards (including any such award that is a Conversion Award) will lapse and such awards will become fully vested (and, in the case of other stock unit awards (including any such award that is a Conversion Award) payable in cash, will be fully paid), (c) performance awards and any other awards with vesting or other provisions tied to achievement of performance goals (including any such award that is a Conversion Award) will be considered to be vested (and, as applicable, will be earned and paid) at their target levels (if the awards do not specify a “target” amount, the amount that vests (and, as applicable, the amount earned and paid) will be determined by the Compensation Committee in its sole discretion before the change of control), (d) restrictions and deferral limitations and other conditions applicable to any other stock unit awards or any other awards (including any such awards that are Conversion Awards) will lapse, and such other stock unit awards or such other awards will become free of all restrictions, limitations or conditions and become fully vested and transferable, and (e) such other additional benefits, changes or adjustments as our Compensation Committee deems appropriate and fair will apply, subject in each case to any terms and conditions contained in the award agreement evidencing such award.

The Compensation Committee, in its discretion, may, before the date of a change of control, determine that, upon the occurrence of the change of control (i) each stock option and stock appreciation right (including any such award that is a Conversion Award) will remain exercisable for only a limited period of time determined by the Compensation Committee (provided that they remain exercisable for at least 30 days after notice of such action is given to the participants), or (ii) each stock option and stock appreciation right (including any such award that is a Conversion Award) outstanding will terminate within a specified number of days after notice to the participant, and such participant will receive, with respect to each share subject to such stock option or stock appreciation right, an amount equal to the excess, if any, of the per-share consideration over the exercise price per share of such stock option and/or stock appreciation right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Compensation Committee, in its discretion, will determine. Notwithstanding the foregoing, (i) the Compensation Committee will take no action that would subject any participant to a penalty tax under Section 409A of the Code and (ii) to the extent an award constitutes deferred compensation under Section 409A of the Code, then to the extent required to avoid additional tax under Section 409A of the Code with respect to such award, such award will vest at the time provided above (provided such accelerated vesting will not result in additional tax under Section 409A of the Code), but settlement, distribution or payment of such award, as the case may be, will not be accelerated.

Notwithstanding the foregoing, where a successor company does not agree to assume or substitute for an award or the awards will otherwise not remain outstanding after the change of control, then the outstanding awards will vest in accordance with the preceding paragraphs to the same extent as if the holder’s employment had been terminated without cause as of the date of the change of control. An award will be considered assumed or substituted for if following the change of control the award confers the right to purchase or receive, for each share subject to the award immediately prior to the change of control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a change of control by holders of shares for each share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares). If such consideration received in the transaction constituting a change of control is not solely common stock of the successor company, the Compensation Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an award, for each share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of shares in the transaction constituting a change of control. The determination of such substantial equality of value of consideration will be made by the Compensation Committee before the change of control in its sole discretion and its determination will be conclusive and binding. Any assumption or substitution of an incentive stock option will be made in a manner that will not be considered a “modification” under the provisions of Section 424(h)(3) of the Code.

“Performance-Based” Compensation.

The Compensation Committee, in its discretion, may issue restricted stock awards, performance awards or other stock unit award performance awards to employees, directors or consultants of the Company under the 2016 Plan, which are granted or vest subject to the satisfaction of the Performance-Based Business Criteria (described above) over a performance period, as determined by the Compensation Committee.

Performance awards will generally be paid only after the end of the relevant performance period, and may be paid in cash, shares, other property, or any combination thereof, in the sole discretion of the Compensation Committee at the time of payment.

The Compensation Committee may adjust downward, but not upward, the amount payable to any executive officer of the Company under any award that is intended to constitute “performance-based” compensation. The Compensation Committee may not waive the achievement of the applicable performance goals, except in the case of death or disability of the participant, or the occurrence of a change in control of the Company.

Before the vesting, payment, settlement or lapsing of any restrictions with respect to any award that is intended to constitute “performance-based” compensation, the Compensation Committee shall certify in writing that the applicable performance criteria have been achieved to the extent necessary for such award to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code.

The Compensation Committee shall have the power to impose such other restrictions on awards intended to constitute “performance-based” compensation as it may deem necessary or appropriate to ensure that such awards satisfy all requirements to constitute “performance-based” compensation within the meaning of Section 162(m), or which are not inconsistent with such requirements.

Awards Already Made under the 2016 Plan

The following table shows the number of stock options as of February 28, 2017, which are awards under the 2016 Plan, to the following individuals and groups:

•	our named executive officers;

•	all six of our current executive officers as a group (for information about our current executive officers, please see the section entitled “Executive Officers”);

•	all six of our current non-employee directors as a group;

•	Each nominee for election as a director (for information about the current non-employee directors, see “Proposal No. 1—Election of Directors”); and

•	all employees, including all current officers who are not executive officers, as a group.

Name and Position	Number of Securities Underlying Stock Options Granted
Anthony M. Sanfilippo Chief Executive Officer	1,563,096
Carlos A. Ruisanchez President and Chief Financial Officer	824,292
Virginia E. Shanks Executive Vice President and Chief Administrative Officer	374,058
Neil E. Walkoff Executive Vice President, Operations	246,051
Troy A. Stremming Executive Vice President, Government Relations and Public Affairs	108,824
All Current Executive Officers, as a Group	3,227,550
All Current Non-Executive Directors	183,000
Charles L. Atwood	0
Stephen C. Comer	69,000
Ron Huberman (a)	0
James L. Martineau	74,000
Desirée Rogers	20,000
Jaynie Miller Studenmund	20,000
All Employees, Including All Current Officers who are not Executive Officers as a Group	2,887,235

(a)	Mr. Huberman was elected as a director on March 1, 2017.

Tax Consequences

The following is only a brief summary of the United States federal income tax consequences to a recipient and the Company of a stock incentive award, and does not discuss the effect of income tax law of any other jurisdiction (such as state income tax law) in which the recipient may reside.

Restricted Stock and Other Stock Unit Awards and Performance Awards. Employees granted restricted stock awards, other stock unit awards and performance awards under the 2016 Plan generally recognize as taxable income, with respect to restricted stock, the fair market value of stock on the date restricted or performance period ends and, with respect to other stock unit awards and performance awards, the fair market value of stock (or cash or other property, if the property delivered with respect to any such awards is other than stock) on the date the underlying stock or other property is transferred to the participant. The Company is entitled to a corresponding federal income tax deduction at the same time. Generally, any dividends or dividend equivalents paid to an employee during the restricted period are taxable compensation to the employee and are deductible by the Company. Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted stock is awarded in an amount equal to the fair market value at that time, notwithstanding the fact that such restricted stock is subject to restrictions and a substantial risk of forfeiture. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, any dividends paid will be taxed as dividend income, the participant will have a tax basis in the stock equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time.

Stock Options. Stock options may be granted in the form of incentive stock options or non-statutory stock options. Incentive stock options granted to employees are eligible for favorable federal income tax treatment that is provided under Section 422 of the Internal Revenue Code if certain requirements are satisfied. An incentive stock option must have an option price that is not less than the fair market value of the stock at the time the option is granted, and must be exercisable within ten years from the date of grant. An employee granted an incentive stock option or non-statutory stock option generally does not realize compensation income for federal income tax purposes upon the grant of the option. At the time of exercise of an incentive stock option, no compensation income is realized by the holder of the option other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the shares acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on sale over the exercise price will be taxed as capital gain. If the shares acquired on exercise of an incentive stock option are disposed of within less than two years after grant or one year of exercise, the holder will realize taxable compensation income equal to the excess of the fair market value of shares on the date of exercise or the date of sale, whichever is less, over the option price, and any additional amount realized will be taxed as capital gain. At the time of exercise of a non-statutory stock option the holder of the option will realize taxable compensation income in an amount of the spread between the exercise price of the option and the fair market value of the stock acquired on the date of exercise. The Company will generally be entitled to a deduction for federal income tax purposes at the time any compensation income is realized by the holder of an option, in an amount equal to the amount of compensation income realized by the holder.

Stock Appreciation Rights. Upon the exercise of a stock appreciation right an employee will generally realize taxable compensation income in an amount equal to the cash and/or the fair market value of stock acquired pursuant to the exercise. The Company will be entitled to a federal income tax deduction at the time of and equal to the amount of compensation income the employee receives pursuant to the exercise of a stock appreciation right.

Internal Revenue Code Section 162(m).

Subject to stockholder approval of this proposal and certain additional requirements, compensation deemed paid by the company to individuals who are granted awards or options under the 2016 Plan may qualify as performance-based compensation for purposes of Section 162(m) and may not have to be taken into account for purposes of the $1,000,000 limitation per covered individual on the federal income tax deduction by the Company of compensation paid by it to certain executive officers of the company. The $1,000,000 limitation does not apply to compensation deemed paid with respect to those awards or options that qualify as performance-based compensation that meets the requirements of Section 162(m).

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals submitted for inclusion in the Company’s proxy statement and proxy card for the next annual meeting would have to be received by the Secretary of the Company no later than November 14, 2017 if the next annual meeting were held on or near May 1, 2018. In the event that the Company elects to hold its next annual meeting more than 30 days before or after the anniversary of this Annual Meeting, such stockholder proposals would have to be received by the Company a reasonable time before the Company begins to print and send its proxy materials. Stockholder nominations of directors are not stockholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in the Company’s proxy statement.

Under the Company’s Bylaws, stockholders who wish to present proposals for action, or to nominate directors (other than proposals to be included in the Company’s proxy statement and form of proxy card pursuant to Rule 14a-8 under the Exchange Act), at the next annual meeting of stockholders of the Company (that is, the next annual meeting following the Annual Meeting to which this Proxy Statement relates) must give written notice thereof to the Secretary of the Company at the address set forth on the cover page of this Proxy Statement in accordance with the then current provisions of the Company’s Bylaws. The Bylaws currently require that such notice be given not more than 120 days, nor less than 90 days, prior to the first anniversary of this year’s Annual Meeting (i.e., no earlier than January 1, 2018 and no later than January 31, 2018). If, however, the Company advances the date of the next annual meeting by more than 30 days before or delays such date by more than 60 days after the first anniversary of this Annual Meeting, notice by the stockholder must be given not later than the later of (i) 90 days in advance of such annual meeting or, (ii) the tenth day following the first public announcement of the date of such meeting by the Company. Stockholder notices must contain the information required by Section 2 of Article I of the Company’s Bylaws. If the Company does not have notice of a matter to come before the next annual meeting by January 31, 2018 (or, in the event the next annual meeting is held more than 30 days before or 60 days after the first anniversary of this Annual Meeting, then by the date described above relating to such delay or advance in the meeting date), the Company’s proxy for such meeting will confer discretionary authority to vote on such matter.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K AND OTHER MATTERS

The Company’s Annual Report to Stockholders contains financial and other information about the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Compensation Committee Report,” and the “Audit Committee Report” and the Company-operated websites referenced in this Proxy Statement shall not be deemed filed with the SEC or subject to Regulations 14A or 14C or to the liabilities of the Section 18 of the Exchange Act, and shall not be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT TO STOCKHOLDERS FOR 2016 AND ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES AND EXHIBITS, FILED WITH THE SEC FOR FISCAL YEAR 2016 TO ANY BENEFICIAL OWNER OF PINNACLE COMMON STOCK AS OF THE RECORD DATE UPON WRITTEN REQUEST TO PINNACLE ENTERTAINMENT, INC., 3980 HOWARD HUGHES PARKWAY, LAS VEGAS, NEVADA 89169, ATTENTION: DONNA S. NEGROTTO, GENERAL COUNSEL.

APPENDIX A

PINNACLE ENTERTAINMENT, INC.

2016 EQUITY AND PERFORMANCE INCENTIVE PLAN

PINNACLE ENTERTAINMENT, INC., a corporation existing under the laws of the State of Delaware (the “Company”), hereby establishes and adopts the following 2016 Equity and Performance Incentive Plan (the “Plan”). Certain capitalized terms used in the Plan are defined in Article II.

RECITALS

WHEREAS, the Company desires to encourage high levels of performance by those individuals who are key to the success of the Company, to attract new individuals who are highly motivated and who are expected to contribute to the success of the Company and to encourage such individuals to remain as directors, employees, consultants and/or advisors of the Company and its Affiliates by increasing their proprietary interest in the Company’s growth and success; and

WHEREAS, to attain these ends, the Company has formulated the Plan embodied herein to authorize the granting of Awards to Participants whose judgment, initiative and efforts are or have been or are expected to be responsible for the success of the Company.

NOW, THEREFORE, the Company hereby constitutes, establishes and adopts the following Plan and agrees to the following provisions:

ARTICLE I

PURPOSE OF THE PLAN

1.1 Purpose. The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as directors, employees, consultants and/or advisors of the Company who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

ARTICLE II

DEFINITIONS

2.1 “Affiliate” shall mean (i) any person or entity that directly, or through one or more intermediaries, controls, is controlled by, or is under common control with, the Company (including any Parent or Subsidiary) or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

2.2 “Applicable Laws” means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal and state securities law, federal and state tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted. For all purposes of the Plan, references to statutes and regulations shall be deemed to include any successor statutes and regulations, to the extent reasonably appropriate as determined by the Committee.

2.3 “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Dividend Equivalent, Other Stock Unit Award, Conversion Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.4 “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted or assumed by the Committee hereunder.

2.5 “Board” shall mean the board of directors of the Company.

2.6 “Cause” shall have the meaning set forth in a Participant’s employment or consulting agreement with the Company or an Affiliate (if any), or, if not defined therein, shall mean (a) acts or omissions by the Participant which constitute intentional material misconduct or a knowing violation of a material policy of the Company or any of its subsidiaries, (b) the Participant personally receiving a benefit in money, property or services from the Company or any of its subsidiaries or from another person dealing with the Company or any of its subsidiaries, in material violation of applicable law or Company policy, (c) an act of fraud, conversion, misappropriation, or embezzlement by the Participant or the Participant’s conviction of, or entering a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof (other than DUI), or (d) any deliberate and material misuse or improper disclosure of confidential or proprietary information of the Company.

2.7 “Change in Capitalization” shall mean any (1) merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (2) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, or other property), share split, reverse share split, subdivision or consolidation, (3) combination or exchange of shares, or (4) other change in corporate structure, which, in any such case, the Committee determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 13.2 hereof is appropriate.

2.8 “Change of Control” shall mean the occurrence of any of the following events following the Effective Date:

(i) The direct or indirect acquisition by an unrelated “Person” or “Group” of “Beneficial Ownership” (as such terms are defined below) of more than 50% of the voting power of the Company’s issued and outstanding voting securities in a single transaction or a series of related transactions;

(ii) The direct or indirect sale or transfer by the Company of substantially all of its assets to one or more unrelated Persons or Groups in a single transaction or a series of related transactions;

(iii) The consummation of a merger, consolidation or reorganization of the Company with or into another corporation or other entity in which the Beneficial Owners (as such term is defined below) of more than 50% of the voting power of the Company’s issued and outstanding voting securities immediately before such merger or consolidation do not own more than 50% of the voting power of the issued and outstanding voting securities of the surviving corporation or other entity immediately after such merger, consolidation or reorganization; or

(iv) During any consecutive 12-month period, individuals who at the beginning of such period constituted the Board of the Company (together with any new Directors whose election to such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the Directors of the Company then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of the Company then in office.

Notwithstanding the foregoing, with respect to any Award (or portion thereof) that constitutes deferred compensation under Section 409A of the Code, to the extent required to avoid additional tax under Section 409A of the Code with respect to such Award, the Change of Control must also be a “change in control event” described in Treasury Regulations Section 1.409A-3(i)(5) or successor guidance. If all or a portion of an Award constitutes deferred compensation under Section 409A of the Code and such Award (or portion thereof) is to be settled, distributed or paid on an accelerated basis due to a Change of Control event that is not a “change in control event” described in Treasury Regulation Section 1.409A-3(i)(5) or successor guidance, if such settlement, distribution or payment would result in additional tax under Section 409A of the Code, such Award (or the portion thereof) shall vest at the time of the Change of Control (provided such accelerated vesting will not result in additional tax under Section 409A of the Code), but settlement, distribution or payment, as the case may be, shall not be accelerated. For purposes of determining whether a Change of Control has occurred, the following Persons and Groups shall not be deemed to be “unrelated”: (A) such Person or Group directly or indirectly has Beneficial Ownership of more than 50% of the issued and outstanding voting power of the Company’s voting securities immediately before the transaction in question, (B) the Company has Beneficial Ownership of more than 50% of the voting power of the issued and outstanding voting securities of such Person or Group, or (C) more than 50% of the voting power of the issued and outstanding voting securities of such Person or Group are owned, directly or indirectly, by Beneficial Owners of more than 50% of the issued and outstanding voting power of the Company’s voting securities immediately before the transaction in question. The terms “Person,” “Group,” “Beneficial Owner,” and “Beneficial Ownership” shall have the meanings used in the Exchange Act, and the rules promulgated thereunder. Notwithstanding the foregoing, (I) Persons will not be considered to be acting as a “Group” solely because they purchase or own stock of this Company at the same time, or as a result of the same public offering, (II) however, Persons will be considered to be acting as a “Group” if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction, with the Company, and (III) if a Person, including an entity, owns stock both in the Company and in a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar transaction, with the Company, such stockholders shall be considered to be acting as a Group with other stockholders only with respect to the ownership in the corporation before the transaction.

2.9 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.10 “Committee” shall mean the Committee constituted under Section 4.2 to administer the Plan.

2.11 “Company” has the meaning set forth in introductory paragraph of the Plan, provided that prior to its separation from PropCo, “Company” shall mean PNK Entertainment, Inc.

2.12 “Consultant” means any person, including an advisor, who (i) is a natural person, (ii) provides bona fide services to the Company or a Parent or Subsidiary, and (iii) provides services that are not in connection with the offer or sale of securities in a capital-raising transaction, and that do not directly or indirectly promote or maintain a market for the securities of the Company; provided that the term ‘Consultant’ does not include (i) Employees or (ii) Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

2.13 “Continuous Status as an Employee, Director or Consultant” means that the employment, director or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary, or by the Employee, Director or Consultant. Continuous Status as an Employee, Director or Consultant will not be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave, provided, that for purposes of Incentive Stock Options, any such leave may not exceed 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor; or (iii) in the case of an Award other than an Incentive Stock Option, the ceasing of a person to be an Employee while such person remains a Director or Consultant, the ceasing of a person to be a Director while such person remains an Employee or Consultant or the ceasing of a person to be a Consultant while such person remains an Employee or Director. Notwithstanding the foregoing, with respect to any Award (or portion thereof) that constitutes deferred compensation under Section 409A of the Code, to the extent required to avoid additional tax under Section 409A of the Code with respect to such Award (or portion thereof), continuous status as an Employee, Director or Consultant will terminate only when the Participant has a “separation from service” within the meaning of Code Section 409A.

2.14 “Conversion Award” shall have the meaning set forth in Section 9.1.

2.15 “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

2.16 “Director” shall mean a non-employee member of the Board or a non-employee member of the board of directors of a Parent or Subsidiary.

2.17 “Disability” shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.

2.18 “Dividend Equivalents” shall have the meaning set forth in Section 13.5.

2.19 “Effective Date” shall have the meaning set forth in Section 14.12.

2.20 “Employee” shall mean any employee of the Company or any Parent or Subsidiary.

2.21 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.22 “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be determined as follows:

(i) If the Shares are listed on any established stock exchange or a national market system, including, without limitation, the National Market System of NASDAQ, the Fair Market Value of a Share will be the closing sales price for such Shares (or the closing bid, if no sales are reported) as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Shares) on the (i) last market trading day prior to the day of determination or (ii) day of determination, as the Committee may select, in each case, as reported in the Wall Street Journal or any other source the Committee considers reliable.

(ii) If the Shares are quoted on the NASDAQ System (but not on the NASDAQ National Market System) or are regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Shares on (i) the last market trading day prior to the day of determination or (ii) the day of determination, as the Committee may select, in each case as reported in the Wall Street Journal or any other source the Committee considers reliable.

(iii) If the Shares are not traded as set forth above, the Fair Market Value will be determined in good faith by the Committee with reference to the earnings history, book value and prospects of the Company in light of market conditions generally, and any other factors the Committee considers appropriate, such determination by the Committee to be final, conclusive and binding.

2.23 “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50 percent of the voting interests.

2.24 “Good Reason” shall have the meaning set forth in a Participant’s employment or consulting agreement with the Company or an Affiliate (if any), or, if not defined therein, shall mean the occurrence of any of the following without the Participant’s written consent: (i) a material diminution of the Participant’s authority, duties, or responsibilities; (ii) a material diminution in the Participant’s base salary; or (iii) the relocation by more than fifty (50) miles of the Participant’s primary place of employment; provided, however, that the Participant must provide written notice to the Company of the condition that could constitute a “Good Reason” event within ninety (90) days of the initial existence of such condition and such condition must not have been remedied by the Company within thirty (30) days of such written notice, and the Participant’s employment must terminate within one (1) year following the initial existence of such condition that constitutes a “Good Reason” event.

2.25 “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

2.26 “Limitations” shall have the meaning set forth in Section 3.2.

2.27 “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.28 “Other Stock Unit Awards” shall have the meaning set forth in Section 8.1.

2.29 “Parent” means a “parent corporation” with respect to the Company, whether now or later existing, as defined in Section 424(e) of the Code.

2.30 “Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.31 “Payee” shall have the meaning set forth in Section 14.1.

2.32 “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Article IX.

2.33 “Performance-Based Compensation” shall mean compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

2.34 “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.35 “Performance Share” shall mean any grant pursuant to Article X of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.36 “Performance Unit” shall mean any grant pursuant to Article X of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.37 “PropCo” shall mean Pinnacle Entertainment, Inc., which shall merge into a wholly owned subsidiary of Gaming and Leisure Properties, Inc. effective as of the consummation of the transactions contemplated by the Agreement and Plan of Merger by and among Pinnacle Entertainment, Inc., Gaming and Leisure Properties, Inc., and certain other parties, dated as of July 20, 2015.

2.38 “PropCo Award” shall have the meaning set forth in Section 9.1.

2.39 “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.40 “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.41 “Shares” shall mean the shares of common stock of the Company, par value $0.10 per share.

2.42 “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article VI.

2.43 “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.44 “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

ARTICLE III

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to adjustment as provided in Section 13.2, a total of 7,500,000 Shares shall be authorized for issuance under the Plan, plus the number of Shares subject to the Conversion Awards. Any Shares that are subject to any Awards (including Options and Stock Appreciation Rights) shall be counted against this limit as one Share for every Share granted.

(b) If any Shares subject to an Award (including with regard to Conversion Awards) are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award (including with regard to Conversion Awards) is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan.

(c) If (i) any Option granted under the Plan (including with regard to Conversion Awards) is exercised through the tendering of Shares (either actually, by attestation, or by the giving of instructions to a broker to remit to the Company that portion of the sales price required to pay the exercise price) or by the withholding of Shares by the Company (i.e., net exercise), (ii) withholding tax liabilities arising from any Options or other Awards under the Plan (including with regard to Conversion Awards) are satisfied by the tendering of Shares (either actually, by attestation, or by the giving of instructions to a broker to remit to the Company that portion of the sales price required to pay the exercise price) or by the withholding of Shares by the Company (i.e., net settlement), or (iii) the Company purchases Shares on the open market with Option exercise proceeds, the Shares so tendered, withheld or purchased shall not again be available for Awards under the Plan. Upon the exercise of a stock-settled Stock Appreciation Right, the number of Shares subject to the Stock Appreciation Right (or portion of such Stock Appreciation Right) that is then being exercised shall be counted against the maximum aggregate number of Shares that may be issued under the Plan as provided above, on the basis of one Share for every Share subject thereto, not the actual number of Shares issued upon exercise.

(d) Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees, directors or consultants of such acquired or combined company before such acquisition or combination.

(e) Any Shares that again become available for grant pursuant to this Article III shall be added back as one Share for every Share granted.

3.2 Limitations on Certain Grants to Individual Participants.

(a) Subject to adjustment as provided in Section 13.2, the following limitations shall apply to Awards or portions of Awards (other than with regard to Conversion Awards) that are intended to qualify as Performance-Based Compensation (the “Limitations”):

(i) No individual may be granted (A) Options during any 12-month period with respect to more than 1,000,000 Shares, (B) Stock Appreciation Rights during any 12-month period with respect to more than 1,000,000 Shares, (C) Restricted Stock during any 12-month period with respect to more than 1,000,000 Shares, (D) Other Stock Unit Awards during any 12-month period with respect to more than 1,000,000 Shares (if valued by reference to cash or property other than Shares, the maximum amount payable with respect to such Awards granted in any 12-month period shall be $10,000,000), and (E) Performance Awards during any 12-month period with respect to more than 1,000,000 Shares (if valued by reference to cash or property other than Shares, the maximum amount payable with respect to such Awards granted in any 12-month period shall be $10,000,000).

(ii) The maximum amount of cash dividends or Dividend Equivalents payable pursuant to Awards to any individual in any 12-month period shall not exceed $3,000,000.

(b) Subject to adjustment as provided in Section 13.2, no Director may be granted any combination of Awards during any 12-month period (i) which have an aggregate Fair Market Value as of the date of grant that exceeds $250,000 or (ii) with respect to more than 100,000 Shares.

(c) Notwithstanding any provision of the Plan to the contrary, if an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

3.3 Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

ARTICLE IV

ELIGIBILITY AND ADMINISTRATION

4.1 Eligibility. Any Employee, Director or Consultant shall be eligible to be selected as a Participant. Only Employees may receive awards of Incentive Stock Options.

4.2 Administration.

(a) The Plan shall be administered by the Committee. The Committee will consist of the Board, or a committee designated by the Board, which Committee will be constituted to satisfy Applicable Laws. Once appointed, a Committee will serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan. Notwithstanding the foregoing, unless the Board expressly resolves to the contrary, while the Company is registered pursuant to Section 12 of the Exchange Act, the Plan will be administered only by the Compensation Committee of the Board (or such other committee designated by the Compensation Committee of the Board), consisting of no fewer than two Directors, each of whom is (A) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, (B) an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code, and (C) an “independent director” for purpose of the rules and regulations of the New York Stock Exchange or other exchange or quotation system on which the Shares are principally traded; provided, however, the failure of the Committee to be composed solely of individuals who are “non-employee directors,” “outside directors,” and “independent directors” shall not render ineffective or void any awards or grants made by, or other actions taken by, such Committee.

(b) The Plan may be administered by different bodies with respect to different Participants.

(c) The Committee shall have full discretion, power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Consultants and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder and the form and content of any Award Agreement; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, subject to the provisions of the Plan; (vi) determine whether, to what extent and under what circumstances any Award shall be modified, amended, canceled or suspended; (vii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (viii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (ix) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (x) determine whether any Award will have Dividend Equivalents; (xi) determine whether, to what extent, and under what circumstances cash, Shares, or other property payable with respect to an Award shall be deferred either automatically or at the election of the Participant; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(d) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, any stockholder and any Employee or any Affiliate. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

(e) The Committee may delegate to a committee of one or more Directors of the Company or, to the extent permitted by Applicable Law, to one or more officers or a committee of officers, the authority to grant Awards to Employees and officers of the Company who are not Directors, Covered Employees, or “officers,” as such term is defined by Rule 16a-1(f) of the Exchange Act, and to cancel or suspend Awards to Employees and officers of the Company who are not Directors, Covered Employees, or “officers,” as such term is defined by Rule 16a-1(f) of the Exchange Act.

ARTICLE V

OPTIONS

5.1 Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article V and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. The provisions of Options need not be the same with respect to each recipient.

5.2 Award Agreements. All Options granted pursuant to this Article V shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article V may hold more than one Option granted pursuant to the Plan at the same time.

5.3 Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article V shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option. Other than pursuant to Section 13.2, the Committee may not, without obtaining stockholder approval (a) amend the terms of outstanding Options to reduce the exercise price of such outstanding Options, (b) cancel outstanding Options in exchange for Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options; or (c) cancel outstanding Options with an exercise price above the then Fair Market Value of a Share in exchange for cash or other securities.

5.4 Option Period. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted.

5.5 Exercise of Options. Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian, beneficiary, or legal representative, or Family Members, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (a) in cash or by certified check or bank check or wire transfer of immediately available funds, (b) with the consent of the Committee, by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), (c) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (d) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (e) with the consent of the Committee, by delivery of a properly executed exercise notice together with any other documentation as the Committee and the Participant’s broker, if applicable, require to effect an exercise of the Option and delivery to the Company of the sale or other proceeds (as permitted by Applicable Law) required to pay the exercise price, (f) through any other method specified in an Award Agreement, or (g) any combination of any of the foregoing. In connection with a tender of previously acquired Shares pursuant to clause (b) above, the Committee, in its sole discretion, may permit the Participant to constructively exchange Shares already owned by the Participant in lieu of actually tendering such Shares to the Company, provided that adequate documentation concerning the ownership of the Shares to be constructively tendered is furnished in form satisfactory to the Committee. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. Other than pursuant to Section 13.2, no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

5.6 Form of Settlement. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

5.7 Incentive Stock Options. With respect to the Options that may be granted by the Committee under the Plan, the Committee may grant Options intended to qualify as Incentive Stock Options to any Employee of the Company or any Parent or Subsidiary, subject to the requirements of Section 422 of the Code. The Award Agreement of an Option intended to qualify as an Incentive Stock Option shall designate the Option as an Incentive Stock Option. Notwithstanding anything in Section 3.1 to the contrary and solely for the purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be 1,000,000 Shares. Notwithstanding the provisions of Section 5.3, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the provisions of Section 5.4, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five years from the date of grant or any shorter term specified in the Award Agreement. Notwithstanding the foregoing, if the Shares subject to an Employee’s Incentive Stock Options (granted under all plans of the Company or any Parent or Subsidiary), which become exercisable for the first time during any calendar year, have a Fair Market Value in excess of $100,000, the Options accounting for this excess will be not be treated as Incentive Stock Options. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the Shares will be determined as of the time of grant.

5.8 Termination of Employment or Consulting Relationship or Directorship. If a Participant holds exercisable Options on the date his or her Continuous Status as an Employee, Director or Consultant terminates (other than because of termination due to Cause, death or Disability), the Participant may exercise the Options that were vested and exercisable as of the date of termination until the end of the original term or for a period of 90 days following such termination, whichever is earlier (or such other period as is set forth in the Award Agreement, in an employment agreement between the Company or an Affiliate and the Participant (if any) or determined by the Committee). If the Participant is not entitled to exercise his or her entire Option at the date of such termination, the unexercisable portion of the Option will expire and the Shares covered by the unexercisable portion of the Option will revert to the Plan, unless otherwise set forth in the Award Agreement, in an employment agreement between the Company or an Affiliate and the Participant (if any) or determined by the Committee. The Committee may determine in its sole discretion that such unexercisable portion of the Option will become exercisable at such times and on such terms as the Committee may determine in its sole discretion. If the Participant does not exercise an Option within the time specified above after termination, that Option will expire, and the Shares covered by it will revert to the Plan, except as otherwise determined by the Committee.

5.9 Disability of Participant. If a Participant holds exercisable Options on the date his or her Continuous Status as an Employee, Director or Consultant terminates because of Disability, the Participant may exercise the Options that were vested and exercisable as of the date of termination until the end of the original term or for a period of 36 months following such termination, whichever is earlier (or such other period as is set forth in the Award Agreement, in an employment agreement between the Company or an Affiliate and the Participant (if any) or determined by the Committee). If the Participant is not entitled to exercise his or her entire Option at the date of such termination, the unexercisable portion of the Option will expire and the Shares covered by the unexercisable portion of the Option will revert to the Plan, unless otherwise set forth in the Award Agreement, in an employment agreement between the Company or an Affiliate and the Participant (if any) or determined by the Committee. The Committee may determine in its sole discretion that such unexercisable portion of the Option will become exercisable at such times and on such terms as the Committee may determine in its sole discretion. If the Participant does not exercise an Option within the time specified above after termination, that Option will expire, and the Shares covered by it will revert to the Plan, except as otherwise determined by the Committee.

5.10 Death of Participant. If a Participant holds exercisable Options on the date his or her death, the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance or under Section 13.3 may exercise the Options that were vested and exercisable as of the date of death until the end of the original term or for a period of 36 months following the date of death, whichever is earlier (or such other period as is set forth in the Award Agreement, in an employment agreement between the Company or an Affiliate and the Participant (if any) or determined by the Committee). If the Participant is not entitled to exercise his or her entire Option at the date of death, the unexercisable portion of the Option will expire and the Shares covered by the unexercisable portion of the Option will revert to the Plan, unless otherwise set forth in the Award Agreement, in an employment agreement between the Company or an Affiliate and the Participant (if any) or determined by the Committee. The Committee may determine in its sole discretion that such unexercisable portion of the Option will become exercisable at such times and on such terms as the Committee may determine in its sole discretion. If the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance or under Section 13.3 does not exercise the Option within the time specified above after the date of death, the Option will expire, and the Shares covered by it will revert to the Plan, except as otherwise determined by the Committee.

ARTICLE VI

STOCK APPRECIATION RIGHTS

6.1 Grant of Stock Appreciation Rights. The Committee may provide Stock Appreciation Rights either alone or in addition to other Awards upon such terms and conditions as the Committee may establish in its sole discretion.

6.2 Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise or such other amount as the Committee shall so determine at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 13.2, shall not be less than the Fair Market Value of one Share on such date of grant of the right.

(b) Upon the exercise of a Stock Appreciation Right, payment shall be made in whole Shares or cash.

(c) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d) The Committee may impose such other conditions or restrictions on the terms of exercise and the exercise price of any Stock Appreciation Right, as it shall deem appropriate. In connection with the foregoing, the Committee shall consider the applicability and effect of Section 162(m) of the Code. Notwithstanding the foregoing provisions of this Section 6.2, but subject to Section 13.2, a Stock Appreciation Right shall not have (i) an exercise price less than Fair Market Value on the date of grant, or (ii) a term of greater than ten years. In addition to the foregoing, but subject to Section 13.2, the base amount of any Stock Appreciation Right shall not be reduced after the date of grant. The Committee shall take no action under this Article VI that would subject a Participant to a penalty tax under Section 409A of the Code.

(e) Other than pursuant to Section 13.2, the Committee may not, without obtaining stockholder approval (a) amend the terms of outstanding Stock Appreciation Rights to reduce the exercise price of such outstanding Stock Appreciation Rights, (b) cancel outstanding Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Appreciation Rights; or (c) cancel outstanding Stock Appreciation Rights with an exercise price above the then Fair Market Value of a Share in exchange for cash or other securities.

6.3 Termination of Employment or Consulting Relationship or Directorship. If a Participant holds exercisable Stock Appreciation Rights on the date his or her Continuous Status as an Employee, Director or Consultant terminates (other than because of termination due to Cause, death or Disability), the Participant may exercise the Stock Appreciation Rights that were vested and exercisable as of the date of termination until the end of the original term or for a period of 90 days following such termination, whichever is earlier (or such other period as is set forth in the Award Agreement, in an employment agreement between the Company or an Affiliate and the Participant (if any) or determined by the Committee). If the Participant is not entitled to exercise his or her entire Stock Appreciation Right at the date of such termination, the unexercisable portion of the Option will expire and the Shares covered by the unexercisable portion of the Stock Appreciation Right will revert to the Plan, unless otherwise set forth in the Award Agreement, in an employment agreement between the Company or an Affiliate and the Participant (if any) or determined by the Committee. The Committee may determine in its sole discretion that such unexercisable portion of the Stock Appreciation Right will become exercisable at such times and on such terms as the Committee may determine in its sole discretion. If the Participant does not exercise a Stock Appreciation Right within the time specified above after termination, that Stock Appreciation Right will expire, and the Shares covered by it will revert to the Plan, except as otherwise determined by the Committee.

6.4 Disability of Participant. If a Participant holds exercisable Stock Appreciation Rights on the date his or her Continuous Status as an Employee, Director or Consultant terminates because of Disability, the Participant may exercise the Stock Appreciation Rights that were vested and exercisable as of the date of termination until the end of the original term or for a period of 36 months following such termination, whichever is earlier (or such other period as is set forth in the Award Agreement, in an employment agreement between the Company or an Affiliate and the Participant (if any) or determined by the Committee). If the Participant is not entitled to exercise his or her entire Stock Appreciation Right at the date of such termination, the unexercisable portion of the Option will expire and the Shares covered by the unexercisable portion of the Stock Appreciation Right will revert to the Plan, unless otherwise set forth in the Award Agreement, in an employment agreement between the Company or an Affiliate and the Participant (if any) or determined by the Committee. The Committee may determine in its sole discretion that such unexercisable portion of the Stock Appreciation Right will become exercisable at such times and on such terms as the Committee may determine in its sole discretion. If the Participant does not exercise a Stock Appreciation Right within the time specified above after termination, that Stock Appreciation Right will expire, and the Shares covered by it will revert to the Plan, except as otherwise determined by the Committee.

6.5 Death of Participant. If a Participant holds exercisable Stock Appreciation Rights on the date his or her death, the Participant’s estate or a person who acquired the right to exercise the Stock Appreciation Rights by bequest or inheritance or under Section 13.3 may exercise the Stock Appreciation Rights that were vested and exercisable as of the date of death until the end of the original term or for a period of 36 months following the date of death, whichever is earlier (or such other period as is set forth in the Award Agreement, in an employment agreement between the Company or an Affiliate and the Participant (if any) or determined by the Committee). If the Participant is not entitled to exercise his or her entire Stock Appreciation Right at the date of death, the unexercisable portion of the Option will expire and the Shares covered by the unexercisable portion of the Stock Appreciation Right will revert to the Plan, unless otherwise set forth in the Award Agreement, in an employment agreement between the Company or an Affiliate and the Participant (if any) or determined by the Committee. The Committee may determine in its sole discretion that such unexercisable portion of the Stock Appreciation Right will become exercisable at such times and on such terms as the Committee may determine in its sole discretion. If the Participant’s estate or a person who acquired the right to exercise the Stock Appreciation Right by bequest or inheritance or under Section 12.3 does not exercise the Stock Appreciation Right within the time specified above after the date of death, the Stock Appreciation Right will expire, and the Shares covered by it will revert to the Plan, except as otherwise determined by the Committee.

ARTICLE VII

RESTRICTED STOCK AWARDS

7.1 Grant of Restricted Stock Award. Awards of Restricted Stock may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award”). A Restricted Stock Award shall be subject to restrictions imposed by the Committee covering a period of time specified by the Committee. The provisions of Restricted Stock Awards need not be the same with respect to each recipient. Subject to requirements of Applicable Law, the Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock.

7.2 Award Agreements. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.

7.3 Rights of Holders of Restricted Stock. Except as otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however that any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Shares.

7.4 Termination of Employment or Consulting Relationship or Directorship. If a Participant holds unvested Restricted Stock Awards on the date his or her Continuous Status as an Employee, Director or Consultant terminates for any reason, the unvested Restricted Stock Awards will expire and the Shares covered by the unvested Restricted Stock Awards will revert to the Plan, unless otherwise set forth in the Award Agreement, in an employment agreement between the Company or an Affiliate and the Participant (if any) or determined by the Committee. The Committee may determine in its sole discretion that such unvested Restricted Stock Awards will become vested at such times and on such terms as the Committee may determine in its sole discretion.

ARTICLE VIII

OTHER STOCK UNIT AWARDS

8.1 Grant of Other Stock Unit Award. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock Unit Awards shall be paid in Shares or cash. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom and the time or times at which such Other Stock Unit Awards shall be made, the number of cash, Shares or other property to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient. Subject to requirements of Applicable Law, the Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Shares (including securities convertible into Shares) subject to Awards granted under this Article VIII.

8.2 Award Agreements. The terms of any Other Stock Unit Awards granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.

8.3 Termination of Employment or Consulting Relationship or Directorship. If a Participant holds unvested Other Stock Unit Awards on the date his or her Continuous Status as an Employee, Director or Consultant terminates for any reason, the unvested Other Stock Unit Awards will expire and the Shares covered by the unvested Other Stock Unit Awards will revert to the Plan, unless otherwise set forth in the Award Agreement, in an employment agreement between the Company or an Affiliate and the Participant (if any) or determined by the Committee. The Committee may determine in its sole discretion that such unvested Other Stock Unit Awards will become vested at such times and on such terms as the Committee may determine in its sole discretion.

ARTICLE IX

CONVERTED PROPCO AWARDS

9.1 Conversion Awards. The Company is authorized to issue Awards (“Conversion Awards”) in connection with the equitable adjustment by the Company of certain stock options, restricted stock units, performance shares, performance cash units and any other equity-based awards previously granted by PropCo (collectively, the “PropCo Awards”). Notwithstanding any other provision of the Plan to the contrary, in accordance with a formula for the conversion of PropCo Awards as determined by the Company in a manner consistent with the terms of the Employee Matters Agreement entered into in connection with the separation of the Company from PropCo (the “Employee Matters Agreement”), (i) the number of Shares subject to a Conversion Award shall be determined by the Committee and (ii) the option exercise price of Conversion Awards that are stock options shall be determined by the Committee.

9.2 Award Agreements. All Conversion Awards shall be governed by this Plan and their respective Award Agreements, to the extent that the terms of such Award Agreements are not inconsistent with the Plan and as such terms may be modified pursuant to Section 9.1.

ARTICLE X

PERFORMANCE AWARDS

10.1 Terms of Performance Awards. Performance Awards may be issued hereunder to Participants, for no consideration or for such minimum consideration as may be required by Applicable Law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may, but need not, be based upon the criteria set forth in Section 11.2. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments.

10.2 Award Agreements. The terms of any Performance Awards granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.

10.3 Termination of Employment or Consulting Relationship or Directorship. If a Participant holds unvested Performance Awards on the date his or her Continuous Status as an Employee, Director or Consultant terminates for any reason, the unvested Performance Awards will expire and the Shares covered by the unvested Performance Awards will revert to the Plan, unless otherwise set forth in the Award Agreement, in an employment agreement between the Company or an Affiliate and the Participant (if any) or determined by the Committee. The Committee may determine in its sole discretion that such unvested Performance Awards will become vested at such times and on such terms as the Committee may determine in its sole discretion.

ARTICLE XI

CODE SECTION 162(M) PROVISIONS

11.1 Performance-Based Compensation. Notwithstanding any other provision of the Plan, if the Committee determines that it intends for a Restricted Stock Award, a Performance Award or an Other Stock Unit Award to qualify as Performance-Based Compensation, then such Award will be structured and administered in accordance with this Article XI.

11.2 Performance Criteria. If a Restricted Stock Award, a Performance Award or an Other Stock Unit Award is subject to this Article XI, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of or growth of one or any combination of the following factors, or an objective formula determined at the time of the Award that is based on modified or unmodified calculations of one or any combination of the following factors: net sales; pretax income before or after allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; total stockholder return; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization (“EBITDA”); an adjusted formula of EBITDA determined by the Committee; economic value-added models; comparisons with various stock market indices; reductions in costs, and/or return on invested capital of the Company or any Affiliate, division or business unit of the Company or an Affiliate. Such performance goals also may be based solely by reference to the Company’s performance or the performance of an Affiliate, division or business unit of the Company or an Affiliate, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. Unless the Committee specifies otherwise when it sets performance goals for an Award, objective adjustments shall be made to any of the foregoing measures for the write-off of debt issuance costs, pre-opening and development costs, gain or loss from asset dispositions, asset or other impairment charges, litigation settlement costs, and other non-routine items that may occur during the Performance Period. Also, unless the Committee determines otherwise in setting the performance goals for an Award, to the extent consistent with the requirements of Section 162(m) of the Code, such performance goals shall be applied by excluding the impact of (a) restructurings, discontinued operations and charges for unusual or infrequently occurring items, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

11.3 Adjustments. Notwithstanding any provision of the Plan (other than Article XII), with respect to any Restricted Stock Award, Performance Award or Other Stock Unit Award that is subject to this Article XI, the Committee may adjust downward, but not upward, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or Disability of the Participant or the occurrence of a Change of Control.

11.4 Determination of Performance. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Restricted Stock Award, Performance Award or Other Stock Unit Award that is subject to this Article XI, the Committee shall certify in writing that the applicable performance goals have been achieved to the extent necessary for such Award to qualify as Performance-Based Compensation.

11.5 Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article XI as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation, or which are not inconsistent with such requirements.

ARTICLE XII

CHANGE OF CONTROL PROVISIONS

12.1 Impact of Change of Control. In the event of a Change of Control, except as may otherwise be agreed upon by the parties to the Change of Control, upon a Participant’s termination of employment by the Participant’s employer without Cause, or by the Participant for Good Reason, within such period following the Change of Control (or on the date of the Change of Control) as may be determined by the Committee, then (a) Options and Stock Appreciation Rights (including any such Award that is a Conversion Award) shall vest and become fully exercisable, (b) restrictions on Restricted Stock Awards (including any such Award that is a Conversion Award) shall lapse and such Awards shall become fully vested (and, in the case of Other Stock Unit Awards (including any such Award that is a Conversion Award) payable in cash, shall be fully paid), (c) Performance Awards and any other Awards with vesting or other provisions tied to achievement of performance goals (including any such Award that is a Conversion Award) shall be considered to be vested (and, as applicable, shall be earned and paid) at their target levels (if the Awards do not specify a “target” amount, the amount that vests (and, as applicable, the amount earned and paid) shall be determined by the Committee in its sole discretion before the Change of Control), (d) restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards (including any such Awards that are Conversion Awards) shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable, and (e) such other additional benefits, changes or adjustments as the Committee deems appropriate and fair shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may, before the date of a Change of Control, determine that, upon the occurrence of the Change of Control (x) each Option and Stock Appreciation Right (including any such Award that is a Conversion Award) shall remain exercisable for only a limited period of time determined by the Committee (provided that they remain exercisable for at least 30 days after notice of such action is given to the Participants), or (y) each Option and Stock Appreciation Right (including any such Award that is a Conversion Award) outstanding shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess, if any, of the per-Share consideration over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. Notwithstanding anything in this Section 12.1 or Section 12.2 to the contrary, (i) the Committee will take no action that would subject any Participant to a penalty tax under Section 409A of the Code and (ii) to the extent an Award constitutes deferred compensation under Section 409A of the Code, then to the extent required to avoid additional tax under Section 409A of the Code with respect to such Award, such Award shall vest at the time provided under this Section 12.1 (provided such accelerated vesting will not result in additional tax under Section 409A of the Code), but settlement, distribution or payment of such Award, as the case may be, shall not be accelerated.

12.2 Assumption Upon Change of Control. Notwithstanding the foregoing, if, in the event of a Change of Control, the successor company does not agree to assume or substitute for an Award or the Awards will otherwise not remain outstanding after the Change of Control, then, in lieu of such outstanding assumed or substituted Award, the holder shall be entitled to the benefits set forth in the first sentence of Section 12.1 as of the date of the Change of Control, to the same extent as if the holder’s employment had been terminated by the Company without Cause as of the date of the Change of Control. For the purposes of this Section 12.2, an Award shall be considered assumed or substituted for if following the Change of Control the award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of such substantial equality of value of consideration shall be made by the Committee before the Change of Control in its sole discretion and its determination shall be conclusive and binding. Any assumption or substitution of an Incentive Stock Option will be made in a manner that will not be considered a “modification” under the provisions of Section 424(h)(3) of the Code.

ARTICLE XIII

GENERALLY APPLICABLE PROVISIONS

13.1 Amendment and Modification of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by Applicable Law; provided that the Board may not amend the second sentence of Section 5.3 or Section 6.2(e) without obtaining stockholder approval. In addition, no amendments to, or termination of, the Plan (other than by reason of the failure of stockholders to approve the Plan after an Award has been granted if the Award is contingent upon stockholder approval of the Plan) shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

13.2 Adjustments.

(a) In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case in such manner as may be determined by the Committee in its sole discretion, in (i) the aggregate number of Shares reserved for issuance under the Plan and the maximum number of Shares or cash that may be subject to Awards (including Conversion Awards) granted to any Participant in any calendar year, (ii) the kind and number of securities subject to, and the exercise price of, any outstanding Options and Share Appreciation Rights (including Conversion Awards) granted under the Plan, and (iii) the kind, number and purchase price of Shares, or the amount of cash or amount or type of other property, subject to outstanding Restricted Stock Awards, Other Stock Unit Awards, Performance Awards and Dividend Equivalents (including Conversion Awards) granted under the Plan; provided, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made in such manner as may be determined by the Committee in its sole discretion.

(b) With respect to Incentive Stock Options, any adjustment pursuant to this Section 13.2 shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder. No adjustment pursuant to this Section 13.2 shall cause any Award which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of Section 409A of the Code.

(c) The determinations made by the Committee pursuant to this Section 13.2 shall be final, binding and conclusive.

13.3 Transferability of Awards. Except as provided below, and except as otherwise authorized by the Committee in an Award Agreement or an employment agreement between the Company or an Affiliate and the Participant (if any) or otherwise, no Award, and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, to the extent that the Committee so authorizes in the Award Agreement or otherwise, an Award other than an Incentive Stock Option may be assigned, in whole or in part, during the Participant’s lifetime to one or more Family Members of the Participant. Rights under the assigned portion may be exercised by the Family Member(s) who acquire a proprietary interest in such Award pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Award immediately before such assignment and shall be set forth in such documents issued to the assignee as the Committee deems appropriate.

(a) Designation of Beneficiary. A Participant may file a written designation of a beneficiary who is to receive any Awards that remain unexercised in the event of the Participant’s death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for the designation to be effective. The Participant may change such designation of beneficiary at any time by written notice to the Committee, subject to the above spousal consent requirement.

(b) Effect of No Designation. If a Participant dies and there is no beneficiary validly designated and living at the time of the Participant’s death, the Company will deliver such Participant’s Awards to the executor or administrator of his or her estate, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Awards to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) Death of Spouse or Dissolution of Marriage. If a Participant designates his or her spouse as beneficiary, that designation will be deemed automatically revoked if the Participant’s marriage is later dissolved. Similarly, any designation of a beneficiary will be deemed automatically revoked upon the death of the beneficiary if the beneficiary predeceases the Participant. Without limiting the generality of the preceding sentence, the interest in Awards of a spouse of a Participant who has predeceased the Participant or whose marriage has been dissolved will automatically pass to the Participant, and will not be transferable by such spouse in any manner, including, but not limited to, such spouse’s will, nor will any such interest pass under the laws of intestate succession.

13.4 Termination of Employment or Service. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final; provided, however, that with respect to any Award (or portion thereof) that constitutes deferred compensation under Section 409A of the Code, to the extent required to avoid additional tax under Section 409A of the Code with respect to such Award (or portion thereof), a Participant’s employment or service will only be considered to have terminated when the Participant has a “separation from service” within the meaning of Code Section 409A.

13.5 Dividends and Dividend Equivalents. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred and/or restricted basis, cash, stock or other property dividends, or cash payments in amounts equivalent to stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion; provided, however that any such dividends or Dividend Equivalents relating to Awards that are subject to performance-based vesting conditions shall not be paid unless and until such performance-based vesting conditions have been satisfied. The Committee may provide that any such dividends or Dividend Equivalents that are payable on a deferred or restricted basis shall be deemed to have been reinvested in additional Shares or Share equivalents or otherwise reinvested or that such amounts will be deferred or restricted in their original form and payable with or without interest. No Option or Stock Appreciation Right may provide for dividends, Dividend Equivalents or other similar distributions to be paid with respect to such Option or Stock Appreciation Right.

ARTICLE XIV

MISCELLANEOUS

14.1 Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or to the Participant’s executors, administrators, guardian, beneficiary, or legal representative, or Family Members) (any such person, a “Payee”) net of any applicable Federal, State and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Rights, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award, or (e) any other event that gives rise to a tax withholding obligation. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee may establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period as the Committee determines to be necessary to avoid accounting charges against the Company’s earnings), or by directing the Company to retain Shares (up to the employee’s minimum required tax withholding rate or such other rate that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity) otherwise deliverable in connection with the Award. If Shares acquired upon exercise of any Incentive Stock Option are disposed of in a disposition that, under Section 422 of the Code, disqualifies the holder from the application of Section 421(a) of the Code, the holder of the Shares immediately before the disposition will comply with any requirements imposed by the Company in order to enable the Company to secure the related income tax deduction to which it is entitled in such event.

14.2 Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Consultant or Director the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Consultant or Director at any time for any reason. The Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

14.3 Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

14.4 Cancellation of Award; Clawback. Notwithstanding anything to the contrary contained herein, all outstanding Awards granted to any Participant may be canceled in the discretion of the Committee if the Participant’s Continuous Status as an Employee, Director or Consultant is terminated for Cause, or if, after the termination of the Participant’s Continuous Status as an Employee, Director, or Consultant, the Committee determines that Cause existed before such termination. Awards shall be subject to the Company’s clawback policy, as such policy may be amended from time to time.

14.5 Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the provisions of the Plan, the rules, regulations and other requirements of the Securities and Exchange

Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.6 Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under Applicable Law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

14.7 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements.

14.8 Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

14.9 Construction. All references in the Plan to “Section,” “Sections,” or “Article” are intended to refer to the Section, Sections or Article, as the case may be, of the Plan. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

14.10 Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

14.11 Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed accordingly.

14.12 Effective Date of Plan; Duration of Plan. The Board adopted the Plan on April 18, 2016. The Plan will become effective on the date on which the Company becomes publicly traded in connection with its separation from PropCo. No Award may be granted under the Plan after April 18, 2026, which is the tenth anniversary of the date the Board approved the Plan, or such earlier date as the Board shall determine pursuant to Section 13.1. The Plan will remain in effect with respect to outstanding Awards until the Award ceases to be outstanding.

14.13 Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

14.14 Other Company Compensation Plans. Shares available for Awards under the Plan may be used by the Company as a form of payment of compensation under other Company compensation plans, whether or not existing on the date hereof. To the extent any Shares are used as such by the Company, such Shares will reduce the then number of Shares available under Article III of the Plan for future Awards.

14.15 Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

14.16 Code Section 409A. The Plan as well as payments and benefits under the Plan are intended to be exempt from or, to the extent subject thereto, to comply with, Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

14.17 No Discretionary Vesting. Except in the case of a Change of Control or a termination of a Participant’s employment due to the Participant’s death or Disability, the Committee will not vest an Award on an accelerated, discretionary basis.

14.18 Minimum Required Vesting Period. Except as provided in Article XII, Awards shall contain vesting schedules that provide for vesting to occur no sooner than one year after the date the Award is granted.

PINNACLE ENTERTAINMENT, INC. ATTN: INVESTOR RELATIONS 3980 HOWARD HUGHES PARKWAY LAS VEGAS, NV 89169

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VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E20797-P88002 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PINNACLE ENTERTAINMENT, INC.
The Board of Directors recommends a vote “FOR” the election of each of the nominees listed below:
1.	Election of Directors
			For	Against	Abstain
Nominees:

	1a. Charles L. Atwood		☐	☐	☐	The Board of Directors recommends you vote “FOR” the following proposal:			For	Against	Abstain

	1b. Stephen C. Comer		☐	☐	☐	2. Advisory approval of the Company’s executive compensation.			☐	☐	☐

	1c. Ron Huberman		☐	☐	☐	The Board of Directors recommends you vote “1 YEAR” on the following proposal:		1 Year	2 Years	3 Years	Abstain

	1d. James L. Martineau		☐	☐	☐	3. Advisory vote on the frequency of future advisory votes on compensation of the Company’s named executive officers.		☐	☐	☐	☐

	1e. Desirée Rogers		☐	☐	☐	The Board of Directors recommends you vote “FOR” proposals 4 and 5.			For	Against	Abstain

	1f. Carlos A. Ruisanchez		☐	☐	☐	4. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017.			☐	☐	☐

	1g. Anthony M. Sanfilippo		☐	☐	☐

	1h. Jaynie M. Studenmund		☐	☐	☐	5. Approval of the “performance-based” compensation provisions of the Company’s 2016 Equity and Performance Incentive Plan.			☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

V.1.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E20798-P88002

PINNACLE ENTERTAINMENT, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS MAY 1, 2017

The undersigned hereby appoints Anthony M. Sanfilippo, Carlos A. Ruisanchez and Donna S. Negrotto, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot and in their discretion upon such other matters as may properly come before the meeting, all of the shares of Common Stock of Pinnacle Entertainment, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Central Time, on Monday, May 1, 2017, at Ameristar Casino Resort Spa St. Charles, 1 Ameristar Boulevard, St. Charles, Missouri 63301, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND IN ACCORDANCE WITH THE DIRECTORS’ RECOMMENDATIONS ON THE MATTERS LISTED ON THE REVERSE SIDE OF THIS CARD, AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE
V.1.2